UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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☒	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12
MASTEC, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MasTec, Inc.
800 S. Douglas Road, 12th Floor
Coral Gables, Florida 33134
(305) 599-1800

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS
To our shareholders:
The 2024 Annual Meeting of Shareholders of MasTec, Inc. will be held on May 14, 2024, at 9:30 a.m., local time, via remote communication as more fully described below.
At the Annual Meeting, shareholders will be asked to vote on the following proposals:
1.	The election of Jose R. Mas and Javier Palomarez as Class II directors to serve until the 2027 Annual Meeting of Shareholders.
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2024 fiscal year.
3.	Approval of a non-binding advisory resolution regarding the compensation of our named executive officers (“NEOs”).
4.
Approval of the MasTec, Inc. Amended and Restated 2013 Incentive Compensation Plan, which we refer to as the Restated 2013 ICP. The Restated 2013 ICP is an amendment and restatement of the existing MasTec, Inc. Amended and Restated 2013 Incentive Compensation Plan, which we refer to as the 2013 ICP.

5.
Approval of the MasTec, Inc. Amended and Restated 2011 Employee Stock Purchase Plan, which we refer to as the Restated 2011 ESPP. The Restated 2011 ESPP is an amendment and restatement of the existing MasTec, Inc. Amended and Restated 2011 Employee Stock Purchase Plan, which we refer to as the Existing ESPP.

6.	Such other business as may properly be brought before the 2024 Annual Meeting of Shareholders (“Annual Meeting”), and at any adjournments or postponements of the Annual Meeting.
The foregoing proposals are discussed more fully in the Proxy Statement accompanying this notice. Shareholders of record at the close of business on March 11, 2024, are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.
Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission, which we refer to as the SEC, we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials on or about April 4, 2024, to our shareholders of record on March 11, 2024. The Notice of Internet Availability of Proxy Materials contains instructions for accessing our Proxy Statement and Annual Report and how to vote. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how you may (i) receive a paper copy of the Proxy Statement and Annual Report or (ii) elect to receive your Proxy Statement and Annual Report over the Internet.
This year’s Annual Meeting will be held solely by remote communication, in a “virtual only” format, on May 14, 2024, at 9:30 am. The Annual Meeting will not be held at a physical location, and you will not be able to attend the Annual Meeting physically. This does not represent a change in our shareholder engagement philosophy. You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 11, 2024, the record date (the “Record Date”) or hold a legal proxy for the meeting provided by your bank, broker, or nominee. In order to attend the virtual Annual Meeting, shareholders of record as of the close of business on March 11, 2024, must register via the internet at www.virtualshareholdermeeting.com/MTZ2024. Once registered, shareholders can attend and vote at the virtual Annual Meeting via the internet. You may vote during the virtual Annual Meeting by following the instructions available on the meeting website. If you encounter any difficulties accessing the virtual meeting, follow instructions provided on www.virtualshareholdermeeting.com/MTZ2024. A list of shareholders of record as of the Record Date will be available for inspection by shareholders during the Annual Meeting on the Annual Meeting website. Requests to access the list during the 10 days prior to the date of the Annual Meeting should be directed to the Corporate Secretary at Secretary@MasTec.com. It is important that you read the Proxy Materials, including the Company’s Notice of 2024 Annual Meeting of Shareholders, Proxy Statement, Proxy Card and Annual Report on Form 10-K (collectively, the “Proxy Materials”), and we encourage you to vote your shares of common stock in advance of the Annual Meeting by one of the methods described in the Proxy Materials.

Jose R. Mas, Chief Executive Officer
Coral Gables, Florida
April 4, 2024

PROXY STATEMENT
This proxy statement describes important issues affecting MasTec, Inc. (“MasTec” or the “Company”) and is furnished in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at our 2024 Annual Meeting of Shareholders to be held at the time and place set forth in the accompanying notice.
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Summary Proxy Information
To assist you in reviewing our 2023 performance and voting your shares, we would like to call your attention to key elements of our 2024 proxy statement and our 2023 annual report to shareholders. The following is only a summary. For more complete information about these topics, please review the complete proxy statement and our 2023 annual report to shareholders.
PROXY STATEMENT SUMMARY
The following summary provides highlights contained in this proxy statement. You should carefully read and consider the information contained in the proxy statement as this summary does not contain all information you should consider before voting.
AVAILABILITY OF PROXY MATERIALS
We began mailing the Notice of Internet Availability of Proxy Materials on or about April 4, 2024, to shareholders of record at the close of business on March 11, 2024.
INFORMATION ABOUT THE ANNUAL MEETING OF SHAREHOLDERS
•	Date: Tuesday May 14, 2024
•	Time: 9:30 a.m., local time
•	Place: www.virtualshareholdermeeting.com/MTZ2024.
ITEMS OF BUSINESS
•	Election of Jose R. Mas and Javier Palomarez as Class II directors to serve until the 2027 Annual Meeting of Shareholders.
•	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2024 fiscal year.
•	Approval of a non-binding advisory resolution regarding the compensation of our named executive officers (“NEOs”),
•
Approval of the MasTec, Inc. Amended and Restated 2013 Incentive Compensation Plan, which we refer to as the Restated 2013 ICP. The Restated 2013 ICP is an amendment and restatement of the existing MasTec, Inc. Amended and Restated 2013 Incentive Compensation Plan, which we refer to as the 2013 ICP.

•
Approval of the MasTec, Inc. Amended and Restated 2011 Employee Stock Purchase Plan, which we refer to as the Restated 2011 ESPP. The Restated 2011 ESPP is an amendment and restatement of the existing MasTec, Inc. Amended and Restated 2011 Employee Stock Purchase Plan, which we refer to as the Existing ESPP; and

•	Such other business as may properly be brought before the 2024 Annual Meeting of Shareholders (“Annual Meeting”), and at any adjournments or postponements of the Annual Meeting.
RECORD DATE
•	March 11, 2024
BEFORE YOU VOTE
Please review this proxy statement and the other materials described herein carefully before voting. You can receive a free paper or email copy of the material(s) by requesting prior to May 9, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated on your Notice) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.
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HOW TO VOTE
Vote At Meeting: A shareholder of record may vote during the Annual Meeting by following the instructions at MasTec’s Annual Meeting website. Please check the meeting materials for any special requirements for meeting participation.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the Notice available and follow the instructions.
Vote By Phone: You can vote by phone by calling 1-800-690-6903 from any touch-tone telephone.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.
All persons who have shares of our common stock through our 401(k) plan may vote as described below under the section “How do I vote my shares that are held in my 401(k) Retirement Plan” set forth on page 84.
We have made the decision that this year’s Annual Meeting will be held solely by remote communication, in a “virtual only” format, May 14, 2024, at 9:30 am. The Annual Meeting will not be held at a physical location, and you will not be able to attend the Annual Meeting physically. This does not represent a change in our shareholder engagement philosophy. You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 11, 2024, the record date (the “Record Date”) or hold a legal proxy for the meeting provided by your bank, broker, or nominee. In order to attend the virtual Annual Meeting, shareholders of record as of the close of business on March 11, 2024, must register via the internet at www.virtualshareholdermeeting.com/MTZ2024. Once registered, shareholders can attend and vote at the virtual Annual Meeting via the internet. You may vote during the virtual Annual Meeting by following the instructions available on the meeting website. If you encounter any difficulties accessing the virtual meeting, follow instructions provided on www.virtualshareholdermeeting.com/MTZ2024. A list of shareholders of record as of the Record Date will be available for inspection by shareholders during the Annual Meeting on the Annual Meeting website. Requests to access the list during the 10 days prior to the date of the Annual Meeting should be directed to the Corporate Secretary at Secretary@MasTec.com. It is important that you read the Proxy Materials made available to you, including the Company’s Notice of 2024 Annual Meeting of Shareholders, Proxy Statement, Proxy Card and Annual Report on Form 10-K (collectively, the “Proxy Materials”), and we encourage you to vote your shares of common stock in advance of the Annual Meeting by one of the methods described in the Proxy Materials.
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PROPOSALS, BOARD RECOMMENDATIONS, HOW YOU MAY VOTE, VOTES REQUIRED AND LEGAL EFFECT OF ABSTENTIONS AND BROKER NON-VOTES
Proposal	How does the Board recommend that I vote?	How may I vote?	Votes required for approval when quorum is present	Abstentions	Broker non-votes
1. Election of Directors	The Board recommends that you vote FOR each of the two director nominees.	You may vote FOR or WITHHOLD authority to vote for the approval of each of the two director nominees.	Affirmative vote of a plurality of the votes cast subject to majority vote policy.	Do not count as votes cast and have no effect on the vote.	Do not count as votes cast and have no effect on the vote.
2. Ratification of our Independent Auditor	The Board recommends that you vote FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2024 fiscal year.
You may vote FOR or AGAINST the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2024 fiscal year, or you may indicate that you wish to ABSTAIN from voting on the matter.

			The number of votes cast in favor of ratification must exceed the number of votes cast opposing ratification.	Do not count as votes cast and have no effect on the vote.	Voted at broker’s discretion.
3. Advisory vote on Executive Compensation	The Board recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers.	You may vote FOR or AGAINST the approval, on an advisory basis, of the compensation of our named executive officers, or you may indicate that you wish to ABSTAIN from voting on the matter.	The number of votes cast in favor of the resolution must exceed the number of votes cast against the resolution.	Do not count as votes cast and have no effect on the vote.	Do not count as votes cast and have no effect on the vote.
4. Approval of the Restated 2013 ICP	The Board recommends that you vote FOR the approval of our Restated 2013 ICP.	You may vote FOR or AGAINST the Approval of our Restated 2013 ICP, or you may indicate that you wish to ABSTAIN from voting on the matter.	The number of votes cast in favor of approval must exceed the number of votes cast opposing approval of the Restated 2013 ICP.	Do not count as votes cast and have no effect on the vote.	Do not count as votes cast and have no effect on the vote.
5. Approval of the Restated 2011 ESPP	The Board recommends that you vote FOR the approval of our Restated 2011 ESPP.	You may vote FOR or AGAINST the Approval of our Restated 2011 ESPP, or you may indicate that you wish to ABSTAIN from voting on the matter.	The number of votes cast in favor of approval must exceed the number of votes cast opposing approval of the Restated 2011 ESPP.	Do not count as votes cast and have no effect on the vote.	Do not count as votes cast and have no effect on the vote.
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DIRECTOR NOMINEES
The following table summarizes information about the two director nominees. As noted, one of the two nominees has been determined to be independent in accordance with the NYSE independence standards and our director independence guidelines.
Name	Age	Director since	Occupation	Independent	Committee memberships/ positions
Jose R. Mas	52	2001	CEO of MasTec, Inc.	No
Javier Palomarez	63	2015	President and CEO of the United States Hispanic Business Council	Yes	B, E
Committee memberships/positions key:
A Executive Committee
B Nominating, Sustainability and Corporate Governance Committee
C Finance and M&A Committee
D Audit Committee
E Compensation Committee
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BUSINESS HIGHLIGHTS
•	Record Revenue. Our 2023 financial performance reflected record revenue of $12.0 billion, a 23% increase over 2022 revenue of $9.8 billion.
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Positioned to Capitalize on Energy Transition. Through transformational strategic acquisition activity over the past three years, we have enhanced our position to benefit from nearly all aspects of the low carbon energy transition taking place in the United States, while maintaining our strong position in the still critical oil and gas infrastructure sector.

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Comprehensive Service Offerings. Our recent acquisitions enhanced our end market positioning and diversification, while also adding significant scale and resource capacity to provide our customers with a compelling suite of services.

•	Strong Balance Sheet. We maintained a strong balance sheet as of December 31, 2023, and maintained investment grade ratings from multiple credit rating agencies.
•	Strong 18-Month Backlog. Our backlog as of December 31, 2023 was $12.4 billion, with sequential growth in each segment excluding Oil & Gas since the third quarter ended September 30, 2023.
•	Strong Cash Flow. Our net cash provided by operating activities on December 31, 2023 was $687.3 million, enabling us to reduce net debt by approximately $320 million year over year.

•
Year End Stock Price. The market price of our common stock was $75.72 per share on December 29, 2023, the last trading day of 2023, a three-year cumulative total shareholder return (“TSR”) of 11%. TSR is the change in stock price over a specific time period. On March 11, 2024, the market price of our common stock was $88.54.

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COMPENSATION HIGHLIGHTS
•	Compensation Philosophy
○
MasTec’s objectives for its executive compensation program are to attract, motivate and retain a talented, entrepreneurial and innovative team of executive officers who will provide leadership for MasTec’s success in dynamic and highly competitive markets

○
We accomplish these objectives by providing our NEOs the following primary elements of compensation: base salary and annual performance-based incentives paid partially in restricted stock (as discussed in the “Compensation Discussion and Analysis” section on page 35)

•	Best Practices in our Compensation Programs:
○	Three-year vesting period for equity awards
○	Caps on annual bonuses
○	Modest perquisites
○	Use of independent compensation consultant to benchmark and analyze compensation metrics
○	Stock ownership guidelines for our CEO, other NEOs and independent directors
○
Anti-hedging and anti-pledging policies. The Board of Directors has, however, granted exceptions to these policies for our Chairman and CEO with certain financing arrangements (for additional details, refer to Footnotes 3 and 4 of the “Security Ownership” section beginning on page 77)

○	An enhanced clawback policy for incentive compensation compliant with new SEC and NYSE requirements
○	The Compensation Committee is composed solely of persons who qualify as independent directors under the listing standards of the NYSE
•	Practices We Do Not Engage In
○	No re-pricing of stock options without shareholder approval (no options issued since 2006)
○	No excise tax gross-up provisions in post-2016 employment agreements and commitment to not have in any new agreements
○	No single trigger change in control provisions in post-2016 employment agreements and commitment to have double trigger provisions in any new agreements
○	No defined benefit pension plan
•	Our Say-on-Pay vote in 2023 was 84 percent in agreement with our compensation paid to our NEOs
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Sustainability and Social Responsibility
As a leading infrastructure construction services provider, we are committed to conducting our operations in a safe, diverse, inclusive and socially responsible manner that benefits our stakeholders, including our employees, customers, subcontractors, suppliers, investors and the communities in which we operate.
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Leadership’s commitment. Sustainability principles and practices are embedded within our strategy, risk management and day-to-day operations. Our Sustainability Report, available on our website, summarizes our commitment to sustainability as well as our framework of programs and initiatives.

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Board oversight. The Nominating, Sustainability and Corporate Governance Committee of our Board of Directors has oversight of our corporate responsibility for sustainability matters. We also have formal policies on Human and Labor Rights and Safety, Health and Environmental matters.

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Stakeholder engagement. Stakeholder engagement is a key element of our sustainability efforts and communications. We engage with our investors, employees, customers, subcontractors, suppliers and communities, to understand priority sustainability issues for our business, and seek to monitor these issues and effectively communicate with our stakeholders to strengthen these relationships.

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Investing in a sustainable future. Investment in sustainable business opportunities is a key component of our business strategy for future growth. Through the construction services we provide, we help to modernize, connect and make our communities safer and more sustainable while helping to build our nation’s infrastructure, including the development and expansion of our nation’s clean energy footprint and the transformation of our power delivery and pipeline infrastructure. As a leading North American clean energy contractor, we are committed to working with our customers to advance the energy transition to a low carbon economy. As part of our strategic transformation, our Clean Energy and Infrastructure segment has grown significantly from $300 million in revenue for 2017 to approximately $4.0 billion in revenue for the year ended December 31, 2023. Our renewable and other clean energy technologies business, which represented approximately 3%, or $170 million of our consolidated revenue in 2017, has grown to approximately 18%, or $2 billion of our consolidated revenue in 2023. As interest in climate change solutions continues to increase, including a national focus on the reduction of carbon emissions and the decarbonization of power generation toward cleaner and more sustainable energy sources, we anticipate expanding growth opportunities for clean energy infrastructure. In addition, our telecommunications and install-to-the home services are expected to play a key role in expanding connectivity to and within homes and communities, including in rural areas, facilitating the transformation to an inclusive and sustainable future. We are committed to working together with our customers to upgrade our nation’s infrastructure – to building better, stronger and more versatile infrastructure to meet the opportunities and challenges of our nation’s future.

Over the past three years, we have undergone a significant transformation of our end-market business operations that has expanded our scale and capacity in renewable energy, power delivery and heavy civil services. With a compelling suite of services, we have increased our operating focus on:
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The shift toward energy generation from renewable and other clean energy power sources, including wind, solar, biomass, and hydrogen; carbon capture sequestration and industrial facility infrastructure; and civil infrastructure, including roads and transport-related infrastructure.

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Grid investment to connect renewable energy sources; upgrades for grid reliability, aging grid infrastructure, grid security and smart grid technologies; storm hardening and response services; and grid infrastructure for increased electric vehicle technology.

•	Pipelines for cleaner burning natural gas and liquefied natural gas exports; upgrades to aging pipeline infrastructure; methane reduction initiatives; and pipeline distribution and integrity services.
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Sustainability principles and practices are embedded within our strategy, risk management and day-to-day operations. We strive to be recognized as a company that achieves customer expectations safely, profitably and in a manner that is environmentally responsible, socially aware and rewarding for all our stakeholders. We strive to achieve these goals through an organizational structure that provides excellent service delivery; establishes a reputation of integrity within the communities in which we work; and provides our team members growth opportunities in a diverse, inclusive and injury-free environment.

Our Sustainability Report, together with our detailed policies on Human and Labor Rights and Safety, Health and Environmental matters can be found on our website at www.mastec.com/sustainability. The reference to our website address does not constitute incorporation by reference of the information contained on the website, and such information is not a part of this Proxy Statement.
BOARD OVERSIGHT AND SUSTAINABILITY GOVERNANCE
The Nominating, Sustainability and Corporate Governance Committee of our Board of Directors has oversight of sustainability matters for MasTec, including overseeing MasTec’s approach to considering, evaluating and integrating corporate responsibility and sustainability matters, including environmental, social and governance (“ESG”) principles and climate-related matters into our business strategy and decision-making processes. This Committee is also responsible for considering MasTec’s material sustainability issues, discussing associated risks with the full Board and management and reviewing and considering whether MasTec has appropriate policies, processes, strategies and initiatives in place to address such matters, including climate-related risks and opportunities.
MasTec’s management compensation program considers sustainability-related factors, among them climate-related matters, environmental and safety performance, and fleet management, including driver safety and fleet fuel efficiency. MasTec regularly assesses its management compensation programs to appropriately align executive compensation and incentive pay with related targets and performance, including for sustainability-related matters.
Our Nominating, Sustainability and Corporate Governance Committee charter, Code of Business Conduct and Ethics and related policies can be found on the Corporate Governance webpage of our website at https://investors.mastec.com/corporate-governance. The reference to our website address does not constitute incorporation by reference of the information contained on the website, and such information is not a part of this Proxy Statement.
EMPLOYEE SAFETY, HEALTH AND WELLNESS
We have a proactive safety culture, and our safety leadership structure is designed to create accountability within each of our businesses and at the corporate level, with reporting to our executive management team. Our safety management process includes monitoring, reporting and addressing our key safety performance indicators. Team members are responsible for preventing incidents, injuries and occupational illnesses, and our project leadership team is tasked with ensuring that projects are accomplished in a safe, productive, environmentally and quality-focused manner. We strive continuously to assess and improve our safety programs and performance and are currently implementing an enterprise-wide safety management reporting system across our operations.
Safety is a core value at MasTec. It is a mindset that permeates all aspects of our operations, and an attitude that our employees exhibit, strongly and openly. We recognize the need of our workforce to have a safe workplace and are committed to maintaining a strong and sustainable safety culture within our organization. We continually evaluate our safety programs to protect our most important asset – our team members.
ENVIRONMENTAL STEWARDSHIP
At MasTec, we believe that we all play a role in environmental stewardship. We help our customers find solutions to their environmental goals and requirements and are likewise committed to responsibly managing the environmental impacts of our operations.
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Environmental matters are an integral part of our business planning and decision-making processes. We are committed to minimizing the effects of our operations on the climate and the environment and endeavor to reduce our carbon footprint, energy usage and greenhouse gas emissions. We seek to foster conservation and environmental awareness within our operations, and we endeavor to identify and incorporate energy, carbon and water efficiency considerations into our project planning and execution.
Some of our initiatives include:
•	fleet fuel efficiency optimization programs,
•	recycling program,
•	detailed procedures for the disposal of hazardous waste,
•	incorporation of energy efficiencies and conservation measures in our corporate facilities,
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proactive management of environmental controls to monitor compliance with permit conditions and to preserve protected resources, including streams, wetlands and aquatic life, endangered species, their habitats and nesting areas and high conservation value habitats, as well as archaeological and traditional cultural properties,

•	the development of an enterprise-wide environmental management reporting system across our operations, with reporting to our executive management team, and
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systematic monitoring of key performance indicators to allow us to measure and monitor our performance, identify behavioral trending and implement mitigation strategies to minimize compliance risk and achieve continuous improvement.

CYBER
The following charts were prepared by Security Scorecard for our Board of Directors on January 30, 2024. Security Scorecard measures security performance based upon evidence of compromised systems, diligence, user behavior and security incidents to provide an evidence-based measure of performance. Our Nominating, Sustainability and Corporate Governance Committee routinely reviews our scorecard as part of its oversight of ESG matters. For more information regarding our cybersecurity risk management, strategy and governance, please see Item 1C, “Cybersecurity” contained in our Form 10-K for the year ended December 31, 2023.

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COMMUNITY AND SOCIAL MATTERS
At MasTec, we are proud to serve the communities in which we operate. Partnering with our communities and our customers is fundamental to our business operations. We plan and act for the future, for the long-term good of our company, our customers and our communities. We are active in our local communities and participate in charitable giving, community outreach and community building programs, including disaster relief efforts for communities affected by hurricanes, flooding and similar events. We also have an unwavering commitment to our team members in times of need. Our donations to charitable causes approximated $2 million in 2023. In addition to community outreach programs, we seek to develop strong relationships with our local communities, businesses, subcontractors and suppliers, and we have been recognized for our efforts in community and outreach programs by various organizations.
We have a notable military veteran workforce, and we give recognition to our veterans annually in our company newsletter, “Fast Break.” We have community outreach programs tailored to military veterans, who represent approximately 3% of our workforce.
To attract and retain talent, we offer comprehensive compensation and benefits packages that include health insurance as well as access to telehealth services, which we have expanded to assist employees with medical and mental health matters. In addition, to help our employees build a financially secure future, we offer a 401(k) plan with matching benefits, an employee stock purchase plan, life and disability insurance plans and a flexible spending account to help employees cover medical expenses. We also offer employees support for personal and work-life issues, including health, legal and financial matters.
We invest significant resources in education, certification and training programs and other professional development opportunities based on an employee’s position and professional activities, including apprenticeship and leadership oriented training programs, tuition reimbursement for qualified training programs, sponsored attendance at industry conferences, departmental and divisional leadership conferences, employee training centers and advancement opportunities within and across businesses and divisions. We maintain a Leadership Excellence and Development (“LEAD”) program, offering advanced leadership training opportunities at all levels. The LEAD program is designed to build leadership talent and provide leaders with the skills and capabilities that put them in a position to succeed. The LEAD program curriculum is multi-tiered to align a participant’s curriculum with their current role and level of experience, and includes online and classroom training, application of learning to real work settings, field immersion opportunities and mentoring programs.
DIVERSITY, EQUITY AND INCLUSION
We are committed to diversity, equity and inclusion in the workplace and to fostering an environment where our employees can freely bring diverse perspectives and varied experiences to work. We seek to attract the best talent and foster a culture of inclusion, teamwork, support and empowerment where all talented individuals have access to opportunities and can achieve success. Our commitment to diversity, equity and inclusion, together with our culture of belonging, allows us to recruit and retain highly talented employees, so that we are able to deliver exceptional results to our customers. In our employee recruitment and selection process and the operation of our businesses, we adhere to equal employment opportunity policies without regard to race, color, national origin, religion, religious creed, ancestry, age, sex, sexual orientation, gender, gender identity, gender expression, veteran status, marital status, citizenship status, military status, pregnancy, medical condition, genetic information, physical or mental disability or any other characteristic protected by law.
We have a formal policy for the Nominating, Sustainability and Corporate Governance Committee to include women and minorities in the initial pool of candidates for any new or replacement Board position, as set forth in the Nominating, Sustainability and Corporate Governance Committee's charter.
Women and minorities represent 49% of our overall U.S. workforce and 44% of our U.S. executive, manager and professional workforce, according to our December 2022 EEO-1C report. We are proud to have Board of Director diversity of greater than 60% as of December 30, 2023.
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Below details our Board of Directors diversity as well as excerpts from our 2022 EEO-1 report.
Gender	MALE				FEMALE
Category	White	Hispanic	Black or African American	Other Minority	White	Hispanic	Black or African American	Other Minority	Total Female	Total
Board of Directors	3	3					2			8
	37.5%	37.5%					25%
Total Employees	16,340	7,840	2,315	1,517	2,440	823	272	329	3,864	31,876
	51%	25%	7%	4%	8%	3%	1%	1%	12%
Executives/ Officials & Managers	2,710	750	164	138	439	113	43	35	630	4,392
	62%	17%	3%	3%	10%	3%	1%	1%	14%
Executives, Managers & Professionals	3,909	1,061	304	287	914	252	98	110	1,374	6,935
	56%	15%	4%	4%	13%	4%	2%	2%	21%
STAKEHOLDER ENGAGEMENT
Stakeholder engagement is a key element of our sustainability efforts and communications. Our proactive stakeholder engagement practices provide us with valuable insight and feedback throughout the year. We regularly engage with our investors, employees, customers, subcontractors, suppliers and communities to understand the priority sustainability issues for our business. Our engagement process includes formal and informal channels of communication, including quarterly investor calls, investor presentations, one on one meetings, employee feedback, customer, subcontractor and supplier discussions, community and industry events, among others. The feedback we receive from these engagement efforts informs our understanding of the issues most significant to our stakeholders. We seek to monitor these issues and effectively communicate with our stakeholders to strengthen these relationships.
Below are several of our policies/practices that have been influenced by our stakeholder engagement:
Policy/Practice	Description
NEO Stock Ownership	See page 46
Clawback Policy	See page 45
Consideration of Gender/Minority Diversity in selection of new Board Members	We have instituted a policy to include women and minority candidates in the initial pool considered for Board positions
Elimination of excise tax gross ups in post 2016 NEO employment agreements	Our Compensation Committee has mandated no excise tax gross ups in future NEO employment agreements
Elimination of Single-Trigger change in control provisions in post 2016 NEO employment agreements	Our Compensation Committee has mandated no single trigger change in control provisions in future NEO employment agreements
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Governance of the Company
DIRECTOR INDEPENDENCE
The Board, in the exercise of its reasonable business judgment, has determined that a majority of our directors qualify as independent directors pursuant to applicable NYSE and SEC rules and regulations. In making the determination of independence, the Board considered that no independent director has a material relationship with MasTec, either directly or as a partner or shareholder of an organization that has a relationship with MasTec, or any other relationships that, in the Board’s judgment, would interfere with the director’s independence. In arriving at this conclusion, our Board of Directors made the affirmative determination that C. Robert Campbell, Ernst N. Csiszar, Robert J. Dwyer, Julia L. Johnson, Javier Palomarez and Ava L. Parker meet the Board’s previously adopted categorical standards for determining independence in accordance with the NYSE’s corporate governance rules. The Board of Directors determined that there were no transactions or relationships between each Director or any member of his or her immediate family and MasTec and its subsidiaries and affiliates except those transactions reported below under the “Certain Relationships and Related Party Transactions—Transactions with Related Persons” section. Our Board of Directors determined that each of these transactions and relationships was within the NYSE standards and our categorical standards and that none of the transactions or relationships affected the independence of the Director involved. Our adopted categorical standards for determining independence in accordance with the NYSE’s corporate governance rules are contained in our Governance Principles, a copy of which is available on our website at www.mastec.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, and such information is not a part of this Proxy Statement.
Through shareholder feedback we recognize that gender diversity is important to our shareholders and, as a result, we have a formal policy to include women and minorities in the initial pool of candidates for any new or replacement Board positions.
BOARD LEADERSHIP STRUCTURE
The Board holds executive sessions of the independent directors at every regularly scheduled Board meeting. The Board, with six directors deemed independent, maintains a percentage of independent directors serving on the Board above the NYSE requirement that a majority of directors be independent.
The Board conducts its business through meetings of the full Board and through committees of the Board, including the Executive Committee, the Audit Committee, the Compensation Committee, the Finance and Mergers and Acquisitions Committee, and the Nominating, Sustainability and Corporate Governance Committee. Ad hoc committees are formed as needed. The Board and its committees also act by written consent. During 2023, the Board met on four occasions, for which each of the directors who served during 2023 attended at least 75% of the Board meetings and at least 75% of the meetings of each committee on which such director served.
MasTec separates the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for determining the strategic direction for MasTec and the day-to-day leadership and performance of MasTec. The principal responsibility of the Chairman of the Board is to serve as chief administrative liaison between our directors and our management and to monitor implementation of the Board’s directives and actions.
MasTec does not have a policy requiring that our directors attend the Annual Meeting. All of the directors attended our 2023 Annual Meeting.
LEAD INDEPENDENT DIRECTOR
Robert J. Dwyer has been selected, by a majority vote of the independent directors, as the lead independent director to preside over all executive sessions of the independent directors. Mr. Dwyer will serve as lead independent director until his successor is duly qualified at the next annual meeting of the Board or until his earlier resignation or removal. In this role, Mr. Dwyer is responsible for facilitating communication between management and the Board. The independent directors meet separately in regularly scheduled executive sessions without management.
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RISK OVERSIGHT
The Board is involved in the oversight of risks that could affect MasTec. The committees of the Board are primarily responsible for the oversight of risk as follows: the Audit Committee has oversight over accounting and control risks, as well as enterprise risk assessment and risk management, including cyber security; the Compensation Committee has oversight to ensure that our compensation and incentive plans do not encourage or incentivize risk taking; the Nominating, Sustainability and Corporate Governance Committee oversees the independence of the Board, corporate ethics, sustainability and governance risk; and the Finance and Mergers and Acquisitions Committee has oversight over financial policies, acquisition strategy and financial strategy. However, the full Board has retained responsibility for enterprise-wide risks and for the general oversight of risks including cyber-related risks. The Board satisfies this responsibility by receiving reports from the committee chairs, as well as regular reports received directly from officers of MasTec who are responsible for overseeing and monitoring risks. Risk related to our compensation policies is described in the “Risk Considerations in Our Compensation Programs” section on page 45 of this Proxy Statement.
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BOARD AND COMMITTEE MEMBERSHIP
Set forth below is certain information on our Directors and Director Nominees, each of whom is a current director.
Class I Directors:
Ernst N. Csiszar
Age: 73 | Director since: 2005 | Independent: Yes | Gender: Male | Race/Ethnicity: White
Mr. Csiszar is currently a private investor and serves on the Board of Directors of American Integrity Insurance Company, a property and casualty insurance company. From September 2004 until his retirement in September 2006, Mr. Csiszar was the President and Chief Executive Officer of the Property Casualty Insurers Association of America, the property and casualty insurance industry’s principal trade association. Mr. Csiszar was the Director of Insurance for the State of South Carolina from February 1998 to August 2004 and served as President of the National Association of Insurance Commissioners in 2004. Mr. Csiszar also served as the President and Chief Executive Officer of Seibels Bruce Group, Inc., a property and casualty insurance company, from 1993 to 1998. He was also a visiting professor at the School of Business at the University of South Carolina and served as Managing Co-director of Holborn Holdings Corporation, a European investment banking firm. Mr. Csiszar is considered an “audit committee financial expert” under the applicable SEC rules.
Committees: Audit; Chair of Compensation

Board Skills and Qualifications: Mr. Csiszar brings to our Board his extensive experience in insurance and risk management, executive leadership and his advisory experience in financial matters.
Julia L. Johnson
Age: 61 | Director since: 2002 | Independent: Yes | Gender: Female | Race/Ethnicity: Black
Since January 2001, Ms. Johnson has been the President of Net Communications, LLC, a regulatory analysis and public policy consulting firm that specializes in the communications, energy, and information technology public policy arenas. Ms. Johnson served on the Florida Public Service Commission from January 1992 until November 1999 and served as chairwoman from January 1997 to January 1999. Ms. Johnson also chaired Florida’s Information Service Technology Development Task Force, which advised then Florida Governor Jeb Bush on information technology policy and related legislative issues, from November 1999 to July 2001. Ms. Johnson also serves on the Board of Directors of American Water Works Co., Inc. and formerly served on the Board of Directors of each of First Energy Corp. (NYSE: FE) and Northwestern Corporation (Nasdaq: NWE).
Committees: Chair of Nominating, Sustainability and Corporate Governance; Executive; Finance and Mergers & Acquisitions; Audit

Board Skills and Qualifications:
Ms. Johnson brings to our Board extensive knowledge with respect to the regulatory process and policy development in several of our industries, many years of service on the boards of several other public companies and a deep understanding of corporate governance.

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Jorge Mas
Age: 61 | Director since: 1994 | Chairman since: 1998 | Independent: No | Gender: Male | Race/Ethnicity: Hispanic
Mr. Mas is Chairman of the Board and Co-Founder of MasTec, Inc. (NYSE: MTZ) and has been involved in all phases of the Company’s development since its creation in 1994. Mr. Mas is also the managing partner of a private equity group which manages a diverse portfolio of operating companies and investments. He has served on over a dozen corporate boards assisting in strategic growth strategies and corporate governance. Jorge Mas is Managing Owner of the Miami Major League Soccer franchise, Inter Miami CF. Mr. Mas is the Chairman of the Board of the Cuban American National Foundation (CANF) founded in 1981 and dedicated to the promotion of a free and democratic Cuba. Mr. Mas has been recognized as one of the 100 most influential Hispanics in the United States by Latino Leaders Magazine. He is the past recipient of the Simon Wiesenthal Center National Community Service Award for his contribution toward freedom and received the Bravura Award for his defense of free speech. Mr. Mas graduated from the University of Miami with a bachelor’s degree in business administration in 1984 and a master’s in business administration in 1985.
Committees: Chair of Executive

Board Skills and Qualifications:
Mr. Mas brings to our Board executive and management leadership experience, strategy, vision, considerable knowledge and understanding of our operations, challenges and opportunities, and markets, and a unique historical perspective as our longest serving Board member and having served in many capacities (including Chief Executive Officer) in his more than 30 years with us.

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Nominees
Class II Directors:
Jose R. Mas
Age: 52 | Director since: 2001 | Independent: No | Gender: Male | Race/Ethnicity: Hispanic
Mr. Mas has been our Chief Executive Officer, referred to as the CEO, since April 2007 and has been a member of our Board since August 2001. From April 2007 to January 2010, Mr. Mas was also our President. Mr. Mas served as MasTec’s Vice Chairman of the Board and Executive Vice President—Business Development from August 2001 until March 2007. Mr. Mas started with MasTec in 1992, and from 1999 until 2001 he was head of MasTec’s Communications Service Operation. Mr. Mas is the brother of Jorge Mas, our Chairman of the Board. Mr. Mas is a member of the Board of Directors of Helmerich & Payne, Inc.

Board Skills and Qualifications:
Mr. Mas brings to our Board executive leadership and vision, considerable knowledge of, and a unique perspective on, our business, strategy, development, opportunities, operations, people, competition and financial position.

Javier Palomarez
Age: 63 | Director since: 2015 | Independent: Yes | Gender: Male | Race/Ethnicity: Hispanic
Mr. Palomarez is President and Chief Executive Officer of the United States Hispanic Business Council, an organization that advocates for Hispanic -American business builders, job creators and taxpayers, since September 15, 2021, and was the President and Chief Executive Officer of the United States Hispanic Chamber of Commerce, a trade organization that promotes the interests of Hispanic owned businesses, from 2000 until February 2018. Mr. Palomarez has served on a variety of boards and advisory councils in both the public and private sectors, including the Comcast NBC Universal Diversity Advisory Council, the Goldman Sachs 10,000 Small Businesses Advisory Board, the International Republican Institute and the National 4-H Council Board of Trustees. Mr. Palomarez is a member of the Washington Economic Club and serves on the FCC Diversity Advisory Council. Prior to joining the USHCC, Mr. Palomarez served in various executive capacities with Allstate Insurance Corporation, Sprint, Inc. and Bank of America. Mr. Palomarez served on the Board of Directors of Forward Air, Inc. in 2017.
Committees: Nominating, Sustainability and Corporate Governance and
Compensation

Board Skills and Qualifications:
Mr. Palomarez brings to our Board significant experience in marketing, media relations, governmental and minority business affairs. In addition, he has significant knowledge of international affairs, particularly regarding Mexico and South America.

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Class III Directors:
C. Robert Campbell
Age: 79 | Director since: 2016 | Independent: Yes | Gender: Male | Race/Ethnicity: White
Mr. Campbell has over 30 years of senior financial management experience. From October 2004 to December 2013, Mr. Campbell was MasTec’s Executive Vice President and Chief Financial Officer. From 2002 to 2004, he was Executive Vice President and CFO for TIMCO Aviation Services, Inc. From 1998 to 2000, Mr. Campbell was the President and CEO of BAX Global, Inc. and from 1995 to 1998 Executive Vice President-Finance and CFO for Advantica Restaurant Group, Inc. From 1974 until 1995 Mr. Campbell held various senior management positions with Ryder System, Inc., including as Executive Vice President, Human Resources and Administration and for 10 years as Executive Vice President and CFO of its Vehicle Leasing and Services Division. Mr. Campbell, who is a Certified Public Accountant (inactive), has a Bachelor of Science degree in Industrial Relations from the University of North Carolina, an MBA from Columbia University and a Master of Science in Accounting from Florida International University. Mr. Campbell currently serves as Director for Forward Air Corporation (Nasdaq: FWRD), and he previously served as its Lead Director, Audit Committee Chairman and Compensation Committee Chairman. Mr. Campbell previously served as Lead Director and Vice-Chairman of the Board of Directors of the Pernix Group, Inc. where he served as its Audit Committee Chairman and was a member of its Compensation Committee.
Committees: Chair of Audit; Finance and Mergers & Acquisitions

Board Skills and Qualifications:
Mr. Campbell brings to our Board his impressive experience in accounting, finance and executive leadership. In addition, Mr. Campbell brings unique knowledge of MasTec, our operations and our financial history and constituents.

Robert J. Dwyer
Age: 80 | Director since: 2004 | Independent: Yes | Gender: Male | Race/Ethnicity: White
Mr. Dwyer retired in 1999 and is currently a private investor. Prior to 1999, Mr. Dwyer spent 17 years with Morgan Stanley and Dean Witter Reynolds in various executive positions. He currently serves as a director of Bimini Capital Management, Inc. and formerly served as a director of BNY/Ivy Multi-Strategy Hedge Fund, LLC. Mr. Dwyer has numerous charitable and civic interests and has served on boards of several public and private companies.
Committees: Chair of Finance and Mergers & Acquisitions; Audit; Compensation; Nominating, Sustainability and Corporate Governance; Executive

Board Skills and Qualifications:
Mr. Dwyer brings to our Board his executive leadership and management experience, many years of service on the boards of several other public and private companies and extensive experience with respect to corporate capital structures and capital markets, strategic planning, corporate finance and mergers and acquisitions, and is considered an “audit committee financial expert” under applicable SEC rules.

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Ava L. Parker
Age: 61 | Director since: 2022 | Independent: Yes | Gender: Female | Race/Ethnicity: Black
Ms. Parker currently serves as the President of Palm Beach State College in Palm Beach County. Prior to joining Palm Beach State College, Ms. Parker was Executive Vice President and Chief Operating Officer at Florida Polytechnic University from 2012 to 2015, served on the Board of Governors for the State University System from 2002 to 2012, where she served as chairwoman from 2010 to 2012, and was a partner with law firm Lawrence & Parker in Jacksonville, Florida from 2001 to 2015. Ms. Parker also sits on the Board of Directors of Orchid Island Capital, Inc. (NYSE: ORC), a publicly traded specialty finance company, the Business Development Board of Palm Beach County and the Economic Council of Palm Beach County and served on the Board of Directors of Professional Holding Corp. (Nasdaq: PFHD), the holding company for a community bank specializing in construction, residential and commercial real estate financing, as well as business loans, from 2020 until 2023. Ms. Parker also served as the inaugural Executive Director of the Emerging Issues Policy Forum, a regulatory think tank and research organization focusing on emerging trends and issues in the regulated utility industry. Ms. Parker earned her B.A. and J.D. degrees from the University of Florida.
Committees: Nominating, Sustainability and Corporate Governance

Board Skills and Qualifications: Ms. Parker brings to our Board her executive leadership, finance and energy experience.
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BOARD SKILLS AND QUALIFICATIONS	ERNST N. CSISZAR	JULIA L. JOHNSON	JORGE MAS	JOSE R. MAS	JAVIER PALOMAREZ	C. ROBERT CAMPBELL	ROBERT J. DWYER	AVA L. PARKER
Accounting	X		X	X	X	X	X
Relevant Industry Knowledge		X	X	X	X	X	X	X
Compensation	X		X	X	X	X	X	X
Board Governance		X	X	X	X	X	X	X
Legal/Regulatory/Compliance	X	X	X	X	X	X		X
M&A/Corporate Finance	X	X	X	X		X	X
Risk Management	X		X	X		X	X
Safety & Health			X	X		X
International	X		X	X	X	X
Executive Leadership	X	X	X	X	X	X	X	X
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Committee Membership	Executive	Finance and M&A	Audit	Compensation	Nominating, Sustainability and Corporate Governance
Ernst N. Csiszar			Member	Chair
Julia L. Johnson	Member	Member	Member		Chair
Jorge Mas	Chair
Jose R. Mas
Javier Palomarez				Member	Member
C. Robert Campbell		Member	Chair
Robert J. Dwyer	Member	Chair	Member	Member	Member
Ava L. Parker					Member
EXECUTIVE COMMITTEE
2023 Meetings: 0 | Chair: Jorge Mas Members: Julia L. Johnson, Robert J. Dwyer

The principal function of the Executive Committee is to act for the Board when action is required between meetings of the full Board, subject to certain limitations specified by the Board and applicable law. The Board, in the exercise of its reasonable business judgment, has determined that each member of the Executive Committee, other than Mr. Mas, is independent under applicable NYSE and SEC rules and regulations.

FINANCE AND MERGERS & ACQUISITIONS COMMITTEE
2023 Meetings: 1 | Chair: Robert J. Dwyer Members: Julia L. Johnson, C. Robert Campbell

The Finance and Mergers and Acquisitions Committee is charged with fulfilling the Board’s responsibilities, within certain guidelines established by the Board, relating to the evaluation of MasTec’s financing, merger, acquisition and disposition activities. The Board, in the exercise of its reasonable business judgment, has determined all of the members are independent under applicable NYSE and SEC rules and regulations.

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AUDIT COMMITTEE
2023 Meetings: 13 | Chair: C. Robert Campbell Members: Julia L. Johnson, Robert J. Dwyer, Ernst N. Csiszar

The Board, in the exercise of its reasonable business judgment, has determined that (i) C. Robert Campbell, Robert J. Dwyer and Ernst N. Csiszar each qualifies as an “audit committee financial expert,” (ii) each member of the Audit Committee is financially literate and (iii) each member of the Audit Committee is independent for audit committee purposes under applicable NYSE and SEC rules and regulations and internal controls. The Audit Committee assists the Board in overseeing MasTec’s financial reporting and legal and regulatory compliance program and the qualifications and independence of MasTec’s independent registered public accounting firm. The Audit Committee is also responsible for approving all audit and non-audit services provided by our independent registered public accounting firm, including the scope of such services and fees paid to our independent registered public accounting firm. The Board has adopted a charter that sets forth the responsibilities of the Audit Committee. Please refer to the section entitled “Audit Committee and Audit Related Information” for further information regarding the Audit Committee.

COMPENSATION COMMITTEE
2023 Meetings: 4 | Chair: Ernst N. Csiszar Members: Robert J. Dwyer, Javier Palomarez

The Compensation Committee is charged with discharging the Board’s responsibilities relating to compensation and evaluation of MasTec’s executive officers, including establishing compensation policies and philosophies for MasTec and its executive officers. The Compensation Committee is also charged with reviewing and approving corporate goals and objectives relevant to the CEO’s compensation, as well as overseeing MasTec’s incentive compensation plans and equity-based plans that are subject to Board approval, including overseeing the review of risk resulting from incentive compensation policies. The Board, in the exercise of its reasonable business judgment, has determined that all members are independent under applicable NYSE and SEC rules and regulations. The Board has adopted a charter that sets forth the responsibilities of the Compensation Committee.

For a description of the role performed by executive officers and compensation consultants in determining or recommending the amount or form of executive and director compensation, see “Compensation Discussion and Analysis.”

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NOMINATING, SUSTAINABILITY AND CORPORATE GOVERNANCE COMMITTEE
2023 Meetings: 4 | Chair: Julia L. Johnson Members: Robert J. Dwyer, Javier Palomarez, Ava L. Parker

The Nominating, Sustainability and Corporate Governance Committee is charged with oversight of ESG matters and initiatives in addition to its nominating and governance duties. The Board, in the exercise of its reasonable business judgment, has determined all the members of the Nominating, Sustainability and Corporate Governance Committee are independent under applicable NYSE and SEC rules and regulations. The Nominating, Sustainability and Corporate Governance Committee is responsible for developing qualifications for members of the Board, recommending to the Board candidates for election to the Board and evaluating the effectiveness and performance of the Board. The Nominating, Sustainability and Corporate Governance Committee also develops and monitors MasTec’s Governance Principles and its code of business conduct and ethics; monitors and safeguards the Board’s independence; and annually undertakes performance evaluations of the Board committees and the full Board. The Board has adopted a charter that sets forth the responsibilities of the Nominating, Sustainability and Corporate Governance Committee.

The Nominating, Sustainability and Corporate Governance Committee has no specific minimum qualifications for director candidates. In general, however, people considered for membership on the Board must have demonstrated leadership capabilities, be of a sound mind and high moral character and be willing and able to commit the necessary time for Board and committee service. In light of the importance of Board composition for effective oversight, the Nominating, Sustainability and Corporate Governance Committee strives to maintain an appropriate balance of tenure, diversity, skills and experience on the Company’s Board. The Committee has instituted a policy that the initial pool of candidates for any new board position include women and minorities in accordance with its charter. In evaluating potential candidates for service on the Board, the Nominating, Sustainability and Corporate Governance Committee will consider the candidate’s ability to satisfy the NYSE’s and SEC’s independence requirements and the candidate’s ability to contribute to the effective oversight and management of MasTec. The Board has determined that the Board must have the right diversity, mix of characteristics, skills and other qualities identified from time to time by the Board as being important in fostering a diverse and inclusive culture, for the optimal functioning of the Board in its oversight of MasTec, and such other factors as the Nominating, Sustainability and Corporate Governance Committee may, in its discretion, deem important to successful service as a director.

The Nominating, Sustainability and Corporate Governance Committee will consider candidates recommended by MasTec shareholders pursuant to written applications submitted to the Nominating, Sustainability and Corporate Governance Committee, c/o Corporate Secretary, MasTec, Inc., 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134. The information required to be included in any such recommendation is set forth in our bylaws, and the general qualifications and specific qualities and skills established by the committee for directors are included in the charter of the Nominating, Sustainability and Corporate Governance Committee and our Governance Principles. No nominee recommendations were received by the Nominating, Sustainability and Corporate Governance Committee from any shareholder or group of shareholders who beneficially own more than five percent of our common stock for the previous year’s Annual Meeting of Shareholders.

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COMPENSATION OF DIRECTORS
2023 Director Compensation
In May 2022, the Compensation Committee directed its independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”) (see the “Role of Compensation Consultant” section on page 40 regarding the Compensation Committee’s retention of Meridian), to conduct a competitive review of MasTec’s independent director compensation program. Meridian’s review assessed our independent director compensation program against peer group practices (Meridian used the same peer group to assess our Named Executive Officers’ compensation that is described below under the caption “Role of Peer Companies and Benchmarking”).
Based upon the results of the competitive review, the annual retainer was increased from $255,200 to $290,000, paid on a quarterly basis. No changes were made to the Committee Chair annual retainers.
A minimum of 55% of the compensation must be taken in the form of common stock to be issued under the 2013 ICP, but directors may elect to take a greater portion of the quarterly fee in common stock and committee chairpersons may elect to take all or a portion of their annual retainers in the form of common stock. Shares will be valued at the last sale price of the common stock on the NYSE at the close of trading on the applicable quarterly payment date. Directors must make an initial election during an open trading window under MasTec’s insider trading policy and can change such election during an open trading window. The remainder of the retainer, if any, will be paid in the form of cash.
Since January 1, 2020, our independent director compensation policy provides that independent directors must own, at the end of each calendar quarter, a minimum of $500,000 in Company common stock valued based on the average closing price of the Company’s common stock on the NYSE during the 30 trading days preceding such quarter-end. Independent directors have five years to meet the requirement and new independent directors have a five-year exception period to meet such requirement. No independent director serving more than five years as of 2023 owned less than $991,175 in Company common stock as of December 31, 2023. See the “Stock Ownership and Retention Guidelines” section on page 46 for more information on our stock ownership and retention guidelines.
Independent Director Compensation is summarized in the following table:
Compensation Component	Director Compensation
Annual Board Retainer	$290,000
Lead Independent Director	$30,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Nominating, Sustainability and Corporate Governance Committee Chair	$15,000
Finance and Mergers & Acquisitions Committee Chair	$5,000
Stock Ownership Requirement	$500,000
Jorge Mas Compensation
Jorge Mas has been an employee of MasTec (or its predecessor) since 1979 and Chairman of our Board since 1998. In addition, Mr. Mas previously served as Chief Executive Officer of MasTec, during which time, he had day-to-day policy making responsibilities. Despite relinquishing the CEO position, Mr. Mas, through his continuous service as our chairman, his in-depth knowledge of our industry and our Company, his relationships with governmental leaders who are critical to our business, as well as the special relationship he has to MasTec as a member of its founding family and as a significant shareholder, fulfills a vital role for the Company.
Although Jorge Mas does not have a policy making role, his involvement in MasTec’s management goes far beyond that of a director. His day-to-day role involves substantial consultation and collaboration with our CEO, Jose R. Mas, as well as other members of senior management. Jorge Mas provides constant and significant real-time assistance to our CEO and management team with respect to critical and sensitive strategic and other fundamental business issues such as
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government relations, mergers and acquisitions and financing. His commitment, both in time and substance, far exceeds that which would be contributed by a director. In addition, Mr. Mas’s breadth of industry knowledge and long tenured experience with the Company enable him to provide invaluable advice and counsel to our CEO and other members of management. Given this active role and Mr. Jorge Mas’s relationship to our CEO, beginning in 2017, the Board directed the Compensation Committee, made up entirely of independent directors, to determine appropriate compensation for Mr. Mas. Mr. Mas does not receive any compensation for his status as our Chairman of the Board.
For 2023, pursuant to applicable recommendations and approvals of the Compensation Committee and the independent directors of the Board (including those serving on the Compensation Committee), Mr. Jorge Mas received the following compensation package for 2023:
•	The grant by the Compensation Committee on March 5, 2024, of a cash bonus of $810,000 and a grant of 48,622 shares of restricted stock with a market value of approximately $4,200,000.[1]
•
Mr. Mas also received: (i) imputed income of $8,725 for life insurance policies on the lives of Mr. and Mrs. Jorge Mas that are owned by MasTec and are subject to a split dollar arrangement, (ii) medical insurance benefits of $12,318, (iii) Executive Supplemental Long-Term Disability benefits of $7,656, (iv) auto lease of $26,843, (v) miscellaneous income of $13,246 and (vi) $25 of employee anniversary and holiday gift cards. See the “Certain Relationships and Related Party Transactions” section on page 81 for a description of the split-dollar agreement that MasTec entered into with Mr. Jorge Mas.

1 The grant date value of the restricted stock award, which vests three years after the grant date, is based on the closing market price of $86.38 for a share of our common stock on March 5, 2024.
Deferred Fee Plan
Under the terms of the MasTec, Inc. Deferred Fee Plan for Directors, as amended, or the Deferred Fee Plan, directors may elect to defer the receipt of cash and stock fees for their services as directors. Each director may elect the type and percentage of fees to be deferred. Deferred cash fees may be directed to a deferred cash account or a deferred stock account (or both). Deferred stock fees may only be directed to a deferred stock account. Elections to defer fees remain in force unless amended or revoked within the required time periods. MasTec will periodically credit gains, losses and earnings to a director’s deferred cash account in accordance with the investment options selected by the director, until the full balance of the director’s deferred cash account has been distributed. The deferred stock account will be credited with stock dividends (or with cash dividends that are converted to deferred stock credits pursuant to the Deferred Fee Plan). Distribution of a director’s cash and stock accounts will begin on January 15 of the year following the directors’ termination of all services with us or, in the case of a change of control (as defined in the Deferred Fee Plan), in a lump sum as soon as practicable following such change of control. Distributions from the deferred cash account will be made in cash and distributions from the deferred stock account will be made in shares of MasTec’s common stock. Distributions on account of a director’s termination of all services with us will either be made in a lump-sum payment or in up to five consecutive installments as elected by the director.
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Director Compensation Table
The following table sets forth a summary of the compensation we paid to our directors for services rendered in 2023.
Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total ($)
C. Robert Campbell	$123,687	$186,313	$310,000
Ernst N. Csiszar	$115,710	$189,290	$305,000
Robert J. Dwyer	$165,386	$159,614	$325,000
Julia L. Johnson	$145,386	$159,614	$305,000
Javier Palomarez	$130,386	$159,614	$290,000
Ava L. Parker	$130,386	$159,614	$290,000
Jorge Mas (3)	—	—	—
(1)	This column reports the amount of compensation earned for Board and committee service elected to be received in cash.
(2)
This column represents the amount of compensation earned for Board and committee service elected to be received in stock. Amounts shown in this column represent the fair value of the awards as of date of issuance computed in accordance with FASB ASC Topic 718. Each restricted stock award was valued at the closing market price of our common stock on the date of the grant. For additional information regarding assumptions underlying the valuation of equity awards and the calculation method, please refer to Note 9 in our Consolidated Financial Statements, which are contained in our Form 10-K for the year ended December 31, 2023.

(3)	Mr. Mas’ compensation related to his contributions as an employee of MasTec are detailed above. Mr. Mas did not receive any compensation for his role as our chairman in 2023.
As of December 31, 2023, there were no outstanding stock option awards or unvested stock awards for any independent director.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
In 2023, none of our then-serving executive officers or directors was a member of the board of directors, compensation committee or other board committee performing equivalent functions of any other company where the relationship would be considered a compensation committee interlock under SEC rules.
COMMUNICATIONS WITH DIRECTORS
Interested parties who want to communicate with the Board as a whole, the lead independent director or any individual Board member should mark their communications as “Communication to the MasTec, Inc. Board of Directors,” address them to the Board, the lead independent director or a Board member, as the case may be, and direct them to MasTec’s Vice President of Investor Relations at MasTec, Inc., 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134, or by email to marc.lewis@mastec.com. Communications to the non-management members of the Board should be marked clearly as such and should be directed to MasTec’s “Board Designee” and mailed or emailed to the foregoing addresses. The Vice President of Investor Relations will forward all such communications directly to such Board members. Any such communications may be made on an anonymous and confidential basis.
Copies of our current Audit Committee, Compensation Committee and Nominating, Sustainability and Corporate Governance Committee charters, as well as our Governance Principles, are available on MasTec’s website located at www.mastec.com and are available in paper copy to any shareholder who requests them at MasTec, Inc., Legal Department, 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134. Our Internet website and the information contained therein or connected thereto are not incorporated into this Proxy Statement.
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CODE OF BUSINESS CONDUCT AND ETHICS
MasTec has adopted a code of business conduct and ethics, called the Code of Business Conduct and Ethics, which applies to all our directors, officers and employees and includes additional criteria that are applicable to our CEO and senior financial officers. The full text of the Code of Business Conduct and Ethics is available in the Investor section of MasTec’s website at www.mastec.com under the tab “Corporate Governance” and is available in paper copy without charge to any shareholder who requests it. We intend to provide amendments or waivers to our Code of Business Conduct and Ethics for any of our directors and senior officers on our website within four business days after such amendment or waiver. The reference to our website address does not constitute incorporation by reference of the information contained on the website, and such information is not a part of this Proxy Statement.
MasTec has also adopted anti-hedging and anti-pledging policies, which are further described on page 46.
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PROPOSAL NO. 1: Election of Directors
The Board has nominated Jose R. Mas and Javier Palomarez to stand for election as Class II Directors to hold office until the 2027 Annual Meeting of Shareholders and until their respective successors are elected and qualified. The Class II director nominees are incumbent directors.
The Board is composed of eight directors elected in three classes, with three Class I Directors, two Class II Directors and three Class III Directors. Except as otherwise provided under our Amended and Restated Bylaws and the Florida Business Corporation Act, directors in each class hold office for three-year terms. The terms of the classes are staggered so that the term of only one class terminates each year. The terms of the current Class II Directors expire at the Annual Meeting, the terms of the Class III Directors expire at the 2025 Annual Meeting of Shareholders and the terms of the Class I Directors expire at the 2026 Annual Meeting of Shareholders. If elected, the nominees for Class II Directors will serve until the 2027 Annual Meeting of Shareholders. Additional background information regarding the nominees for election is provided in the “Board and Committee Membership” section beginning on page 18. MasTec has no reason to believe that any of these nominees will refuse or be unable to serve as a director if elected; however, if any of the nominees refuses or is unable to serve, each proxy that does not direct otherwise will be voted for a substitute nominee designated by the Board.
The Board recommends that you vote “FOR” the election of each of the nominees named above. Unless otherwise indicated, all proxies will be voted “FOR” the election of each of the nominees named above for election as a Class II Director.
PROPOSAL NO. 2: Ratification of the Appointment of Independent Registered Public Accounting Firm
The Audit Committee recently conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The Audit Committee invited several international public accounting firms to participate in this process, including BDO USA, P.C., the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023. As a result of this process, on March 5, 2024, the Audit Committee approved, and the Board ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. In light of the appointment of PricewaterhouseCoopers LLP, BDO USA, P.C. was dismissed as the Company’s independent registered public accounting firm, effective as of March 5, 2024.
BDO USA, P.C.
The audit reports of BDO USA, P.C. on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended December 31, 2023 and 2022, and during the interim period through March 5, 2024, there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and BDO USA, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to BDO USA, P.C.’s satisfaction, would have caused BDO USA, P.C. to make reference thereto in their reports, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses in the Company’s internal control over financial reporting for the fiscal year ended December 31, 2022, initially reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, related to the order to cash cycle predominantly related to the assessment of certain 2021 acquired entities, the initial purchase price allocation of a 2022 acquisition, variance analysis management review control and, for certain entities acquired in 2021, information technology general computer controls and the procure to pay, asset management, hire to pay and period-end reporting business cycles. The material weaknesses were remediated as of December 31, 2023.
These reportable events were discussed among the Audit Committee and BDO USA, P.C. BDO USA, P.C. has been authorized by the Company to respond fully to the inquiries of PricewaterhouseCoopers LLP, the successor independent registered public accounting firm, concerning these reportable events.
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PricewaterhouseCoopers LLP
During the Company’s two most recent fiscal years ended December 31, 2023, and 2022, and during the interim period through March 5, 2024, neither the Company nor anyone acting on its behalf consulted with PricewaterhouseCoopers LLP regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.
The Company provided BDO USA, P.C. and PricewaterhouseCoopers LLP with a copy of the foregoing disclosures it is making in this Proxy Statement on Schedule 14A and informed each such accounting firm that if it believes that any of the statements made in such disclosures are incorrect or incomplete, it may present its views in a brief statement to be included in this Proxy Statement, which neither firm elected to do.
Although ratification is not required by our bylaws or otherwise, the Board is submitting the appointment of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will re-evaluate its appointment, taking into consideration our shareholders’ vote. However, the Audit Committee is solely responsible for the appointment and termination of our auditors and may do so at any time in its discretion.
Proxies will be voted “for” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2024 fiscal year absent contrary instructions.
The Board Recommends that You Vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2024 fiscal year.
2024 REPORT OF THE AUDIT COMMITTEE
The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of MasTec’s filings under the Securities Act or the Exchange Act except to the extent that we specifically incorporate such report by reference.
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We act under a written charter that has been adopted by MasTec’s Board. While we have the responsibilities set forth in this charter, it is not our duty to plan or conduct audits or to determine that MasTec’s consolidated financial statements are complete, accurate or in compliance with generally accepted accounting principles. This is the responsibility of MasTec’s management and independent registered public accounting firm.
Our primary function is to assist the Board in its evaluation and oversight of the integrity of MasTec’s financial statements and internal control over financial reporting, the qualifications and independence of MasTec’s independent registered public accounting firm and the performance of MasTec’s audit functions. In addition, while we are also responsible for assisting the Board in its evaluation and oversight of MasTec’s compliance with applicable laws and regulations, it is not our duty to assure compliance with such laws and regulations and related policies. We are also responsible for reviewing and discussing MasTec’s guidelines, policies and processes with respect to risk assessment and risk management and we advise the Board with respect to such matters, as appropriate. We are responsible for retaining MasTec’s independent registered public accounting firm and maintain sole responsibility for its compensation, oversight and termination. We are also responsible for pre-approving all non-audit services to be provided by the independent registered public accounting firm, and on an annual basis discussing with the independent registered public accounting firm all significant relationships it has with MasTec to determine its independence. The Audit Committee also oversees the internal audit function of MasTec.
The agenda of the Audit Committee is established by the Chairman of the Audit Committee. At its meetings, the Audit Committee generally meets with senior members of the financial management team. Members of the Audit Committee had private executive sessions, as appropriate, at its meetings, with MasTec’s independent registered public accounting firm for the purpose of discussing financial management, accounting and internal control issues, including those matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and the rules of the NYSE. The Audit Committee also has executive sessions with the director of internal audit.
The Audit Committee also received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee reviewed and discussed with the independent registered public accounting firm its independence from MasTec. In connection with discussions regarding independence, the Audit Committee also reviewed with the independent registered public accounting firm whether the provision of non-audit services by the independent registered public accounting firm to MasTec is compatible with the auditors’ independence.
The Audit Committee reviewed the audited financial statements contained in MasTec’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, with MasTec’s management, including a discussion of the accounting principles, the reasonableness of judgments and estimates, the clarity of disclosure in the consolidated financial statements and the conformity of the consolidated financial statements of MasTec with generally accepted accounting principles. In performing its functions, the Audit Committee acts in an oversight capacity. The Audit Committee relies on the work and assurances of MasTec’s management, which has the primary responsibility for the financial statements and reports, and of the independent registered public accounting firm, which, in its report, expressed an opinion on the conformity of our annual financial statements with generally accepted accounting principles. In reliance on these reviews and discussions, and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in MasTec’s Annual Report on Form 10-K for the year ended December 31, 2023.
C. Robert Campbell, Chair
Ernst N. Csiszar
Robert J. Dwyer
Julia L. Johnson
Independent Registered Public Accounting Firm
Our Audit Committee engaged PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the 2024 fiscal year. A representative from PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement and answer appropriate questions. A representative from BDO USA, P.C., the Company's independent registered public accounting firm for the 2023 fiscal year, is not expected to attend the Annual Meeting and will not have the opportunity to make a statement or answer appropriate questions.
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AUDIT AND NON-AUDIT FEES
The following table sets forth the audit and non-audit fees paid to BDO USA, P.C., which served as our independent registered public accounting firm for the years indicated.
Category	2022	2023
Audit Fees	$4,450,000	$5,368,500
Audit-Related Fees	$468,850	$260,500
Tax Fees	$0	$0
All Other Fees	$0	$250,511
Total	$4,918,850	$5,879,511
Audit Fees
Fees for services rendered by our independent registered public accounting firm, BDO USA, P.C., for professional services, audits of our annual financial statements, reviews of financial statements included in quarterly reports on Form 10-Q, registration statements and out of pocket expenses.
Audit-Related Fees
Fees for audit related services, which are services that are reasonably related to the performance of the annual audit or to the review of quarterly financial statements, performed by BDO USA, P.C.
Fees for services rendered by our independent registered public accounting firm, BDO USA, P.C., for audit-related services included procedures performed for the 401(k) Retirement Plan.
PRE-APPROVAL POLICIES
The Audit Committee pre-approves all auditing services and the terms of such services (which may include providing comfort letters about securities underwritings) and non-audit services provided by our independent registered public accounting firm, but only to the extent that the non-audit services are not prohibited under applicable law and the Audit Committee reasonably determines that the non-audit services do not impair the independence of the independent registered public accounting firm. The authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision. The pre-approval requirement is waived with respect to the provision of non-audit services for MasTec if (i) the aggregate amount of all such non-audit services provided to MasTec constitutes not more than 5% of the total amount of revenues paid by MasTec to its independent registered public accounting firm during the fiscal year in which such non-audit services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services, and (iii) such services are promptly brought to the attention of and approved by the Audit Committee or by one or more of its members to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee has considered and determined that the provision of the non-audit services described above is compatible with maintaining the auditor’s independence.
During 2022 and 2023, audit services, audit related services and all other services provided by BDO USA, P.C. were pre-approved by the Audit Committee.
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Compensation Discussion and Analysis
A MESSAGE FROM OUR COMPENSATION COMMITTEE
Since 2007, the first year that both Mr. Mas, our CEO, and Mr. Apple, our COO, assumed their roles, they have guided us from $940 million in revenue in 2006 to $12 billion for 2023. They have been instrumental in formulating and implementing our remarkable growth strategy. Most recently, the unprecedented changes of the past few years have provided unique challenges for our entire executive team to integrate a large number of acquisitions with our existing portfolio and to prudently make capital expenditures to add equipment and materials during a period affected by supply constraints and inflation. They have positioned us as one of the few providers viewed throughout our industry as a partner whose size and scale affords us the capabilities to take on our customers’ projects, which have significantly increased in size and scope. In addition, Mr. DiMarco, in his first year as our CFO, led initiatives that were instrumental to the achievement of our excellent cash flow and a strong balance sheet, while paying down acquisition-related indebtedness. This has allowed us to achieve and maintain investment grade credit ratings from multiple rating agencies. With the support of our Board, the executive team has led MasTec’s strategic investment program to execute a significant end-market transformation over the last two years to support the nation’s energy transition to sustainable renewable energy sources. By expanding our Communications, Clean Energy and Infrastructure and Power Delivery segments, MasTec has placed itself in the position to meet expected high customer demand growth for renewable power generation, electric power transmission and distribution and civil infrastructure over the next decade, as well as, to capitalize on the continued expected growth in telecommunications infrastructure and new green pipeline services.
In late 2020, a year in which we generated $6.3 billion in revenue, our executive team set a long-term goal of $10 billion in annual revenue. While ambitious at the time, a little more than 36 months later, our 2023 annual revenue was $12 billion. Our guidance for 2024 now approximates $12.5 billion in annual revenue. While 2023 was a challenging year we believe that our expanded operations and capacity will allow us to take full advantage of growth opportunities across multiple end markets in 2024 and beyond. Our focus will be on maximizing efficiency and improving margins while continuing to provide excellent outcomes to our diversified customer base.
We are fortunate to have a very strong senior leadership team guiding our Company in the challenging, complex and constantly changing business environment. We believe that our executive compensation program plays a critical role in retaining our leadership team members, rewarding them for achieving long-term improvement in our operating results and positioning us to take advantage of changing markets and customer demand, aligning their interests with those of our shareholders and building long-term value for our shareholders and other stakeholders.
Our compensation program’s key objectives are to reward our executive team for its efforts and results, to retain our best performing and successful team members and to attract new talent that can help MasTec achieve its strategic and operating goals and increase the productivity, efficiency, quality and sustainability of our operations.
In this compensation discussion and analysis, we present information about the compensation paid to our NEOs for 2023: Jose R. Mas, our Chief Executive Officer (“CEO”), Robert Apple, our COO, Paul DiMarco, our EVP and CFO, George Pita, our former EVP and CFO, who retired effective March 31, 2023, and Alberto de Cardenas, our EVP, General Counsel and Secretary. We have provided information regarding how our executive compensation program works and the decisions made about pay, as well as how those decisions were made. We believe that it is a key job to communicate to our shareholders about our compensation program and to help you understand the rationale for our compensation decisions to support our executive compensation program and to contribute to MasTec’s success.
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We appreciate your inclusion of MasTec in your investment portfolio and your support for our Company as we continually strive to meet our customers’ demands and build long-term and sustainable value for our shareholders.
OUR EXECUTIVE OFFICERS
Name	Age	Position
Jose R. Mas	52	Chief Executive Officer (CEO) and Director
Robert Apple	74	Chief Operating Officer (COO)
Paul DiMarco	45	EVP and Chief Financial Officer (CFO)
Alberto de Cardenas	55	EVP, General Counsel and Secretary
Biographical information for Mr. Jose R. Mas can be found in the section entitled “Class II Directors” beginning on page 20.
Robert Apple
Age: 74 | COO
Mr. Apple has been our COO since December 2006. Previously, Mr. Apple served as group president for MasTec’s energy service operations since 2005. From 2001 to 2004, Mr. Apple was a senior vice president at DIRECTV®, where he was responsible for the installation and service network, warranty program, supply chain management and national dispatch support. From 1997 to 2001, Mr. Apple, while on assignment from Hughes Electronics/DIRECTV® Latin America to Telefonica S.A., served as Chief Operating Officer and Board member of Via Digital, a direct broadcast satellite company and Telefonica affiliate. From 1985 to 1996, Mr. Apple served in various capacities within the Hughes Electronics organization, including as Chief Executive Officer of Hughes Electronics-Spain, Vice President of Hughes Europe and as a program manager for a Hughes Electronics training and support systems group. Mr. Apple was a member of the Board of Directors of Domtar Corporation (NYSE: UFS), a provider of fiber-based products since October 2012. He served as its Chairman of the Board and Chair of the Nominating and Governance Committee. Mr. Apple, a graduate of the U.S. Naval Academy, was a lieutenant colonel in the U.S. Marine Corps., where he was a graduate of the Naval Fighter Weapons School (“Top Gun”) and part of the team that rolled out the F/A-18 strike fighter.

Paul DiMarco
Age: 45 | CFO
Paul DiMarco joined MasTec in 2007 and has been our Chief Financial Officer since April 1, 2023, following the retirement of George Pita. In February of 2022 he was appointed Chief Financial Officer of MasTec’s Power Delivery Segment, to work with operational leadership on the integration of 2021 acquisitions that brought over $2 billion of incremental revenue to the segment. Mr. DiMarco also served as Treasurer of MasTec since 2011. Prior to joining MasTec, Mr. DiMarco held various positions with Burger King Restaurant Services and Coca-Cola Enterprises. Mr. DiMarco earned his Bachelor of Science in Industrial Engineering from the University of Florida and his Master of Business Administration from Duke University. Mr. DiMarco also serves or has served in various charitable and other capacities, including for The United Way of Miami Dade Tocqueville Society, leading MasTec’s annual corporate giving campaign, and for the University of Miami’s Center for Autism and Related Disabilities.

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Alberto de Cardenas
Age: 55 | EVP, General Counsel and Secretary
Mr. de Cardenas has been our EVP, General Counsel and Secretary responsible for all of MasTec’s corporate and operational legal matters and corporate secretary matters since November 2005. From March 2003 to November 2005, Mr. de Cardenas was Senior Vice President and General Counsel and from January 2003 through March 2003, Mr. de Cardenas was Vice President and Corporate General Counsel of Perry Ellis International, Inc. From September 1996 through December 2002, Mr. de Cardenas was a corporate and securities attorney at Broad and Cassel. From September 1990 to July 1993, Mr. de Cardenas was an accountant at Deloitte & Touche LLP. Mr. de Cardenas earned his bachelor’s in accounting from the University of Florida, his Master of Science in taxation from Florida International University and his law degree from The George Washington University Law School. Mr. de Cardenas serves as a board member of the United Way of Miami-Dade County, Easter Seals of South Florida and the Orange Bowl Committee.

OUR GENERAL PHILOSOPHY REGARDING EXECUTIVE PAY
MasTec’s objectives for its executive compensation program are to attract, motivate and retain a talented, entrepreneurial and innovative team of executive officers who will provide leadership for MasTec’s success in dynamic and highly competitive markets. MasTec seeks to accomplish these objectives in a way that rewards both company and individual performance and aligns our executives’ interests with our shareholders’ long-term interests.
The compensation for each NEO consists of two primary elements: base salary and annual performance bonus, the latter of which is paid partially in restricted stock. Base salaries provide a fixed level of compensation necessary to attract and retain our executive officers. However, the greatest portion of their compensation (an average of 83% for 2023) is in the form of at-risk variable annual performance bonuses.
•
Our annual performance bonus, which is paid partially in cash and partially in time-vested restricted stock, encourages retention, incentivizes achievement of key operating results and long- term strategic goals and rewards the creation of long-term shareholder value.

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When we set compensation amounts and select compensation components for our executive management, we strive to reward the achievement of both short-term and long-term results that promote earnings growth and stock appreciation. Our primary measure is Adjusted EBITDA. Other primary measures include three-year revenue growth, three-year earnings per share (“EPS”) growth and return on invested capital (“ROIC”).1 Overall, we intend that our compensation philosophy provides market-competitive base pay levels with meaningful incentive opportunities to promote strong performance. This compensation philosophy extends to all levels of our management.
For 2023 we did not have specific policies for allocating between long-term and short-term compensation or between cash and non-cash compensation; the Compensation Committee considered the achievement of long-term goals in its compensation decisions and, by awarding the majority of incentive compensation in the form of three-year cliff vesting restricted stock, linked at least 50% of incentive compensation to achievement of long- term shareholder value. The Compensation Committee maintained a balance of performance-based and retention-oriented pay for each NEO considering market data on the mix of pay but also using discretion in making its decisions.
These elements are designed to reward corporate and individual performance in a simple and straightforward manner through future appreciation of the value of MasTec’s stock. We believe that this emphasis on long-term value also contributes to the sustainability of our business. MasTec’s executive compensation program is also intended to promote and retain stability within the executive team.
Each NEO is a member of MasTec’s executive team. To that end, our NEOs, as well as other executives, are expected to contribute to MasTec’s overall success rather than focus solely on specific objectives within each executive’s area of responsibility. Given this team-based approach, MasTec considers relative compensation levels among all executive team members to ensure that our compensation programs are applied consistently and equitably. Executives who underperform are either removed from the executive team with their compensation adjusted accordingly or dismissed.
The following charts summarize the mix among base salary, short term incentive pay (cash bonuses), and long-term incentive pay (three-year cliff vesting restricted stock) for our NEOs for their 2023 performance:

1 Revenue growth is the change in Revenue over a specific time period; EPS Growth is the change in Earnings per Share over a specific time period. Return on Invested Capital for a specific time period is net income divided by debt plus equity.
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2023 BUSINESS HIGHLIGHTS
In setting our executives’ compensation, we considered MasTec’s financial performance, including the following accomplishments:
○	Revenue was up 23% to a record $12.0 billion, compared to $9.8 billion for 2022.
○	Strong balance sheet with favorable leverage metrics and ample liquidity despite vigorous strategic acquisition activity and increased working capital usage related to expanded revenues.
○	18-Month Backlog as of December 31, 2023 of $12.4 billion, with sequential growth in each segment excluding Oil & Gas since the third quarter ended September 30, 2023.
○	Our net cash provided by operating activities on December 31, 2023 was $687.3 million, enabling us to reduce net debt by $320 million year over year.
○	Moody’s, S&P and Fitch have all maintained MasTec debt rating at investment grade.
○	Integration of multiple strategic acquisitions.
○	Year-end stock price of $75.72, for a four-year cumulative TSR of 18.0%.
BEST PRACTICES IN OUR PROGRAM
We maintain compensation programs and policies that serve the interests of shareholders and are consistent with best practices.
Best Practices	Practices we do not engage in
•    Annual performance-based incentives paid in restricted stock and cash.
•    Three-year cliff vesting period for equity performance-based awards.
•      Caps on annual bonuses.
•      Modest perquisites.
•    Formal Stock ownership guidelines for our CEO, other NEOs and independent directors.
•    Anti-hedging and anti-pledging policies. The Board has, however, granted exceptions to these policies for our Chairman and CEO with financing arrangements (for additional details, refer to Footnotes 3 and 4 of the “Security Ownership” section beginning on page 77).
•      Enhanced clawback policy for incentive compensation.
•    The Compensation Committee is composed solely of people who qualify as independent directors under the listing standards of the NYSE.
•    Use of independent compensation consultant to benchmark and analyze compensation metrics.

• No re-pricing of stock options.
• No excise tax gross-up provisions in post-2016 employment agreements.
• No single trigger change in control provisions in post-2016 employment agreements.
• No defined benefit pension plan.

ROLE OF COMPENSATION COMMITTEE
The Compensation Committee of our Board is responsible for assessing recommendations for pay and approving pay levels for our executive management.
The Compensation Committee targets NEO compensation levels with the following goals in mind:
•	Market-competitive base pay.
•
Short-term and long-term incentive grants that appropriately reward past performance and share value appreciation, create incentives for long-term growth in MasTec’s financial performance and shareholder value, as well as promote executive retention.

•	Levels of benefits and modest perquisites adequate to attract and retain talented and qualified executive officers.
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The Compensation Committee determines and approves all compensation for the CEO and the other NEOs. The Company compiles information for the Committee’s review. Then the Compensation Committee conducts an evaluation of each NEO to determine if changes in the officer’s compensation are appropriate based on the considerations described herein.
At the Compensation Committee’s request, the CEO provides input regarding the performance and appropriate compensation of the NEOs other than himself. The CEO does not participate in the Compensation Committee’s deliberations or decisions about his own compensation. The Compensation Committee gives considerable weight to the CEO’s evaluation of the other NEOs because of his direct and in-depth knowledge of each executive. The Compensation Committee reviews those recommendations for non-CEO executive compensation and then determines the compensation levels for all our NEOs, considering each executive officer’s role, performance, internal pay comparisons and available market data, as well as the Company’s overall performance. The Compensation Committee then recommends compensation for our CEO to the independent members of the Board for their final approval. The Compensation Committee also administers our incentive compensation plans, including the 2013 ICP.
ROLE OF COMPENSATION CONSULTANT
The Compensation Committee retained Meridian as its independent compensation consultant. The Compensation Committee from time to time uses the services of Meridian to assist in benchmarking executive and director compensation. Other services provided by Meridian to the Compensation Committee included review of the compensation peer group, legislative and governance updates and assistance with proxy statement disclosure. Meridian did not assist MasTec in adjusting compensation levels and did not attend any meetings of the Compensation Committee.
Other than as described above and below, Meridian provided no other services to the Compensation Committee and provided no services to management during fiscal 2023. The Compensation Committee, considering all relevant factors, including those set forth in applicable SEC and NYSE rules, is not aware of any conflict of interest that has been raised by the work performed by Meridian.
ROLE OF PEER COMPANIES AND BENCHMARKING
The Compensation Committee was assisted by Meridian to construct a peer group appropriate for market comparisons of compensation for our NEOs and outside directors. Following a review in the fall of 2023, no changes were made to the peer group from the peer group that was constructed in 2022. Meridian provided the Compensation Committee with a competitive analysis of compensation for our NEOs relative to the peer group (the “Competitive Analysis”). Data from the peer group was used in the fall of 2023 to inform 2024 pay decisions.
Based on revenues for the fiscal year ended 2023, MasTec was near the median of the peer group with respect to revenue size and, as it has in the past, the Compensation Committee focused on the median of the data in establishing the peer group used for market comparisons.
Peer Group
Jacobs Solutions Inc.
AECOM
Quanta Services, Inc
EMCOR Group, Inc.
KBR, Inc.
Tutor Perini Corporation
Primoris Services Corporation
Tetra Tech, Inc
Dycom Industries, Inc.
Leidos Holdings, Inc
Textron Inc
Fluor Corporation
WSP Global Inc.
SNC-Lavalin Group Inc.
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The Compensation Committee reviewed information in the Competitive Analysis regarding peer median executive compensation, including both as to the mix of pay components (base salary, cash bonus and long-term incentives) and the amounts thereof, our executive compensation and our financial performance in comparison to the selected peers and considered that information, among other things, when it determined total compensation levels.
The Compensation Committee did not, however, set compensation components (or total target compensation) to meet specific market benchmark percentiles to avoid compensation unrelated to the value delivered by the NEOs or the performance of MasTec. At MasTec, annual incentive compensation awards are heavily based on prior year corporate and individual performance.
SAY ON PAY AND SHAREHOLDER OUTREACH
At our 2023 annual meeting, our Say-On-Pay proposal received the support of approximately 84% of the shareholders casting their votes. We engage with key shareholders to discuss and obtain feedback on our corporate governance, executive compensation and sustainability-related matters, as well as other issues important to our shareholders. Our stock ownership guidelines for our NEOs and our clawback policy, which we had in place prior to our new policy mandated by SEC and NYSE rules that took effect in 2023, also resulted from past shareholder outreach efforts. The Compensation Committee considered the results of the most recent Say on Pay vote as evidence of shareholder satisfaction with the Company’s executive compensation program and policies and therefore, made no changes to the program as a result of the vote.
COMPONENTS OF OUR EXECUTIVE COMPENSATION FOR 2023
The primary components of compensation paid to our NEOs are base salary and performance-based annual bonuses paid partially in cash and partially in time-based restricted stock. Each element is described in more detail below.
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Decisions with respect to one element of compensation tend not to affect decisions regarding other elements.
Component	Objective	Type of Compensation
Fixed pay
Our objective for base salary is to provide our NEOs a minimum, fixed level of cash compensation commensurate with their positions and qualifications. Base salary is designed to reward core competence in each NEO’s role. We choose to pay base salary for talent attraction and retention. Salaries are set based on the performance of the NEO; market data adjusted for individual qualifications and job uniqueness.
Bi-weekly cash base salary. Salaries initially are negotiated and set forth in employment agreements with each NEO and thereafter reviewed annually.
At Risk Pay
An objective of our 2013 ICP is to reward NEOs for Company and individual performance during the prior year. The 2013 ICP is designed to reward NEOs for contributions as members of the executive team to MasTec’s overall success rather than specific objectives solely within an NEO’s area of responsibility.

We choose to pay this performance based annual incentive compensation in the form of both cash and restricted stock that vests over a three-year period. The amount of the annual incentive award is based on 2023 adjusted EBITDA performance and the growth over three years of Revenue and EPS, as well as ROIC. We may also consider other factors such as successful acquisition activity. We believe that paying a significant portion of annual incentive compensation in the form of three-year cliff vesting restricted stock incentivizes our management to build long-term shareholder value, aligns the interests of our management team with those of our shareholders and contributes to the retention of our leadership team members. Executive officers eligible to receive an award under the 2013 ICP are selected by the Compensation Committee no later than 90 days following the start of each fiscal year, at which time the Compensation Committee also determines the maximum amount of the award opportunity.

Benefits	The objective of our benefits program is to provide our NEOs with a competitive benefits package.	Includes medical, dental, disability, life insurance and accidental death.
Retirement	The objective of our retirement benefits is to assist our employees with the accumulation of adequate financial assets for retirement.
Our executive officers may participate in the 401(k) and Deferred Compensation Plans.
We make safe harbor matching contributions equal to 100% of the first 3% of compensation that each eligible participant elects to contribute to the 401(k) Plan in that year plus 50% of the next 2% of compensation that each eligible participant elects to contribute to the 401(k) Plan in that year, which are paid 50% in cash and 50% in MasTec common stock.
No Company matching contributions were made in 2023 to the Deferred Compensation Plan. Participants, including NEOs, may obtain distributions from the Deferred Compensation Plan only upon termination of employment or for elected in-service distributions.
We also believe that our stock ownership guidelines contribute to our executives’ retirement planning and asset accumulation.

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Additional Compensation Components:
Component	Description
Split Dollar Life Insurance
We cover Jorge Mas and Jose R. Mas under split dollar insurance policies. The objective is to provide protection to the Company by allowing Messrs. Mas’ and Mas’ beneficiaries to use the proceeds under these policies to pay estate taxes instead of using the proceeds from large stock dispositions that could be disruptive to the market price of MasTec’s common stock. In addition, the policies are an efficient method of providing compensation with a high perceived value to the recipients.
For more information, see the “Certain Relationships and Related Party Transactions” section beginning on page 81.

Perquisites
We provide a limited number of perquisites to our NEOs with the objective of attracting and retaining executive officers in a competitive marketplace. Perquisites are not designed to reward any particular executive behavior.

2023 PERFORMANCE AND COMPENSATION DECISIONS
In addition to our 2023 financial performance detailed above, our Compensation Committee reviewed and considered the Performance Measures on page 60 prior to their final decisions on 2023 compensation for our NEOs. For details of our peer group see page 40.
2023 and 2024 Base Salary
The Compensation Committee sets each NEO’s base salary based on a number of factors including the NEO’s core competency, position and qualifications as well as competitive market data derived for our peer group. Based on these factors, the Compensation Committee approved the following 2024 base salaries for NEOs(1)
Executive	2023 Base Salary	2024 Base Salary
Jose R. Mas, CEO	$1,250,000	$1,250,000
Robert Apple, COO	$750,000	$775,000
Paul DiMarco, CFO	$500,000	$550,000
Alberto de Cardenas, EVP, General Counsel and Secretary	$495,000	$525,000
(1)
George Pita is not included in the table above given his retirement effective March 31, 2023. However, pursuant to Mr. Pita’s amended and restated employment agreement dated March 31, 2023, Mr. Pita is paid an annual base salary of $400,000. Mr. Pita received a base salary of $540,750 in 2023, which included his service as CFO through March 31, 2023.

2023 Incentive Compensation Awards
The objectives of the Company’s annual incentive program are:
•	To provide incentive compensation linked to Company and individual NEO performance;
•	To incentivize annual and long- term performance;
•	To attract and retain executives of outstanding ability;
•	To align the interests of the NEOs with the interests of the Company’s shareholders; and
•	To incentivize management to build long-term shareholder value by paying a majority of earned incentives in the form of restricted stock that vests after a period of years.
The Compensation Committee determined the size of each NEO’s annual incentive award by considering numerous financial factors, including MasTec’s operating performance and 2023 results in revenue, income from operations, adjusted EBITDA, cash flow from operating activities, reduction in days sales outstanding, liquidity and net debt reduction. The Committee also considered MasTec’s three-year Revenue and EPS results, as well as ROIC. The integration of 14 companies acquired during 2021, as well as the acquisition of five companies in 2022, including IEA, was a significant
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consideration. The Compensation Committee also considered our NEOs’ focus on safety, which led to a continued reduction in frequency of incidents compared to previous years and management of our financial position as reflected by our cash flow from operating activities, overall debt level and improved book leverage, and considered the Competitive Analysis as described above.
In establishing the annual incentive program for 2023, the Compensation Committee determined that annual incentive awards would not be payable unless the Company achieved a threshold of adjusted EBITDA of $680 million, which represents 87% of 2022 adjusted EBITDA. In addition, the combined incentive awards for all NEOs were capped at 5% of actual Adjusted EBITDA. See below table for details of the change to our maximum cap on NEO compensation.
Adjusted EBITDA is generally calculated by taking MasTec’s consolidated net income, determined in accordance with generally accepted accounting principles, and adding back interest, depreciation, amortization and income taxes and adjusting for certain other items of income or expense, all as more detailed in the reconciliation of net income to Adjusted EBITDA set forth in the disclosure under the caption “Non-U.S. GAAP Financial Measures” beginning on page 42 of our 2023 Annual Report on Form 10-K (“Form 10-K”) filed with the SEC on March 1, 2024 (the “Non-GAAP Reconciliations”). The Compensation Committee has determined Adjusted EBITDA to be a consistent measure of operating performance. The Compensation Committee also reviewed tally sheets totaling 2022 compensation for each of the NEOs to assist in determining 2023 incentive compensation These tally sheets identify and value each element of each NEO’s compensation, including base salary, cash and equity incentive awards and perquisites, and provide an aggregate sum for each NEO, as well as peer group public data (prepared by Meridian) for similar executive positions.
Year	Threshold (Minimum Adjusted EBITDA for payout)	Maximum Payout (CAP)	Adjusted EBITDA	Maximum Payout as % of Adjusted EBITDA
2021	$610 million	$27.9 million for each NEO or $111.6 million total	$939 million	12%
2022	$680 million	$39 million total for all NEOs	$781 million	5%
2023	$680 million	$39 million total for all NEOs	$860 million	5%
Based on the foregoing considerations, the Compensation Committee approved awards of restricted stock and cash under the 2013 ICP, as set forth in the table below.
Executive	Cash ($)	Shares of Restricted Stock	Restricted Stock Value ($) *	Total ($)
Jose R. Mas, CEO	$1,350,000	81,037	$7,000,000	$8,350,000
Robert Apple, COO	$756,000	35,888	$3,100,000	$3,856,000
Paul DiMarco, EVP and CFO	$750,000	24,311	$2,100,000	$2,850,000
Alberto de Cardenas, EVP, General Counsel and Secretary	$525,000	18,523	$1,600,000	$2,125,000
*
The approximate values of the shares of restricted stock were calculated based on the closing price of MasTec’s Common Stock as reported on the NYSE on March 5, 2024 ($86.38), in accordance with the definition of “Fair Market Value” under the 2013 ICP.

The restricted stock will vest 100% on the third anniversary of the grant dates. Subject to certain limited exceptions, a NEO’s grant of restricted stock will be forfeited if the NEO terminates employment prior to such third anniversary. See the Summary Compensation Table for details.
TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS
We generally negotiate employment agreements with our NEOs. The objective of these arrangements is to secure qualified executive officers for leadership positions in our organization as well as to protect our business and intellectual property by restrictive covenants, including non-competition covenants, contained in the agreements. As of March 31, 2024, we had employment agreements with all our NEOs for their current positions. See “Employment and Other Agreements” below.
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Our employment agreements provide for the payment of certain compensation and benefits in the event of a change in control of MasTec, as well as in the event of the termination of an executive’s employment. The amount payable varies depending upon the reason for the payment. Providing payments upon a change in control helps preserve MasTec’s value by reducing any incentive for key executive officers to seek employment elsewhere if a change in control of MasTec is proposed or becomes likely. Moreover, on an ongoing basis, these arrangements help maintain the continuity of our management team, which we view as a driver of shareholder value. See the “Potential Payments upon Change in Control and Termination of Employment as of December 31, 2023” section below for a description of these provisions and a calculation of the amounts that would be payable thereunder if a change in control of MasTec had occurred on December 31, 2023. The Compensation Committee has publicly committed to not including change in control related excise tax gross ups in future executive employment agreements. The Compensation Committee has also committed to not including single trigger provisions in future executive employment agreements.
DEFERRED COMPENSATION PLAN
In 2008, our Board adopted the MasTec Non-Qualified Deferred Compensation Plan, which was last amended and restated in 2023. Certain management and highly compensated employees, including executive officers, are eligible to participate in the plan. The objective of this plan is to provide this group of employees with an opportunity, on a voluntary basis, to defer compensation without regard to the IRS limits imposed on our qualified 401(k) Plan. Under the plan, participants can defer up to 50% of their base salary and overtime and 100% of their bonus in any given year. We make discretionary matching contributions into the plan. The amount of the matching contribution is determined on an annual basis. No match was awarded in 2019, 2020, 2021, 2022 or 2023. Company matching contributions, if any, vest at a rate of one-third per year of service. An employee’s elective contributions are 100% vested when contributed. Our Board or the Compensation Committee may, in its sole discretion, but is not required to, credit a contribution to any participant’s account under this plan. Such contributions may be smaller or larger than the amount credited to any other participant in any given year. No contributions were made in the three years ended December 31, 2023. Participants may obtain distributions from the plan only upon termination of employment or for elected in-service distributions, at which time the distribution will be fully taxable to the employee.
CLAWBACK POLICY
In October 2023 MasTec revised our clawback policy to comply with newly adopted rules of the NYSE (the “Policy”). The Policy applies to any incentive compensation paid to the executive officers of the Company. In the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, the Company will recover the excess incentive compensation received by current or former executive officers who served as such during the three completed fiscal years preceding the date of the restatement, subject to limited permitted exceptions. Recovery under the Policy applies regardless of any misconduct, fault, or illegal activity of the Company, the executive officer, the Board or any committee thereof.
The Policy is administered by the Compensation Committee of the Board of Directors of the Company and the Compensation Committee is authorized to make all determinations necessary, appropriate or advisable for the administration of the Policy, to engage, at the Company’s expense, such counsel, advisors and agents and to direct the Company’s officers and other employees to take any actions necessary and appropriate to effectuate the Policy.
RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAMS
MasTec has reviewed its compensation structures and policies as they pertain to risk and has determined that its compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on MasTec. Use of Adjusted EBITDA targets for senior executive bonuses ensures that compensation is based upon the overall performance of MasTec. Moreover, our equity grants typically provide for a three-year cliff vesting period, which we believe encourages our executive officers to manage the long-term success of MasTec as a key objective. Compensation for other personnel is closely monitored by our senior executive officers considering this long-term perspective.
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STOCK OWNERSHIP AND RETENTION GUIDELINES
All current executive officers are required to own shares of MasTec common stock with a value of not less than a specified multiple of their base salary. The policy also requires current executive officers to retain 50% of net after-tax shares acquired during the year upon vesting (or exercise of stock options) unless his or her ownership level was satisfied as of the beginning of the year. The chart below shows the multiple of base salary ownership requirements and actual ownership levels (not including unvested restricted shares or pledged shares) and the market price of MasTec common stock as of December 29, 2023, the last trading day of 2023, for the indicated NEOs. Pledged shares are excluded from the below calculation.
Executive	Ownership Requirement	Ownership as of December 31, 2023
Jose R. Mas, CEO	10x base salary	345x
Robert Apple, COO	2x base salary	14x
Paul DiMarco, EVP and CFO	2x base salary	3x
Alberto de Cardenas, EVP, General Counsel and Secretary	2x base salary	8x
ANTI-HEDGING AND ANTI-PLEDGING POLICIES
MasTec has a policy prohibiting its directors, officers and employees from engaging in short sales, including a “sale against the box” (a sale with a delayed delivery), the buying or selling of puts or calls or derivatives involving MasTec securities, and holding MasTec securities in margin accounts or pledging MasTec securities as collateral for a loan, unless such person demonstrates the financial capacity to repay the loan (not including margin debt) without resort to the pledged securities. Our Board has made exceptions to this policy for our Chairman, Jorge Mas, our CEO, Jose R. Mas, and our EVP, General Counsel and Secretary, Alberto de Cardenas, in connection with certain financing arrangements. For additional details, refer to Footnotes 3 and 4 of the “Security Ownership” section beginning on page 77.
ACCOUNTING FOR STOCK-BASED COMPENSATION
Before granting stock-based compensation awards, the Compensation Committee considers the accounting impact of the award as structured and under various other scenarios to analyze the expected impact of the award.
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Compensation Committee Report
The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of MasTec’s filings under the Securities Act of 1933, as amended, referred to as the Securities Act, or the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, except to the extent that we specifically incorporate such report by reference.
In fulfilling our role, we met and held discussions with MasTec’s management and reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement on Schedule 14A. Based on the review and discussions with management and our business judgment, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A for filing with the SEC.
Submitted by the Compensation Committee of the Board of Directors
Ernst N. Csiszar, Chairman
Robert J. Dwyer
Javier Palomarez
Named Executive Officer Compensation
SUMMARY COMPENSATION TABLE FOR 2023
The following table summarizes the compensation information for the years ended December 31, 2023, 2022 and 2021 for our CEO, CFO and our other named executive officers as of the end of 2023. We refer to these persons as our named executive officers elsewhere in this Proxy Statement.
	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation (3)	Total
Jose R. Mas, CEO	2023	$1,209,615	$7,000,000	$1,350,000	$44,068	$9,603,683
	2022	$1,093,269	$7,000,000	$1,500,000	$47,648	$9,640,917
	2021	$1,075,000	$5,500,000	$2,500,000	$47,897	$9,122,897
Robert Apple, COO	2023	$737,339	$3,100,000	$756,000	$79,343	$4,672,682
	2022	$697,463	$3,100,000	$840,000	$61,988	$4,699,451
	2021	$682,500	$2,500,000	$1,400,000	$61,388	$4,643,888
George Pita, Former EVP and CFO (2)	2023	$440,600	$0	$0	$79,603	$520,203
	2022	$536,510	$2,500,000	$660,000	$76,626	$3,773,136
	2021	$525,000	$2,100,000	$1,100,000	$57,166	$3,782,166
Paul DiMarco, EVP and CFO	2023	$456,731	$2,100,000	$750,000	$59,339	$3,366,070
Alberto de Cardenas, EVP, General Counsel and Secretary	2023	$486,519	$1,600,000	$525,000	$28,625	$2,640,144
	2022	$459,865	$1,300,000	$465,000	$27,625	$2,252,490
	2021	$450,000	$1,000,000	$600,000	$27,025	$2,077,025
(1)
Amounts shown in this column represent the fair value of restricted stock awards as of date of grant computed in accordance with FASB ASC Topic 718. Stock awards represent restricted stock awards issued in payment of a portion of annual incentive

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compensation. Each restricted stock award was valued at the closing market price of our common stock on the date of the grant. For additional information regarding assumptions underlying the valuation of equity awards and the calculation method, please refer to Note 9 to our Consolidated Financial Statements, which are contained in our Annual Report on Form 10-K for the year ended December 31, 2023.
(2)	Mr. Pita retired from his positions effective March 31, 2023.
(3)	All other compensation for 2023 consists of the following:
Name	Car Lease Or Allowance	Matching Contribution to 401k Plan	Imputed Benefit from Split Dollar Life Insurance Policy (2)	Golf Membership	Executive Long- Term Disability (1)	Employee Awards (3)	Total
Jose R. Mas	$40,340		$615		$3,088	$25	$44,068
Robert Apple	$63,611	$13,200			$2,507	$25	$79,343
George Pita (4)	$18,600	$13,200		$42,217	$5,586		$79,603
Paul DiMarco	$19,747	$13,200		$23,765	$2,602	$25	$59,339
Alberto de Cardenas	$12,000	$13,200			$3,400	$25	$28,625
(1)	The amounts shown in this column include premiums for Executive Supplemental Long-Term Disability for Messrs. Mas, Apple, DiMarco, Pita and de Cardenas for 2023.
(2)
The amounts shown in this column for Mr. Mas include imputed income with respect to a life insurance policy owned by MasTec on the life of Jose R. Mas. Pursuant to Mr. Mas’s split dollar agreement, MasTec is entitled to recover out of the death benefit proceeds all premiums it pays on the policies upon the death of the insured. The balance of the death benefit would be paid to the beneficiaries designated by Mr. Mas. See the “Certain Relationships and Related Party Transactions” section beginning on page 81 for a description of the split dollar agreement that MasTec entered into with Mr. Mas.

(3)	The amounts shown in this column include gift cards for employee anniversaries and holidays.
(4)	Mr. Pita retired from his positions effective March 31, 2023.
GRANTS OF PLAN-BASED AWARDS FOR 2023
The following table provides additional information about the plan-based awards granted to the NEOs for the year ended December 31, 2023.
Name	Grant Date	Number of Shares of Stock or Units (1)	Grant Date Fair Value of Stock Awards (2)
Jose R. Mas, CEO	3/05/2024	81,037	$7,000,000
Robert Apple, COO	3/05/2024	35,888	$3,100,000
Paul DiMarco, EVP and CFO	3/05/2024	24,311	$2,100,000
Alberto de Cardenas, EVP, General Counsel and Secretary	3/05/2024	18,523	$1,600,000
(1)	Represents shares of restricted stock granted under the 2013 ICP, which vest three years after the grant date, assuming continued employment.
(2)	The grant date value of the restricted stock awards is based on the closing market price of $86.38 for our common stock on March 5, 2024.
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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2023
The following table sets forth our outstanding equity awards as of December 31, 2023, for our NEOs.*
Name	Date of Grant	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)
Jose R. Mas, CEO	3/10/2023	72,902 (2)	$5,520,139
	3/24/2022	63,277 (3)	$4,791,334
	3/18/2021	57,926 (4)	$4,386,157
Robert Apple, COO	3/10/2023	32,285 (2)	$2,444,620
	3/24/2022	28,762 (3)	$2,177,859
	3/18/2021	23,549 (4)	$1,783,130
George Pita, Former EVP and CFO (7)	3/10/2023	26,036 (2)	$1,971,446
	3/24/2022	24,160 (3)	$1,829,395
	3/18/2021	19,489 (4)	$1,475,707
Paul DiMarco, EVP and CFO	10/13/2021	2,000 (5)	$151,440
	10/10/2022	7,500 (6)	$567,900
Alberto de Cardenas, EVP, General Counsel and Secretary	3/10/2023	13,539 (2)	$1,025,173
	3/24/2022	11,505 (3)	$871,159
	3/18/2021	10,286 (4)	$778,856
*	The table excludes equity awards granted in 2024 for 2023 performance.
(1)	The market value of the shares was calculated based upon the closing market price of our common stock of $75.72 per share, as reported by the NYSE on December 29, 2023, the last trading day of 2023.
(2)	Awarded on March 10, 2023, and vest on March 10, 2026.
(3)	Awarded on March 24, 2022, and vest on March 24, 2025.
(4)	Awarded on March 18, 2021, and vest on March 18, 2024.
(5)	Awarded on October 13, 2021, and vest on October 13, 2024.
(6)	Awarded on October 10, 2022, and vest on October 10, 2025.
(7)	Mr. Pita retired from his positions effective March 31, 2023.
STOCK VESTED FOR 2023
Name	Number of Shares of Stock or Units Acquired on Vesting	Value Realized On Vesting
Jose R. Mas, CEO	165,017	$14,371,331
Robert Apple, COO	64,173	$5,588,827
George Pita, Former EVP and CFO (1)	53,172	$4,630,749
Paul DiMarco, EVP and CFO	9,500	$828,015
Alberto de Cardenas EVP, General Counsel and Secretary	27,503	$2,395,236
(1)	Mr. Pita retired from his positions effective March 31, 2023.
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NONQUALIFIED DEFERRED COMPENSATION
The following table sets forth earnings under, and aggregate balances of, nonqualified defined contribution and other deferred compensation plans we maintain.
Name	Executive Contributions in 2023 (1)	Aggregate Earnings in 2023	Aggregate Balance on December 31, 2023 (2)
Robert Apple, COO		$347,921	$2,141,430
Paul DiMarco, EVP and CFO		$44,182	$235,732
Alberto de Cardenas, EVP, General Counsel and Secretary		$9,329	$58,035
(1)	No contributions were made to MasTec’s non-qualified deferred compensation plans on behalf of Mr. Apple, Mr. DiMarco or Mr. de Cardenas for 2023.
(2)	For Mr. Apple, $16,463 and for Mr. de Cardenas, $7,787 of these totals were previously reported as compensation in the “Summary Compensation Tables” for previous years.
See the “Deferred Compensation Plan” section on page 45 for more information on our Non-Qualified Deferred Compensation Plan.
POTENTIAL PAYMENTS UPON CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT AS OF DECEMBER 31, 2023
Each of the NEOs other than Mr. Pita has an employment agreement with us that provides for us to make continued payments and provide certain benefits to the executive upon change in control and termination of employment with the Company.
Each of the employment agreements for the NEOs, other than Mr. DiMarco and Mr. Pita, also provides for each of such NEOs to receive certain payments in the event of a change in control, as follows:
•
Jose R. Mas. Mr. Mas would become entitled to receive a lump sum payment equal to one and a half times his base salary and average performance bonuses during the last three calendar years for which he was an employee, a gross-up payment if an excise tax is triggered, the immediate vesting of any previously unvested options and restricted stock and the continuation of benefits for the balance of the term of the agreement.

•
Robert Apple. Mr. Apple would become entitled to receive 12 monthly payments at an annual rate equal to one and a half times his base salary and average performance bonuses during the last three calendar years for which he was an employee, a gross-up payment if an excise tax is triggered, the immediate vesting of any previously unvested options and restricted stock and the continuation of benefits for the balance of the term of the agreement.

•
Alberto de Cardenas. Mr. de Cardenas would become entitled to a lump sum payment equal to one and a half times his base salary and average performance bonuses during the last three calendar years for which he was an employee, the immediate vesting of any previously unvested options and restricted stock and the continuation of benefits for the balance of the term of the agreement. Under certain circumstances, the change in control payment would be reduced to avoid triggering an excise tax on such benefits.

For these purposes, “Change in Control” generally means:
•
Acquisition by Person of Substantial Percentage. The acquisition by a person or entity (each, a “Person”) (including “affiliates” and “associates” of such Person, but excluding MasTec, any “parent” or “subsidiary” of MasTec or any employee benefit plan of MasTec) of a sufficient number of shares of the common stock, or securities convertible into the common stock, and whether through direct acquisition of shares or by merger, consolidation, share exchange, reclassification of securities or recapitalization of or involving MasTec or any “parent” or “subsidiary” of MasTec, to constitute the Person the actual or beneficial owner of 51% or more of the common stock of MasTec;

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•
Disposition of Assets. Any sale, lease, transfer, exchange, mortgage, pledge or other disposition, in one transaction or a series of transactions, of all or substantially all the assets of MasTec or of any “subsidiary” of MasTec to a Person described above, but, with regard to Robert Apple’s, Paul DiMarco’s and Alberto de Cardenas’ employment agreements, only if such transaction occurs without approval or ratification by a majority of the members of the Board of Directors of MasTec; or

•
Substantial Change of Board Members. During any fiscal year of MasTec, individuals who at the beginning of such year constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by most of the directors in office at the beginning of the fiscal year.

For purposes of the definition of “Change in Control,” the terms “affiliate,” “associate,” “parent” and “subsidiary” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act.
Each NEO’s employment agreement also provides that such NEO would be entitled to receive certain payments if such NEO’s employment was terminated as follows:
•
Jose R. Mas. Following termination of Mr. Mas’s employment by us without cause (as defined in the agreement) or by Mr. Mas for good reason (as defined in the agreement), Mr. Mas would receive an amount equal to his base salary, and the average of the performance bonuses (as defined in the agreement) he received during the last three calendar years and certain employee benefits set forth in the agreement, which shall be payable over a period of 12 months from the date of termination, and, if he has not breached certain of his obligations set forth in his employment agreement, then any unvested equity awards would continue to vest, and all equity awards would remain exercisable for the full term of the grant. In the event Mr. Mas’s employment is terminated by MasTec because of death or disability, then Mr. Mas or his estate would receive his base salary and the pro-rata portion of his annual performance bonus earned through the date of death or disability to which he would have been entitled for the year in which the death or disability occurred, and any unvested options and restricted stock would immediately vest. In the event Mr. Mas’s employment is terminated by us for cause (as defined in the agreement), Mr. Mas would receive his base salary through the date of termination and would forfeit any entitlement he may have to receive any performance bonus for the year in which employment terminates.

•
Robert Apple. Following termination of Mr. Apple’s employment by us without cause (as defined in the agreement) or by Mr. Apple for good reason (as defined in the agreement), Mr. Apple would receive an amount equal to his base salary and the average of the performance bonuses (as defined in the agreement) he received during the last three calendar years and certain employee benefits set forth in the agreement, which shall be payable over a period of 12 months from the date of termination and, if he has not breached certain of his obligations set forth in his employment agreement, then any unvested equity awards would continue to vest, and all equity awards would remain exercisable for the full term of the grant. If Mr. Apple’s employment is terminated by MasTec because of death or disability, then Mr. Apple or his estate would receive his base salary and any annual performance bonus earned through the date of death or disability to which he would have been entitled for the year in which the death or disability occurred, and any unvested options and restricted stock would immediately vest. In the event Mr. Apple’s employment is terminated by us for cause (as defined in the agreement), Mr. Apple would receive his base salary through the date of termination and would forfeit any entitlement he may have to receive any performance bonus for the year in which employment terminates.

•
George Pita. Following termination of Mr. Pita’s employment by us with or without cause (as defined in the agreement) or because of death or disability or by Mr. Pita for good reason (as defined in the agreement), Mr. Pita or his estate would receive an amount equal to his base salary through the date of termination of employment, death or disability, as applicable. If Mr. Pita’s employment terminated other than for cause and he has not breached certain of his obligation set forth in the agreement, then any unvested equity awards would continue to vest. Upon Mr. Pita’s death or disability, any unvested equity awards would vest immediately.

•
Paul DiMarco. Following termination of Mr. DiMarco’s employment by us without cause (as defined in the agreement) or by Mr. DiMarco for good reason (as defined in the agreement), Mr. DiMarco would receive an amount equal to his base salary and the average of the performance bonuses he received during the last three calendar years and certain employee benefits set forth in the agreement which shall be payable over a period of 12 months from the date of termination and, if he has not breached certain of his obligations set forth in his employment agreement, then any unvested equity awards would continue to vest, and all equity awards would

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remain exercisable for the full term of the grant. If within 12 months following a change in control (as defined in the agreement), Mr. DiMarco’s employment is terminated by us without cause (as defined in the agreement) or by Mr. DiMarco for good reason (as defined in the agreement), in lieu of the benefits and payments described in the preceding sentence, Mr. DiMarco would become entitled to receive a lump sum payment equal to one and a half times his base salary and his average performance bonuses during the last three calendar years for which he was an employee, the immediate vesting of any previously unvested options and restricted stock and the continuation of benefits for the balance of the term of the agreement; provided, that, under certain circumstances, any change in control payment would be reduced to avoid triggering an excise tax on such payment. If Mr. DiMarco’s employment is terminated by MasTec because of death or disability, then Mr. DiMarco or his estate would receive his base salary and any annual performance bonus he may be deemed eligible for in the Compensation Committee’s sole discretion through the date of death or disability and any unvested options and restricted stock would immediately vest. In the event Mr. DiMarco’s employment is terminated by us for cause (as defined in the agreement), Mr. DiMarco would receive his base salary through the date of termination and he will not have been deemed to have earned, and will forfeit, any eligibility and entitlement that he may have to receive any performance bonus.
•
Alberto de Cardenas. Following termination of Mr. de Cardenas by us without cause (as defined in the agreement) or by Mr. de Cardenas for good reason (as defined in the agreement), Mr. de Cardenas would receive an amount equal to his base salary and the average of the performance bonuses he received during the last three calendar years and certain employee benefits set forth in the agreement, which shall be payable over a period of 12 months from the date of termination and, if he has not breached certain of his obligations set forth in his employment agreement, then any unvested equity awards would continue to vest, and all equity awards would remain exercisable for the full term of the grant. If Mr. de Cardenas’ employment is terminated by MasTec because of death or disability, then Mr. de Cardenas or his estate would receive his base salary and any annual performance bonus earned through the date of death or disability and any unvested options and restricted stock would immediately vest. In the event Mr. de Cardenas’ employment is terminated by us for cause (as defined in the agreement), Mr. de Cardenas would receive his base salary through the date of termination and would forfeit any entitlement he may have to receive any performance bonus.

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The following tables illustrate the payments and benefits that each NEO would have received under his employment agreement, as amended to the date of this Proxy Statement, if MasTec experienced a change in control on December 31, 2023, or such NEO’s employment with MasTec had terminated on December 31, 2023, for any of the reasons described in the tables. The amounts presented in the tables are estimates and do not necessarily reflect the actual value of the payments and of the benefits that would be received by the NEOs, which would only be known at the time that employment terminates, or the change of control occurs, as applicable.
Executive: Jose R. Mas
Executive Compensation Component	Termination due to Disability	Termination due to Death	Termination by Company without Cause or Resignation with Good Reason	Change of Control
Cash Severance
Base Salary			$1,250,000	$1,875,000
Performance Bonus			$8,083,333	$12,125,000
Total Cash Severance			$9,333,333	$14,000,000
Long Term Incentives
Value of Accelerated/Continued Grants (1)	$14,697,631	$14,697,631	$14,697,631	$14,697,631
Benefits & Perquisites
Health & Welfare Benefits			$15,406	$15,406
Company Car			$40,340	$40,340
Total Benefits & Perquisites			$55,746	$55,746
Section 280G Tax Gross-Up (2)			—	—
OVERALL TOTAL	$14,697,631	$14,697,631	$24,086,710	$28,753,377
(1)
Represents the closing price on the NYSE for a share of MasTec’s common stock on December 29, 2023, the last trading day of 2023 ($75.72), multiplied by the number of restricted shares that would have been subject to accelerated or continued vesting.

(2)
Mr. Mas is entitled to receive a tax gross-up payment to reimburse him for any excise tax to which he would be subject under Section 4999 of the Code with respect to any “excess parachute payment” that he receives from MasTec. Mr. Mas generally would not be considered to receive an “excess parachute payment” unless the payments made to him that are contingent on a change in control exceed three times the average of his W-2 compensation for the five years immediately prior to the year in which the change in control occurs. Thus, facts and circumstances at the time of any change in control, as well as changes in Mr. Mas’s W-2 compensation history, could materially impact whether and to what extent any payment to Mr. Mas would result in an “excess parachute payment” and thus result in an excise tax.

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Executive: Robert Apple
Executive Compensation Component	Termination due to Disability	Termination due to Death	Termination by Company without Cause or Resignation with Good Reason	Change of Control
Cash Severance
Base Salary			$750,000	$1,125,000
Performance Bonus			$3,771,667	$5,657,500
Total Cash Severance			$4,521,667	$6,782,500
Long Term Incentives
Value of Accelerated/Continued Grants (1)	$6,405,609	$6,405,609	$6,405,609	$6,405,609
Benefits & Perquisites
Health & Welfare Benefits			$11,657	$11,657
Company Car			$63,611	$63,611
Total Benefits & Perquisites			$75,268	$75,268
Section 280G Tax Gross-Up (2)			—	—
OVERALL TOTAL	$6,405,609	$6,405,609	$11,002,544	$13,263,377
(1)
Represents the closing price on the NYSE for a share of MasTec’s common stock on December 29, 2023, the last trading day of 2023 ($75.72), multiplied by the number of restricted shares that would have been subject to accelerated or continued vesting.

(2)
Mr. Apple is entitled to receive a tax gross-up payment to reimburse him for any excise tax to which he would be subject under Section 4999 of the Code with respect to any “excess parachute payment” that he receives from MasTec. Mr. Apple generally would not be considered to receive an “excess parachute payment” unless the payments made to him that are contingent on a change in control exceed three times the average of his W-2 compensation for the five years immediately prior to the year in which the change in control occurs. Thus, facts and circumstances at the time of any change in control, as well as changes in Mr. Apple’s W-2 compensation history, could materially impact whether and to what extent any payment to Mr. Apple would result in an “excess parachute payment” and thus result in an excise tax.

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Executive: George Pita
Executive Compensation Component	Termination due to Disability	Termination due to Death	Termination by Company without Cause or Resignation with Good Reason	Change of Control
Cash Severance
Base Salary	(1)	(1)	(1)
Total Cash Severance
Long Term Incentives
Value of Accelerated/Continued Grants (2)	$5,276,548	$5,276,548	$5,275,548	$5,276,548
OVERALL TOTAL	$5,276,548	$5,276,548	$5,276,548	$5,276,548
(1)
Following termination of Mr. Pita’s employment by us without cause (as defined in the agreement) or because of death or disability or by Mr. Pita for good reason (as defined in the agreement), Mr. Pita or his estate would receive an amount equal to his base salary through the date of termination of employment, death or disability, as applicable.

(2)
Represents the closing price on the NYSE for a share of MasTec’s common stock on December 29, 2023, the last trading day of 2023 ($75.72), multiplied by the number of restricted shares that would have been subject to accelerated or continued vesting.

Executive: Paul DiMarco
Executive Compensation Component	Termination due to Disability	Termination due to Death	Termination by Company without Cause or Resignation with Good Reason	Change of Control and Termination by Company without Cause or Resignation with Good Reason
Cash Severance
Base Salary			$500,000	$750,000
Performance Bonus			$749,300	$1,123,950
Total Cash Severance			$1,249,300	$1,873,950
Long Term Incentives
Value of Accelerated Grants (1)	$719,340	$719,340	$719,340	$719,340
Benefits & Perquisites
Health & Welfare Benefits			$11,752	$11,752
Company Car			$19,747	$19,747
Total Benefits & Perquisites			$31,499	$31,499
OVERALL TOTAL	$719,340	$719,340	$2,000,139	$2,624,789
(1)
Represents the closing price on the NYSE for a share of MasTec’s common stock on December 29, 2023, the last trading day of 2023 ($75.72), multiplied by the number of restricted shares that would have been subject to accelerated or continued vesting.

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Executive: Alberto de Cardenas
Executive Compensation Component	Termination due to Disability	Termination due to Death	Termination by Company without Cause or Resignation with Good Reason	Change of Control
Cash Severance
Base Salary			$495,000	$742,500
Performance Bonus			$1,621,667	$2,432,500
Total Cash Severance			$2,116,667	$3,175,000
Long Term Incentives
Value of Accelerated/Continued Grants (1)	$2,675,188	$2,675,188	$2,675,188	$2,675,188
Benefits & Perquisites
Health & Welfare Benefits			$15,718	$15,718
Company Car			$12,000	$12,000
Total Benefits & Perquisites			$27,718	$27,718
OVERALL TOTAL	$2,675,188	$2,675,188	$4,819,573	$5,877,906
(1)
Represents the closing price on the NYSE for a share of MasTec’s common stock on December 29, 2023, the last trading day of 2023 ($75.72), multiplied by the number of restricted shares that would have been subject to accelerated or continued vesting.

EMPLOYMENT AND OTHER AGREEMENTS
Employment Agreements
On April 18, 2007, MasTec entered an employment agreement with Jose R. Mas, MasTec’s President and CEO, effective as of April 18, 2007, and amended on March 31, 2014. The term of the agreement continues until the agreement is terminated in accordance with the terms and provisions thereof. The agreement provides that Mr. Mas is to receive an annual salary, subject to Compensation Committee adjustment. The agreement also provides that Mr. Mas shall be eligible for annual performance bonuses of up to his base salary based on the achievement of goals established by the Compensation Committee of the Board. If Mr. Mas’s employment is terminated other than for cause and he has not breached certain of his obligations set forth in the agreement, then any unvested equity awards would continue to vest, and all equity awards would remain exercisable for the full term of the grant. Upon Mr. Mas’s death or disability, any unvested equity awards would vest immediately. The agreement further provides for change of control and termination payments as described above in the “Potential Payments upon Change in Control and Termination of Employment as of December 31, 2023” section beginning on page 50. The agreement also contains confidentiality, non-competition and non-solicitation provisions, compliance with which is a condition to receipt of certain amounts or benefits payable under the agreements.
Effective January 1, 2010, MasTec entered an employment agreement with Robert Apple relating to his employment as COO, which agreement was amended on March 31, 2014. The agreement remains in effect until terminated and provides that Mr. Apple will be paid an annual salary, subject to Compensation Committee adjustment, currently set $775,000. The agreement also provides for annual performance bonuses of up to his base salary based on the achievement of goals established by our Compensation Committee, in its sole discretion. If Mr. Apple’s employment is terminated other than for cause and he has not breached certain of his obligations set forth in the agreement, then any unvested equity awards would continue to vest, and all equity awards would remain exercisable for the full term of the grant. Upon Mr. Apple’s death or disability, any unvested equity awards would vest immediately. The agreement further provides for change of control and
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termination payments as described above in the “Potential Payments upon Change in Control and Termination of Employment as of December 31, 2023” section beginning on page 50. The agreement also contains confidentiality, non-competition and non-solicitation provisions, compliance with which is a condition to receipt of certain amounts or benefits payable under the agreements.
Until his retirement, effective March 31, 2023, George Pita was employed under an employment agreement relating to his becoming, effective January 1, 2014, MasTec’s EVP and CFO. The agreement contained confidentiality, non-competition and non-solicitation provisions, compliance with which was a condition to the receipt of certain amounts or benefits payable under the agreement. On March 31, 2023, MasTec entered into an amended and restated employment agreement with Mr. Pita, which became effective as of April 1, 2023, relating to Mr. Pita’s continued provision of services to MasTec following his retirement from his position as MasTec’s Executive Vice President and Chief Financial Officer. The agreement amended and restated in its entirety Mr. Pita’s previous agreement with MasTec, dated January 23, 2014, as amended on March 31, 2014. The amended and restated agreement provides that Mr. Pita will be paid an annual base salary of $400,000 but that he will not be entitled to participate in MasTec’s bonus plan for senior management, receive equity awards, nor be eligible for an annual performance bonus. All equity awards granted to Mr. Pita that were outstanding at the time of his retirement will continue to be subject to the terms and conditions set forth under the applicable award documents and MasTec’s equity incentive plans, as in effect and as they may be amended from time to time. The amended and restated agreement also contains confidentiality, non-competition and non-solicitation provisions, which are substantially identical to those contained in Mr. Pita’s previous agreement with MasTec, except that the non- competition and non-solicitation provisions have been extended to the later of one year following Mr. Pita’s employment termination date and March 10, 2026.
Effective March 30, 2023, MasTec entered into an employment agreement with Mr. DiMarco, relating to his becoming MasTec’s Executive Vice President and Chief Financial Officer. The agreement remains in effect until terminated and provides that Mr. DiMarco will be paid an annual base salary, subject to Compensation Committee adjustment, currently set at $550,000. The agreement also provides for an annual performance bonus of up to his base salary based on the achievement of goals established by the Compensation Committee, as determined in the Compensation Committee’s sole discretion, so long as Mr. DiMarco continues to provide active, full-time service through the applicable bonus period and the date the bonus is paid. If Mr. DiMarco’s employment is terminated other than for cause and he has not breached certain of his obligations set forth in the agreement, then any unvested equity awards would continue to vest, and all equity awards would remain exercisable for the full term of the grant. Upon Mr. DiMarco’s death or disability, any unvested equity awards would vest immediately. The agreement further provides for termination payments as described above in the “Potential Payments upon Change in Control and Termination of Employment as of December 31, 2023” section beginning on page 50. The agreement also contains confidentiality, non-competition and non-solicitation provisions, compliance with which is a condition to receipt of certain amounts or benefits payable under the agreements.
Effective March 31, 2014, MasTec entered an employment agreement with Alberto de Cardenas relating to his employment as EVP, General Counsel and Secretary, which agreement replaced his 2008 employment agreement. The agreement remains in force until terminated and provides that Mr. de Cardenas will be paid an annual salary, subject to Compensation Committee adjustment, currently set at $525,000. The agreement also provides for an annual performance bonus of up to his base salary based on the achievement of goals established by the Compensation Committee, in its sole discretion. If Mr. de Cardenas’ employment is terminated other than for cause and he has not breached certain of his obligations set forth in the agreement, then any unvested equity awards would continue to vest, and all equity awards would remain exercisable for the full term of the grant. Upon Mr. de Cardenas’ death or disability, any unvested equity awards would vest immediately. The agreement further provides for change of control and termination payments as described above in the “Potential Payments upon Change in Control and Termination of Employment as of December 31, 2023” section beginning on page 50. Under certain circumstances, the change in control payment would be reduced to avoid triggering an excise tax on such benefits. The agreement also contains confidentiality, non-competition and non-solicitation provisions, compliance with which is a condition to receipt of certain amounts or benefits payable under the agreements.
CEO PAY RATIO FOR 2023
In compliance with Item 402(u) of Regulation S-K adopted by the SEC pursuant to Section 953(b) of the Dodd-Frank Act, we are reporting the pay ratio disclosure for our fiscal year beginning on January 1, 2023. We identified our median employee as of December 31, 2023, in compliance with the above rules. We updated our median employee using 2023 data because we had significant growth in 2023.
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As of December 31, 2023, we had 34,282 employees, consisting of 33,466 U.S. based employees, 440 employees in India and 376 employees in Canada. In calculating our median employee’s wages, we only included U.S. based employees and did not include our employees in India or Canada as they make up less than 5% of our total global workforce. We have calculated our median employee’s wages as follows:
•	We compiled W-2 earnings for all our active employees as of December 31, 2023, except our CEO.
•	We annualized W-2 earnings for new hires during 2023.
•	We ranked all employees’ wages and determined the median employee.
•	We calculated annual total compensation for our median employee in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
•	The 2023 W-2 annualized wage for our median employee is $81,001.
Jose R. Mas, our CEO, had 2023 W-2 compensation of $17,112,696. Mr. Mas’ compensation included base salary of $1,197,297, cash bonus of $1,500,000, restricted stock of $14,371,331 and other fringes and benefits of $44,068. The pay ratio for 2023 is 211.3.
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PAY VERSUS PERFORMANCE
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation and Company performance for fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown.
Year	SCT Total Compensation for CEO (1)	Compensation Actually Paid to CEO (2)	Average SCT Total Compensation for Other NEOs (1)	Average Compensation Actually Paid to Other NEOs (2)	Total Shareholder Return (Value of initial fixed $100 investment) (3)	Peer Group Total Shareholder Return (Value of initial fixed $100 investment) (3) (4)	Net Income ($M)	Adjusted EBITDA ($M) (5)
2023	$9,603,683	$7,164,886	$2,799,775	$1,850,500	$118.02	$257.98	($47.3)	$860.3
2022	$9,640,917	$6,253,204	$3,575,026	$2,490,855	$133.00	$190.15	$33.9	$780.6
2021	$9,122,897	$18,004,904	$3,501,026	$6,340,351	$143.83	$180.06	$330.7	$939.1
2020	$8,842,829	$6,849,082	$3,180,455	$2,432,921	$106.27	$123.62	$322.7	$799.9
(1)
The CEO for each of 2020, 2021, 2022 and 2023 was Jose R. Mas. The Other NEOs for each of 2020, 2021 and 2022 were Robert Apple, George Pita (CFO), and Alberto de Cardenas. The Other NEOs for 2023 were Robert E. Apple, Paul DiMarco (CFO), George Pita (who retired as CFO during 2023) and Alberto de Cardenas.

(2)
Compensation Actually Paid reflects the exclusions and inclusions for the CEO and the Other NEOs set forth below. The amounts excluded represent the Stock Awards amounts from the applicable Summary Compensation Table. Amounts included are the aggregate of the following components, as applicable: (i) the fair value as of the end of the fiscal year of unvested equity awards granted in that year; (ii) the change in fair value during the year of equity awards granted in prior years that remained outstanding and unvested at the end of the year; (iii) the fair value, as of the vesting date, of equity awards granted in that year that also vested in that year; and (iv) the change in fair value during the year through the vesting date of equity awards granted in prior years that vested during that year, less (iv) the fair value at the end of the prior year of awards granted prior to the year that failed to meet applicable vesting conditions during the year. Equity values are calculated in accordance with FASB ASC Topic 718.

CEO Adjustments to SCT
Adjustments to SCT	2023	2022	2021	2020
Excluded: Stock awards reported in Summary Compensation Table for our CEO	$7,000,000	$7,000,000	$5,500,000	$5,350,000
Included: Change in fair value of current year equity for our CEO	$6,136,122	$6,220,728	$5,839,202	$3,949,395
Included: Change in fair value of prior year unvested equity for our CEO	($1,865,349)	($1,989,229)	$6,955,429	$1,247,779
Included: Change in fair value of prior award that vested in 2023 for our CEO	$290,430	($619,212)	$1,587,377	($1,840,921)
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Other NEO Adjustments to SCT
Adjustments to SCT	2023	2022	2021	2020
Excluded: Average Stock awards reported in Summary Compensation Table for our Other NEOs	$1,700,002	$2,300,000	$1,866,667	$1,641,667
Included: Change in fair value of current year equity for Other NEOs	$1,490,207	$2,043,909	$1,981,805	$1,211,900
Included: Change in fair value of prior year unvested equity for Other NEOs	($807,394)	($608,361)	$2,153,528	$398,423
Included: Change in fair value of prior award that vested in 2023 for Other NEOs	$67,913	($219,719)	$570,659	($716,189)
Change in fair value of stock is based upon closing share prices on December 31, 2020, of $68.18, on December 31, 2021, of $92.28, on December 30, 2022, the last trading day of 2022, of $85.33 and on December 29, 2023, the last trading day of 2023, of $75.72.
(3)
TSR is the change in stock price from the last trading day prior to the earliest year in the table through the last trading day of the applicable year in the table. The Peer Group TSR is the TSR of the group identified for the years measured, weighted according to the respective peer companies’ stock market capitalization at the beginning of each period for which the TSR is calculated. See page 40 for our Peer Group.

(4)	Our Peer Group TSR value of initial fixed $100 investment is: $123.62 for 2020, $180.06 for 2021, $190.15 for 2022 and $257.98 for 2023.
(5)
We determined Adjusted EBITDA to be the “most important” financial performance measure used to link performance to Compensation Actually Paid to our CEO and Other NEOs in fiscal 2023, in accordance with Item 402(v) of Regulation S-K. Adjusted EBITDA is a non-GAAP financial measure. For a description of the rationale for our presentation of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA, please see the Non-GAAP Reconciliations.

PERFORMANCE MEASURES
The following table lists the most important financial measures used by us to link compensation actually paid to our named executive officers for 2023 to company performance.
Financial Performance Measures
Adjusted EBITDA
Return on Invested Capital
Three Year Revenue Growth
Three Year Earnings per Share Growth
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RELATIONSHIP BETWEEN PAY AND FINANCIAL PERFORMANCE
The charts below describe the relationship between compensation actually paid to our chief executive officer and other NEOs (as calculated above) and our financial and stock performance.

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PROPOSAL NO. 3: Vote on a Non-Binding Advisory Resolution to Approve the Compensation of the Company’s Named Executive Officers
As required by Section 14A of the Exchange Act, we are seeking advisory shareholder approval of the compensation of our NEOs as disclosed in the section of this Proxy Statement titled “Compensation Discussion and Analysis” including the tables that follow. We are asking shareholders to vote on the following advisory resolution:
“RESOLVED, that the holders of the Company’s common stock advise that they approve the compensation of the Company’s NEOs as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the related footnotes, and the narrative information accompanying the tables).”
Although your vote is advisory and therefore non-binding, the Board will consider the outcome of the vote when considering future executive compensation decisions for NEOs. We urge shareholders to read the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement, which details our compensation actions for the year ended December 31, 2023. As described in the CD&A, we believe that the compensation paid to our NEOs for 2023 appropriately considers our demonstrated ability to increase revenue, operating results and profitability over the short- and long-term because of the continued leadership of these NEOs. We believe that our compensation programs and policies and the compensation decisions for 2023 as described in the CD&A appropriately reward our NEOs for their and the Company’s performance and we believe that these programs and policies will assist us in retaining our senior leadership team.
The Board recommends that shareholders vote FOR approval of the compensation of the Company’s NEOs as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the related footnotes, and the narrative information accompanying the tables).
PROPOSAL NO. 4: Approval of the Restated 2013 ICP
Introduction
The 2013 ICP was originally adopted by our Board of Directors on March 17, 2013, and approved by the Company’s shareholders on May 23, 2013, at the Company’s 2013 Annual Meeting of Shareholders. The 2013 ICP was subsequently amended and restated effective January 1, 2017, and May 20, 2021. On March 5, 2024, our Board approved the Restated 2013 ICP and recommended that it be submitted to the Company’s shareholders for their approval at the next annual meeting.
The primary change in the Restated 2013 ICP is to increase the number of shares of common stock available for issuance under the 2013 ICP by 1,200,000 shares. The Restated 2013 ICP also (i) extends the term of the 2013 ICP from May 20, 2031 to May 14, 2034, (ii) increases the maximum aggregate number of shares that may be delivered under the Restated 2013 ICP as a result of the exercise of the “incentive stock options” under Section 422 of the Internal Revenue Code, from 3,250,000 shares to 4,450,000 shares, and (iii) incorporates the terms of an amendment to the 2013 ICP that was made effective December 14, 2022.
In determining the increase in the number of shares to be authorized for issuance under the Restated 2013 ICP, if approved by our shareholders, we were mindful of the dilutive effect of equity awards on our shareholders. We have sought to propose a share pool that is limited in size but allows us sufficient flexibility to satisfy our current anticipated compensation needs, particularly as MasTec continues to grow. We note that, since 2006, we have reduced our annual equity burn rate (shares issued as compensation relative to our outstanding shares) and dilution by granting awards of restricted stock instead of stock options. Restricted stock awards cause less dilution while providing the same benefit to the recipient and meeting our compensation objectives. Assuming the issuance of all shares that would be available under the Restated 2013 ICP, the aggregate dilutive effect of such issuances on our currently outstanding shares would be approximately 4.8%.
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If the Restated 2013 ICP receives shareholder approval at the Annual Meeting, the effective date of the Restated 2013 ICP will be May 14, 2024. As of the date of this Proxy Statement, no awards have been granted under the Restated 2013 ICP.
If the Company’s shareholders do not approve this Proposal 4, the Restated 2013 ICP will not become effective, the additional shares will not become available for grant and the 2013 ICP will continue as in effect prior to its proposed amendment and restatement, subject to the previously approved share limit.
A copy of the Restated 2013 ICP is attached to this Proxy Statement as Annex A.
Summary of the Restated 2013 ICP
The following is a summary of the material provisions of the Restated 2013 ICP. The following summary of the Restated 2013 ICP does not purport to be a complete description of all of the provisions of the Restated 2013 ICP and is qualified in its entirety by reference to the complete text of the Restated 2013 ICP, a copy of which is attached as Annex A to this Proxy Statement.
Purpose
The purpose of the Restated 2013 ICP is to assist MasTec and its subsidiaries in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, and individual consultants who provide services to MasTec or its subsidiaries, by enabling such persons to acquire or increase a proprietary interest in MasTec in order to strengthen the mutuality of interests between such persons and MasTec’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.
Shares Available for Awards
Under the Restated 2013 ICP, the total number of shares of our common stock, which we refer to as Shares, reserved and available for delivery pursuant to awards issued under the Restated 2013 ICP, which we refer to as Awards, at any time during the term of the Restated 2013 ICP (since its inception) will be equal to (i) 4,450,000 (which amount represents the sum of 2,100,000 (the number of Shares reserved and available for delivery under the 2013 ICP as of the 2013 ICP’s original effective date), plus 1,150,000 (the increase in the number of Shares reserved and available for delivery as of May 20, 2021), plus 1,200,000 (the increase in the number of Shares reserved and available for delivery under the Restated 2013 ICP as of May 14, 2024)), plus, (ii) any outstanding Shares surrendered by a shareholder to the Company after March 17, 2013 in order to fund, in whole or in part, Awards under the Restated 2013 ICP. As of March 11, 2024, 906,784 Shares remained available for delivery pursuant to awards issuable under the 2013 ICP.
If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or are settled for cash or otherwise do not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which such Award were subject, will, to the extent of such forfeiture, expiration, termination, non-issuance or cash settlement, again be available for delivery with respect to Awards under the Restated 2013 ICP.
In the event that any Award granted under the Restated 2013 ICP, other than an option or stock appreciation rights award, is exercised through the tendering of Shares or by the withholding of Shares by MasTec, or withholding tax liabilities arising from any Award, other than an option or stock appreciation rights award, are satisfied by the tendering of Shares or by the withholding of Shares by MasTec, then only the number of Shares issued net of the Shares tendered or withheld will be counted for purposes of determining the maximum number of Shares available for grant under the Restated 2013 ICP.
Substitute Awards will not reduce the Shares authorized for delivery under the Restated 2013 ICP or authorized for delivery to a participant in any period. Additionally, in the event that an entity acquired by MasTec or any subsidiary or with which MasTec or any subsidiary combines has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Restated 2013 ICP and will not reduce the Shares authorized for delivery under the Restated 2013 ICP; provided, that Awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees or directors of MasTec or its subsidiaries prior to such acquisition or combination.
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Award Limitations
The 2013 ICP included award limitations intended to permit the qualification of Awards under the 2013 Plan as “performance-based compensation” exempt from the deduction limitation under Section 162(m) of the Code prior to its amendment in December 2017. The December 2017 amendments to Section 162(m) of the Code eliminated the exemption from the deduction limitation for “performance-based compensation.” However, the Restated 2013 ICP retains the Award limits applicable to each fiscal year of MasTec during any part of which the Restated 2013 ICP is in effect, under which no participant may be granted (i) stock options and/or stock appreciation rights with respect to more than 500,000 Shares, or (ii) restricted stock, restricted stock units, performance shares and/or other stock based-awards denominated in or valued by reference to a designated number of Shares and that the Compensation Committee intends to qualify as “performance-based compensation” exempt from the deduction limitations under Section 162(m) of the Code prior to its amendment in December 2017, with respect to more than 500,000 Shares, in each case, subject to adjustment in certain circumstances. In addition, the maximum amount that may be paid out to any one participant as performance units that the Compensation Committee intends to qualify as “performance-based compensation” exempt from the deduction limitations under Section 162(m) of the Code prior to its amendment in December 2017, with respect to any 12-month performance period is $10,000,000 (pro-rated for any 12-month performance period that is less than 12 months), and with respect to any performance period that is more than 12 months, $10,000,000 multiplied by the number of full 12-month periods that are in the performance period.
The aggregate fair market value of Shares on the date of grant underlying incentive stock options that can be exercisable by any individual for the first time during any year cannot exceed $100,000 (or such other amount as specified in Section 422 of the Code). Any excess will be treated as a non-qualified stock option.
The maximum number of Shares that may be delivered under the Restated 2013 ICP as a result of the exercise of incentive stock options is 4,450,000 Shares, subject to certain adjustments.
In any fiscal year of MasTec during any part of which the Restated 2013 ICP is in effect, no participant who is a director but is not also an employee or consultant may be granted any Awards that have a “fair value” as of the date of grant, as determined in accordance with FASB ASC Topic 718 (or any other applicable accounting guidance), that exceeds $400,000 in the aggregate.
Certain Adjustments—Repricing Prohibited
The Compensation Committee is authorized to adjust the limitations on the number of Shares available for issuance under the Restated 2013 ICP and the individual limitations on the amount of certain Awards (other than the $100,000 limitation described above with respect to incentive stock option awards) and will adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) to the extent it deems equitable in the event that any extraordinary dividend or other distribution (whether in cash, Shares or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares so that an adjustment is appropriate. See the sections called “Acceleration of Vesting; Change in Control” and “Other Adjustments” below for a summary of certain additional adjustment provisions of the Restated 2013 ICP.
Except with respect to the adjustments referenced in the foregoing paragraphs, the Compensation Committee is generally not permitted to take any of the following actions without the approval of MasTec’s shareholders: (i) lower the exercise price per Share of a stock option or grant price per Share of a stock appreciation right after it is granted, (ii) cancel an option or a stock appreciation right when the exercise or grant price per Share exceeds the fair market value of the underlying Shares in exchange for cash or another Award, (iii) cancel an outstanding option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or grant price per Share that is less than the exercise or grant price per Share of the original options or stock appreciation rights, or (iv) take any other action with respect to an option or a stock appreciation right that may be treated as a repricing pursuant to the applicable rules of the New York Stock Exchange (any such action described in (i)—(iv) being referred to as a Repricing).
Eligibility
The persons eligible to receive Awards under the Restated 2013 ICP are the officers, directors, employees and individual consultants who provide services to MasTec or any subsidiary. The foregoing notwithstanding, only employees of MasTec, or any parent corporation or subsidiary corporation of MasTec (as those terms are defined in Sections 424(e) and (f) of
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the Code, respectively), are eligible for purposes of receiving any incentive stock options that are intended to comply with the requirements of Section 422 of the Code, which we refer to as ISOs. At the discretion of the Compensation Committee, an employee on leave of absence may be considered as still in the employ of MasTec or a subsidiary for purposes of eligibility for participation in the Restated 2013 ICP.
Administration
The Restated 2013 ICP is to be administered by the Compensation Committee, provided, however, that except as otherwise expressly provided in the Restated 2013 ICP, the independent members of the Board may elect to exercise any power or authority granted to the Compensation Committee under the Restated 2013 ICP. Subject to the terms of the Restated 2013 ICP, the Compensation Committee is authorized to select eligible persons to receive Awards, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each participant) and the rules and regulations for the administration of the Restated 2013 ICP, construe and interpret the Restated 2013 ICP and Award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Compensation Committee may deem necessary or advisable for the administration of the Restated 2013 ICP. Decisions of the Compensation Committee will be final, conclusive and binding on all persons or entities, including MasTec, any subsidiary or any participant or beneficiary, or any transferee under the Restated 2013 ICP or any other person claiming rights from or through any of the foregoing persons or entities.
Stock Options and Stock Appreciation Rights
The Compensation Committee is authorized to grant (i) stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and (ii) stock appreciation rights, entitling the participant to receive the amount by which the fair market value of a Share on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the Compensation Committee. The exercise price per share of an option and the grant price of a stock appreciation right may not be less than 100% of the fair market value of a Share on the date the option or stock appreciation right is granted. An option granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of stock of MasTec or any parent company (sometimes referred to as a 10% owner) will not qualify as an ISO unless the exercise price for the option is not less than 110% of the fair market value of a Share on the date the ISO is granted.
For purposes of the Restated 2013 ICP, the term “fair market value” means the fair market value of Shares, Awards or other property as determined by the Compensation Committee or under procedures established by the Compensation Committee. Unless otherwise determined by the Compensation Committee, the fair market value of a Share as of any given date is the closing sales price per Share as reported on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Compensation Committee on the date the Award is authorized by the Compensation Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported.
The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment or service generally are fixed by the Compensation Committee, except that no option or stock appreciation right may have a term exceeding ten years, except if on the last day of such term, with respect to the exercise of an option or stock appreciation right, other than an ISO, (i) the exercise of the option or stock appreciation right is prohibited by applicable law, or (ii) Shares may not be purchased, or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the option or stock appreciation right will be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or restricted period under such lock-up agreement; provided that such extension of the term of the option or stock appreciation right would not cause the option or stock appreciation right to violate the requirements of Section 409A of the Code. To the extent required by the Code at the time of grant, any ISO granted to a 10% owner shall have a term not exceeding five years from the date of grant.
Methods of exercise and settlement and other terms of options and stock appreciation rights are determined by the Compensation Committee. Accordingly, the Compensation Committee may permit the exercise price of options awarded under the Restated 2013 ICP to be paid in cash, Shares, other Awards or other property.
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The Company may grant stock appreciation rights in tandem with options, which we refer to as Tandem Stock Appreciation Rights, under the Restated 2013 ICP. A Tandem Stock Appreciation Right may be granted at the same time as the related option is granted or at any time thereafter and before exercise or expiration of such option. A Tandem Stock Appreciation Right may only be exercised when the related option would be exercisable and the fair market value of the Shares subject to the related option exceeds the option’s exercise price. Any option related to a Tandem Stock Appreciation Right will no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised and any Tandem Stock Appreciation Right will no longer be exercisable to the extent the related option has been exercised.
Restricted Stock and Restricted Stock Units
The Compensation Committee is authorized to grant restricted stock and restricted stock units. Restricted stock is a grant of Shares which are subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose, including time or performance restrictions or both. Notwithstanding the foregoing, all Awards of restricted stock that are outstanding on December 14, 2022, and all Awards of restricted stock granted on or after December 14, 2022 shall be immediately vested as of the date of the participant’s disability or death, whichever is applicable. A participant granted restricted stock generally has all of the rights of a shareholder of MasTec (including voting and dividend rights), unless otherwise determined by the Compensation Committee. An Award of restricted stock units confers upon a participant the right to receive Shares or cash equal to the fair market value of the specified number of Shares covered by the restricted stock units at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose. Prior to settlement, an Award of restricted stock units carries no voting or dividend rights, or other rights associated with Share ownership, although dividend equivalents may be granted, as discussed below. No dividends or dividend equivalents shall be paid to participants with respect to any unvested restricted stock or restricted stock units awards until such awards vest.
Dividend Equivalents
The Compensation Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, Shares, other Awards or other property equal in value to dividends paid on a specific number of Shares or other periodic payments. Dividend equivalents may be granted alone or in connection with another Award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional Shares, Awards or otherwise as specified by the Compensation Committee. Notwithstanding the foregoing, dividend equivalents credited in connection with an award that vests based on the achievement of performance goals will be subject to satisfaction of the same performance goals as to which the vesting of the underlying award is subject with respect to which such dividend equivalents have been credited. In addition, no dividend equivalents shall be paid to participants prior to the vesting date of such award.
Bonus Stock and Awards in Lieu of Cash Obligations
The Compensation Committee is authorized to grant Shares as a bonus free of restrictions, or to grant Shares or other Awards in lieu of Company obligations to pay cash under the Restated 2013 ICP or other plans or compensatory arrangements. Any such Shares or Awards will be subject to such terms as the Compensation Committee may specify.
Other Stock-Based Awards
The Compensation Committee is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to Shares. The Compensation Committee determines the terms and conditions of such Awards.
Performance Awards
The Compensation Committee is authorized to grant performance Awards to participants on terms and conditions established by the Compensation Committee. The performance criteria to be achieved during any performance period and the length of the performance period will be determined by the Compensation Committee upon the grant of the performance Award. Performance Awards may be valued by reference to a designated number of Shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance Awards may be settled by delivery of cash, Shares or other property, or any combination thereof, as determined by the Compensation Committee.
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The 2013 ICP included provisions that were intended to qualify Awards as “performance-based compensation” not subject to the limitation on tax deductibility by MasTec under Section 162(m) of the Code prior to its amendment in December 2017. The Restated 2013 ICP retains those provisions to apply to any Award if it is granted to a participant who is, or is likely to be, as of the end of the tax year in which MasTec would claim a tax deduction in connection with such Award, a “covered employee” (as defined below), and is intended to qualify as “performance-based compensation” that is exempt from the deduction limitations imposed under Section 162(m) of the Code prior to its amendment in December 2017. The term “covered employee” means MasTec’s chief executive officer and each other person whose compensation is required to be disclosed in MasTec’s filings with the SEC by reason of that person being among the three highest compensated officers of MasTec (other than MasTec’s principal financial officer) as of the end of a taxable year, or such other person as shall be considered a “covered employee” for purposes of Section 162(m) of the Code prior to its amendment in December 2017. If and to the extent required under Section 162(m) of the Code prior to its amendment in December 2017, any power or authority relating to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code prior to its amendment in December 2017 is to be exercised by the Compensation Committee and not the Board.
If and to the extent that the Compensation Committee determines that the conditions described in the foregoing paragraph have been satisfied with respect to any Award, one or more of the following business criteria for MasTec, on a consolidated basis, and/or for subsidiaries, or for business or geographical units of MasTec and/or a subsidiary (except with respect to the TSR and earnings per share criteria), are to be used by the Compensation Committee in establishing performance goals for Awards under the Restated 2013 ICP: (1) earnings per share; (2) revenues or margins; (3) cash flow (including operating cash flow, free cash flow, discounted return on investment and cash flow in excess of cost of capital); (4) operating margin; (5) return on assets, sales, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of MasTec; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) TSR; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; (18) the fair market value of a Share; (19) “Consolidated EBITDA”; and/or (20) compliance with safety policies and procedures. Any of the above goals may be determined on an absolute or relative basis (e.g., growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to MasTec. Performance goals for Awards intended to comply with Section 162(m) of the Code prior to its amendment in December 2017 must be established not later than 90 days after the beginning of the performance period applicable to such Awards or at such other date as may be required for “performance-based compensation” treatment under Section 162(m) of the Code prior to its amendment in December 2017.
In general, “Consolidated EBITDA” means, for any period, the Company’s consolidated net income (including certain adjustments such as for capital gains and losses, write ups and write downs of assets and liabilities, earnings in certain subsidiaries that are prohibited from making distributions to the Company and extraordinary or non-recurring items), determined in accordance with generally accepted accounting principles, for such period plus (i) among other things, the following to the extent deducted in calculating such consolidated net income: interest expense for such period; Federal, state, local and foreign income taxes payable by the Company and certain of its subsidiaries; depreciation and amortization expense; certain purchase accounting adjustments; certain non-cash charges relating to, among other things, stock based compensation; certain cash distributions of specified subsidiaries; specified expenses and transaction costs incurred in connection with the prepayment, amendment, modification or refinancing of indebtedness, issuance of equity interests and certain other transactions; certain costs, premiums and expenses incurred in connection with the acquisition or redemption of indebtedness; earn-out expenses resulting from certain acquisitions that are treated as compensation costs; specified accounting adjustments; losses attributable to certain derivative instruments such as interest rate swaps and currency hedges; currency translation losses; loss from the early extinguishment of indebtedness or derivative instruments; subject to certain limitations, other non-recurring or unusual charges, cash charges paid in connection with corporate restructurings, expected cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies projected by the Company in good faith; and minus (ii) the following to the extent included in calculating such consolidated net income: Federal, state, local and foreign income tax credits of the Company and its subsidiaries; certain net gains incurred in respect of derivative instruments; any net currency translation gains; any gain from the early
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extinguishment of indebtedness or derivative instruments; and all non-cash items increasing consolidated net income for such period. In addition, Consolidated EBITDA will include pro forma adjustments for certain acquisitions of equity interests in or assets of a business and dispositions of assets.
After the end of each performance period, the Compensation Committee will determine and certify whether the performance goals have been achieved. In determining the achievement of such performance goals, the Compensation Committee may, at the time the performance goals are set, require that those goals be determined by excluding the impact of (i) restructurings, discontinued operations, and extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) change in accounting standards required by generally accepted accounting principles; or (iii) such other exclusions or adjustments as the Compensation Committee specifies at the time the Award is granted.
The Compensation Committee may, in its discretion, determine that the amount payable as an Award intended to qualify as “performance-based compensation” not subject to the limitation on tax deductibility under Section 162(m) of the Code prior to its amendment in December 2017 will be reduced from the amount of such potential Award.
The Restated 2013 ICP provides that it is not intended to modify in any material respect any Award pursuant to a written binding contract in effect on November 2, 2017, that is intended to be “performance-based compensation” under Section 162(m) of the Code prior to its amendment in December 2017.
Other Terms of Awards
Awards may be settled in the form of cash, Shares, other Awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Compensation Committee may establish. The Compensation Committee is authorized to place cash, Shares or other property in trusts or make other arrangements to provide for payment of MasTec’s obligations under the Restated 2013 ICP. The Compensation Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any Shares or other property to be distributed will be withheld (or that previously acquired Shares or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the Restated 2013 ICP generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Compensation Committee may, in its discretion, permit transfers, subject to any terms and conditions the Compensation Committee may impose pursuant to the express terms of an Award agreement, and such transfers are by gift or pursuant to a domestic relations order and are to a “permitted assignee”, that is a permissible transferee under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement. For this purpose, a “permitted assignee” means (i) the participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) a trust for the benefit of one or more of the participant or the persons referred to in clause (i), (iii) a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (i) are the only partners, members or shareholders, or (iv) a foundation in which any person or entity designated in clauses (i), (ii) or (iii) above control the management of assets. A beneficiary, transferee, or other person claiming any rights under the Restated 2013 ICP from or through any participant will be subject to all terms and conditions of the Restated 2013 ICP and any Award agreement applicable to such participant, except as otherwise determined by the Compensation Committee, and to any additional terms and conditions deemed necessary or appropriate by the Compensation Committee.
Awards under the Restated 2013 ICP generally are granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Compensation Committee may, however, grant Awards in exchange for other Awards under the Restated 2013 ICP, awards under other Company plans, or other rights to payment from MasTec, and may grant Awards in addition to and in tandem with such other Awards, rights or other awards.
Acceleration of Vesting; Change in Control
Subject to certain limitations, the Compensation Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award. In the event of a “change in control” of MasTec, as defined in the Restated 2013 ICP, and only to the extent provided in any employment or other agreement between the participant and MasTec or any subsidiary, or in any Award agreement, or to the extent otherwise determined by the Compensation Committee in its sole discretion in each particular case, (i) any option or stock appreciation right that was
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not previously vested and exercisable at the time of the “change in control” will become immediately vested and exercisable; (ii) any restrictions, deferral of settlement and forfeiture conditions applicable to a restricted stock award, restricted stock unit award or another stock-based award subject only to future service requirements will lapse and such Awards will be deemed fully vested; and (iii) with respect to any outstanding Award subject to achievement of performance goals and conditions under the Restated 2013 ICP, the Compensation Committee may, in its discretion, consider such Awards to have been earned and payable based on achievement of performance goals or based upon target performance (either in full or pro-rata based on the portion of the performance period completed as of the “change in control”).
Except as otherwise provided in any employment or other agreement for services between the participant and the Company or any subsidiary, and unless the Compensation Committee otherwise determines in a specific instance, each outstanding Award will not be accelerated as described above, if either (i) MasTec is the surviving entity in the “change in control” and the Award continues to be outstanding after the “change in control” on substantially the same terms and conditions as were applicable immediately prior to the “change in control,” or (ii) the successor company or its parent company assumes or substitutes for the applicable Award, as determined in accordance the terms of the Restated 2013 ICP.
Subject to any limitations contained in the Restated 2013 ICP relating to the vesting of Awards in the event of any merger, consolidation or other reorganization in which MasTec does not survive, or in the event of any “change in control,” the agreement relating to such transaction and/or the Compensation Committee may provide for: (i) the continuation of the outstanding Awards by MasTec, if MasTec is a surviving entity, (ii) the assumption or substitution for outstanding Awards by the surviving entity or its parent or subsidiary pursuant to the provisions contained in the Restated 2013 ICP, (iii) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (iv) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards. The foregoing actions may be taken without the consent or agreement of a participant in the Restated 2013 ICP and without any requirement that all such participants be treated consistently.
Other Adjustments
The Compensation Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to satisfaction of performance goals, or performance goals and conditions relating thereto) (i) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting MasTec, any subsidiary or any business unit, or the financial statements of MasTec or any subsidiary, (ii) in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or (iii) in view of the Compensation Committee’s assessment of the business strategy of MasTec, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a participant, and any other circumstances deemed relevant. However, the Compensation Committee may not make any adjustment described in this paragraph if doing so would cause any Award granted under the Restated 2013 ICP to participants designated by the Compensation Committee as “covered employees” and intended to qualify as “performance-based compensation” under Section 162(m) of the Code prior to its amendment in December 2017 to otherwise fail to qualify as “performance-based compensation.” In addition, without the approval of MasTec’s shareholders, the Compensation Committee may not make any adjustment described in this paragraph if such adjustment would result in a Repricing.
Clawback of Benefits
The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a participant or beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the Restated 2013 ICP or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by MasTec and/or applicable law, which we refer to each as a clawback policy. In addition, a participant may be required to repay to MasTec certain previously paid compensation, whether provided under the Restated 2013 ICP or an Award agreement or otherwise, in accordance with any clawback policy. By accepting an Award, a participant is also agreeing to be bound by any existing or future clawback policy adopted by MasTec, or any amendments that may from time to time be made to the clawback policy in the future by MasTec in its discretion (including without limitation any clawback policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the participant’s Award agreements may be unilaterally amended by MasTec, without the participant’s consent, to the extent that MasTec in its discretion determines to be necessary or appropriate to comply with any clawback policy.
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If the participant, without the consent of MasTec, while employed by or providing services to MasTec or any subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of MasTec or any subsidiary, as determined by the Compensation Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Compensation Committee’s discretion, be canceled and (ii) the Compensation Committee, in its discretion, may require the participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to MasTec, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any option or stock appreciation right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award agreement or otherwise specified by the Compensation Committee.
Amendment and Termination
The Board may amend, alter, suspend, discontinue or terminate the Restated 2013 ICP or the Compensation Committee’s authority to grant Awards without the consent of shareholders or participants or beneficiaries, except that shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which Shares may then be listed or quoted; provided that, except as otherwise permitted by the Restated 2013 ICP or an Award agreement, without the consent of an affected participant, no such Board action may materially and adversely affect the rights of such participant under the terms of any previously granted and outstanding Award. The Compensation Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Restated 2013 ICP; provided that, except as otherwise permitted by the Restated 2013 ICP or Award agreement, without the consent of an affected participant, no such Committee or the Board action may materially and adversely affect the rights of such participant under the terms of such Award. The Restated 2013 ICP will terminate at the earliest of (i) such time as no Shares remain available for issuance under the Restated 2013 ICP, (ii) termination of the Restated 2013 ICP by the Board, or (iii) May 14, 2034. Awards outstanding upon expiration of the Restated 2013 ICP will remain in effect until they have been exercised or terminated or have expired.
Federal Income Tax Consequences of Awards
The Restated 2013 ICP is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.
Nonqualified Stock Options
An optionee generally is not taxable upon the grant of a nonqualified stock option granted under the Restated 2013 ICP. On exercise of a nonqualified stock option granted under the Restated 2013 ICP, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the Shares acquired on exercise of the option over the exercise price. If the optionee is an employee of MasTec or a subsidiary, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those Shares will be equal to their fair market value on the date of exercise of the option, and his or her holding period for those Shares will begin on that date.
The Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for MasTec and is reasonable in amount, and either the employee includes that amount in income or MasTec timely satisfies its reporting requirements with respect to that amount.
Incentive Stock Options
Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a Share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that Share and the holder’s tax basis in that Share will be long-term capital gain or loss.
If an optionee disposes of a Share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the Share on the date the ISO was exercised
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over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the Share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the Share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the Share exceeds one year. Different consequences may apply for an optionee subject to the alternative minimum tax.
The Company is not allowed an income tax deduction with respect to the grant or exercise of an ISO, or the disposition of a Share acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of a Share, MasTec generally is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for MasTec and is reasonable in amount, and either the employee includes that amount in income or MasTec timely satisfies its reporting requirements with respect to that amount.
Stock Awards
Generally, the recipient of a stock award will recognize ordinary compensation income at the time the Shares are received equal to the excess, if any, of the fair market value of the Shares received over any amount paid by the recipient in exchange for the Shares. If, however, the Shares are not vested when they are received under the Restated 2013 ICP (for example, if the recipient is required to work for a period of time in order to have the right to sell the Shares), the recipient generally will not recognize income until the Shares become vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the Shares on the date they become vested over any amount paid by the recipient in exchange for the Shares. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the Award, to recognize ordinary compensation income, as of the date the recipient receives the Award, equal to the excess, if any, of the fair market value of the Shares on the date the Award is granted over any amount paid by the recipient in exchange for the Shares.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of Shares acquired as Awards will be the amount paid for the Shares plus any ordinary income recognized either when the Shares are received or when the Shares become vested. Upon the disposition of any Shares received as a Share Award under the Restated 2013 ICP, the difference between the sales price and the recipient’s basis in the Shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the Shares have been held for more than one year from the date as of which he or she would be required to recognize any compensation income.
The Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the recipient, provided that amount constitutes an ordinary and necessary business expense for MasTec and is reasonable in amount, and either the recipient includes that amount in income or MasTec timely satisfies its reporting requirements with respect to that amount.
Stock Appreciation Rights
The Company may grant stock appreciation rights, separate from any other Award, which we refer to as Stand-Alone Stock Appreciation Rights, or Tandem Stock Appreciation Rights, under the Restated 2013 ICP. Generally, the recipient of a Stand-Alone Stock Appreciation Right will not recognize any taxable income at the time the Stand-Alone Stock Appreciation Right is granted.
With respect to Stand-Alone Stock Appreciation Rights, if the recipient receives the appreciation inherent in the stock appreciation rights in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the stock appreciation rights in Shares, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the Shares on the day they are received over any amounts paid by the recipient for the Shares.
With respect to Tandem Stock Appreciation Rights, if the recipient elects to surrender the underlying option in exchange for cash or shares equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the
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same as discussed above relating to the Stand-Alone Stock Appreciation Rights. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for Federal tax purposes measured by the excess of the then fair market value of the Shares over the exercise price.
In general, there will be no Federal income tax deduction allowed to MasTec upon the grant or termination of Stand-Alone Stock Appreciation Rights or Tandem Stock Appreciation Rights. Upon the exercise of either a Stand-Alone Stock Appreciation Right or a Tandem Stock Appreciation Right, however, the Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the recipient, provided that amount constitutes an ordinary and necessary business expense for MasTec and is reasonable in amount, and either the recipient includes that amount in income or MasTec timely satisfies its reporting requirements with respect to that amount.
Dividend Equivalents
Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the amount received. The Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the recipient, provided that amount constitutes an ordinary and necessary business expense for MasTec and is reasonable in amount, and either the recipient includes that amount in income or MasTec timely satisfies its reporting requirements with respect to that amount.
Section 162 Limitations
As discussed above, the Company is subject to the tax-deduction rule of Section 162(m) of the Code (generally applicable to compensation in excess of $1 million paid to certain of the Company’s executive officers during any year other than certain grandfathered payments pursuant to written binding contracts in effect on November 2, 2017).
Section 409A of the Code
The Restated 2013 ICP is intended to comply with Section 409A of the Code to the extent that such section would apply to any Award under the Restated 2013 ICP. Section 409A of the Code governs the taxation of deferred compensation. Any participant that is granted an Award that is deemed to be deferred compensation, such as a grant of restricted stock units that does not qualify for an exemption from Section 409A of the Code, and does not comply with Section 409A of the Code, could be subject to taxation on the Award as soon as the Award is no longer subject to a substantial risk of forfeiture (even if the Award is not exercisable) and an additional 20% tax (and a further additional tax based upon an amount of interest determined under Section 409A of the Code) on the value of the Award.
Importance of Consulting Tax Adviser
The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult his or her tax adviser as to the Federal, state, local, foreign and other tax consequences of the grant or exercise of an Award or the disposition of Shares acquired as a result of an Award.
New Plan Benefits
We are not able to determine the dollar value and number of any additional plan benefits which will be received by or allocated to any of our NEOs, our current executive officers, as a group, our directors who are not executive officers, as a group, or employees, including all current officers who are not executive officers, as a group, because actual awards will be made at the discretion of the Compensation Committee. For an understanding of the equity-based compensation awards made in the past to our executives under the 2013 ICP, see the “Grants of Plan-Based Awards in 2023” table on page 48 and the “Outstanding Equity Awards At Fiscal Year End For 2023” table on page 49.
The Board of Directors Recommends a Vote “FOR” the Approval of the Restated 2013 ICP.
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PROPOSAL NO. 5: Approval of the Amended and Restated 2011 ESPP
Introduction
The Existing ESPP was originally adopted by our Board, effective July 1, 2011, and approved by the Company’s shareholders on May 5, 2011. The Existing ESPP was subsequently amended and restated effective July 1, 2013, October 15, 2015, and January 1, 2021. On March 5, 2024, our Board approved the Restated 2011 ESPP and recommended that it be submitted to the Company’s shareholders for their approval at the next annual meeting.
The primary change in the Restated 2011 ESPP is to increase the number of shares of common stock available for issuance under the Existing ESPP by 1,000,000 shares, for an aggregate total of 3,000,000 shares. The Restated 2011 ESPP also (i) extends the term of the 2011 ESPP from January 1, 2031, to May 14, 2034, (ii) broadens the administrative authority of the Compensation Committee of our Board to address rules and regulations of non-U.S. jurisdictions, (iii) adds clarifying language to the “Subsidiary” definition, and (iv) incorporates the terms of amendments to the Existing ESPP that were made effective December 16, 2021 and January 1, 2023.
In determining the increase in the number of shares to be authorized for issuance under the Restated 2011 ESPP, if approved by our shareholders, we were mindful of the dilutive effect of equity awards on our shareholders. We have sought to propose a share pool that is limited in size but allows us sufficient flexibility to satisfy our current anticipated compensation needs, particularly as MasTec continues to grow. Assuming the issuance of all shares that would be available under the Restated 2011 ESPP, the aggregate dilutive effect of such issuances on our currently outstanding shares would be approximately 1.5%.
If the Restated 2011 ESPP receives shareholder approval at the Annual Meeting, the effective date of the Restated 2011 ESPP will be May 14, 2024. As of the date of this Proxy Statement, no awards have been granted under the Restated 2011 ESPP.
If the Company’s shareholders do not approve this Proposal 5, the Restated 2011 ESPP will not become effective, the additional shares will not become available for grant and the Existing ESPP will continue as in effect prior to its proposed amendment and restatement, subject to the previously approved share limit.
A copy of the Restated 2011 ESPP is attached to this Proxy Statement as Annex B.
Summary of the Restated 2011 ESPP
The following is a summary of the material provisions of the Restated 2011 ESPP. This summary is qualified in its entirety by reference to the complete text of the Restated 2011 ESPP. Shareholders are urged to read the actual text of the Restated 2011 ESPP in its entirety, which is set forth in Annex B to this Proxy Statement.
Purpose of the Restated 2011 ESPP
The purpose of the Restated 2011 ESPP is to provide an incentive for our employees, and the employees of our subsidiaries that are designated by our Board or the Compensation Committee of our Board as eligible, which we refer to as “designated subsidiaries”, to purchase our common stock and acquire a proprietary interest in us. Approximately 27,940 of our approximately 33,466 employees as of December 31, 2023, were eligible to participate in the Existing ESPP.
Administration of the Restated 2011 ESPP
The Compensation Committee of our Board of Directors will administer the Restated 2011 ESPP. The Restated 2011 ESPP vests the Compensation Committee with the authority to interpret the Restated 2011 ESPP, to prescribe, amend and rescind rules and regulations relating to the Restated 2011 ESPP, and to make all other determinations necessary or advisable for the administration of the Restated 2011 ESPP; however, our Board of Directors may exercise that authority in lieu of the Compensation Committee. The Restated 2011 ESPP is required to be administered in a manner consistent with Rule 16b-3 of the Exchange Act.
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Participation in the Restated 2011 ESPP
Eligible employees of MasTec and its designated subsidiaries as of the first trading day of an offering period to occur in a given calendar month, which we refer to as the “first eligible offering date”, who have been employed by MasTec or any subsidiary of MasTec (or any predecessor) or any entity or business MasTec or any subsidiary acquires whether by asset or stock purchase, but only with respect to individuals who are employees of the acquired entity at the time of the acquisition, for one full calendar month preceding the first day of the calendar month in which the first eligible offering date occurs, will be eligible to participate in the Restated 2011 ESPP as of the first eligible offering date. An eligible employee of MasTec and its designated subsidiaries means any person, including an officer, whose customary employment with MasTec or one of its designated subsidiaries is at least 20 hours per week.
These eligible employees may become participants in the Restated 2011 ESPP by completing an enrollment agreement and filing it with us.
Notwithstanding anything to the contrary set forth in the Restated 2011 ESPP, no employee that is otherwise eligible to elect to become a participant may do so if such employee has knowledge of any material non-public information relating to MasTec at the time such employee files the enrollment agreement with us; provided, further, that an employee who is otherwise eligible to elect to become a participant and who is a “pre-clearance insider” (as defined in MasTec’s insider trading policy), may do so only during a “trading window” (as defined in MasTec’s insider trading policy) and only if such employee has pre-cleared such election with MasTec’s General Counsel in accordance with MasTec’s insider trading policy.
Offerings under the Restated 2011 ESPP
The Restated 2011 ESPP generally is implemented through a series of 14-day offering periods. Shares of our common stock are available for purchase under the Restated 2011 ESPP on the last trading day within each offering period.
On the first trading day of each offering period, participants are granted the option to purchase shares of our common stock on the exercise date within that offering period. No participant is eligible for the grant of any option under the Restated 2011 ESPP if, immediately after the grant, the participant would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our subsidiaries. Additionally, no participant may be granted any option that would permit the participant to buy more than $25,000 worth of our common stock (based on the closing sale price per share reported on the NYSE on the date the option is granted or, if there is no sale on that date, then on the last previous day on which a sale was reported) in any calendar year. Finally, no participant may purchase more than 5,000 shares of our common stock on any one exercise date.
Plan Contributions
Except as otherwise authorized by the Compensation Committee, all contributions to the Restated 2011 ESPP shall be made only by after-tax payroll deductions or by direct after-tax contributions to the Restated 2011 ESPP at such times and subject to such terms and conditions as the Compensation Committee may in its discretion determine. The enrollment agreement that each participant must submit authorizes after-tax payroll deductions from the participant’s compensation during each payroll period. Participants may elect a payroll deduction amount of at least 1%, and up to 15% of their compensation, or if denominated in dollars, an amount not less than $5 and not more than $500 of their compensation on each payroll date.
A participant may change or terminate his or her payroll deductions at any time by submitting a new enrollment agreement authorizing a change in the rate or amount of the participant’s payroll deductions. However, a participant may not change the rate or amount of payroll deductions with respect to any offering period that is ongoing at the time the participant files the new enrollment agreement. Except as otherwise determined by the Compensation Committee, the change in rate or amount of a participant’s payroll deductions shall be effective as of the next offering period that begins after the date the participant files the new enrollment agreement; provided that the filing date of the new enrollment agreement occurs on or before the sixth calendar day preceding the first day of the next offering period. All payroll deductions made for a participant are credited to his or her account under the Restated 2011 ESPP and deposited with our general funds.
Notwithstanding anything to the contrary set forth in the Restated 2011 ESPP, no participant may change the rate or amount of his or her payroll deductions or make direct after-tax contributions to the Restated 2011 ESPP if such participant has knowledge of any material non-public information relating to MasTec at the time such employee files the enrollment agreement with us or makes the direct after-tax contributions to the Restated 2011 ESPP; provided, further, that a participant who is a “pre-clearance insider” (as defined in MasTec’s insider trading policy), may change the rate or amount
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of his or her payroll deductions or make direct after-tax contributions to the Restated 2011 ESPP only during a “trading window” (as defined in MasTec’s insider trading policy) and only if such employee has pre-cleared such change or contribution with MasTec’s General Counsel in accordance with MasTec’s insider trading policy.
Exercise Price
The exercise price per share at which shares are sold in an offering under the Restated 2011 ESPP is 85% of the fair market value of a share of our common stock on the exercise date of the offering period. Participants pay the exercise price through accumulated payroll deductions or direct after-tax contributions made to the Restated 2011 ESPP with respect to the offering period.
Withdrawal from the Restated 2011 ESPP
A participant may withdraw from participation in the Restated 2011 ESPP at any time by completing a withdrawal form and delivering it to us. If a participant’s employment terminates for any reason, he or she is treated as having withdrawn from the Restated 2011 ESPP.
A participant’s withdrawal is effective as of the next offering period that begins after the date the participant files the withdrawal form; provided that the filing date of the withdrawal form occurs on or before the sixth calendar day preceding the first day of the next offering period. Upon the participant’s withdrawal from the Restated 2011 ESPP becoming effective, no further purchases will be made under the participant’s account and the participant’s previously authorized payroll deductions shall cease.
After a participant withdraws, or is treated as having withdrawn, the participant shall be eligible to participate in the Restated 2011 ESPP again by submitting a new enrollment agreement. However, if the participant makes frequent withdrawals and re-entries into the Restated 2011 ESPP, the participant may be made ineligible, by the Compensation Committee in its sole and absolute discretion, to participate in the Restated 2011 ESPP for a period of time to the extent necessary to comply with applicable requirements under the Exchange Act, including without limitation Rule 10b5-1.
Restrictions on Transfer; No Shareholder Rights
No contributions to or option granted under the Restated 2011 ESPP are assignable or transferable, other than by will or by the laws of descent and distribution or as provided under the Restated 2011 ESPP. During the lifetime of a participant, an option is exercisable only by the participant. A participant does not have any interest or voting rights in shares covered by his or her option until the option has been exercised.
Duration, Termination, and Amendment of the Restated 2011 ESPP
The Restated 2011 ESPP will terminate following the last exercise date before May 14, 2034, or if sooner, on the date on which all shares reserved for issuance under the Restated 2011 ESPP have been sold. Additionally, our Board of Directors may terminate the Restated 2011 ESPP earlier. The Board of Directors or the Compensation Committee may amend the Restated 2011 ESPP at any time, provided that no amendment may change any option in a way that adversely affects the rights of the holder of the option, no amendment may in any way cause rights issued under the Restated 2011 ESPP to fail to meet the requirements for employee stock purchase plans under Section 423 of the Internal Revenue Code, and no amendment may cause the Restated 2011 ESPP to fail to comply with Rule 16b-3 under the Exchange Act. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Internal Revenue Code, or any other applicable law or regulation, we will obtain shareholder approval of any such amendment. The Compensation Committee is permitted to allocate and delegate its authority to amend the Restated 2011 ESPP to certain other person or persons that it deems appropriate, subject to any limitations as the Compensation Committee may provide.
Shares Reserved under the Restated 2011 ESPP
The maximum number of shares of common stock that shall be made available for sale under the Restated 2011 ESPP (since its inception) shall be equal to 3,000,000, which amount represents the sum of 1,000,000 (the number of shares of common stock made available for sale under the Existing ESPP as of the original effective date of July 1, 2011), plus 1,000,000 (the increase in the number of shares of common stock made available for sale under the Existing ESPP as of October 15, 2015), plus 1,000,000 (the increase in the number of shares of common stock made available for sale under the Restated 2011 ESPP of May 14, 2024). As of March 11, 2024, 210,003 shares of common stock remained available for sale under the Existing ESPP.
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If any option granted under the Restated 2011 ESPP expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to that option will again be available for issuance under the Restated 2011 ESPP.
Effect of Certain Corporate Events
The Restated 2011 ESPP provides for appropriate adjustment of the number of shares of common stock for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares of our common stock as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like.
In the event of a merger or a sale of all or substantially all of our assets, each option under the Restated 2011 ESPP will be assumed, or an equivalent option will be substituted by the successor corporation, unless the Compensation Committee accelerates the date on which the options may be exercised. In the event of our dissolution or liquidation, the offering period in progress will terminate immediately prior to the consummation of such proposed action, unless the Compensation Committee determines otherwise.
New Plan Benefits
We are not able to determine the dollar value and number of any additional plan benefits which will be received by or allocated to any of our executive officers, our current executive officers, as a group, or employees, including all current officers who are not executive officers, as a group, because participation in the Restated 2011 ESPP and the rate of withholding is voluntary and determined by each eligible person in his or her sole discretion. The adoption of the Restated 2011 ESPP will not result in any new benefits to the current directors who are not employees, as a group, including nominees for election as a director, because those persons are not eligible to participate in the Restated 2011 ESPP.
Federal Income Tax Effects
The information set forth below is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any participant may depend on his or her particular situation, each participant should consult his or her tax adviser as to the Federal, state, local, foreign and other tax consequences of participation in the Restated 2011 ESPP.
Options granted under the Restated 2011 ESPP are intended to qualify for favorable federal income tax treatment to our employees under Sections 421 and 423 of the Internal Revenue Code. Employee contributions are made on an after-tax basis and the exercise of an option will not be a taxable event to a participant. When a participant sells shares of common stock purchased under the Restated 2011 ESPP, such sale would be taxable as follows:
•
if a participant disposes of shares purchased under the Restated 2011 ESPP two years or more after the date of the beginning of the offering period in which the shares were acquired, and more than one year after the shares were purchased, the participant would recognize as ordinary income the lesser of (i) the excess of the fair market value of the shares on the date of sale over the price paid and (ii) the discount of the fair market value of the shares at the beginning of the offering period. Additionally, the participant would recognize a long-term capital gain or loss, within the meaning of the Internal Revenue Code, equal to the difference between the amount realized from the sale of the shares and the participant’s basis. The participant’s basis would be the purchase price plus any amount taxed as ordinary compensation income; or

•
if a participant disposes of shares purchased under the Restated 2011 ESPP within two years after the date of the beginning of the offering period during which the shares were purchased, or within one year after the shares were purchased, the participant would recognize ordinary compensation income equal to the excess of the fair market value of the shares on the purchase date over the price paid for the shares. Additionally, the participant would recognize a capital gain or loss, within the meaning of the Internal Revenue Code, equal to the difference between the amount realized from the sale of the shares and the participant’s basis. The participant’s basis would be the purchase price plus the amount taxed as ordinary compensation income. If the participant held the shares for more than one year, the capital gain or loss would be a long-term gain or loss.

MasTec will not receive an income tax deduction upon either the grant of the option or a participant’s exercise of the option, but generally does receive a deduction equal to the ordinary compensation income that the participant is required to
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recognize as a result of the disposition of the shares if the participant disposes of the shares within two years after the date of the beginning of the offering period during which the shares were acquired, or within one year after the shares are purchased. Under current law, no withholding of income tax or Federal Insurance Contributions Act tax is required.
The Board of Directors Recommends a Vote “FOR” the Approval of the Restated 2011 ESPP.
SECURITY OWNERSHIP
Principal Shareholders
The following table provides information concerning the beneficial ownership of our common stock as of March 11, 2024, by:
•	Each shareholder who is known to beneficially own more than 5% of the outstanding shares of our common stock.
•	Each of our directors and nominees for director.
•	Each of our NEOs; and
•	All our directors and current executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, any shares of common stock subject to options and warrants held by such person that are exercisable as of March 11, 2024, or that will become exercisable within 60 days thereafter are deemed outstanding for purposes of such person’s percentage ownership but not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the mailing address of each person indicated in the table below is c/o MasTec, Inc., 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134. The following information is based upon information provided to us or filed with the SEC by the shareholders.
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Name	Common Stock Beneficially Owned Number of Shares (1)	Percentage of Common Stock Outstanding (2)
Jorge Mas (3) Chairman of the Board	11,835,203	14.9%
Jose R. Mas (4) Chief Executive Officer and Director	6,169,912	7.8%
Ernst N. Csiszar Director	29,191	*
Robert J. Dwyer Director	19,052	*
Julia L. Johnson Director	71,021	*
C. Robert Campbell Director	55,289	*
Javier Palomarez Director	13,516	*
Ava L. Parker Director	3,005	*
Robert Apple Chief Operating Officer	256,674	*
Paul DiMarco Executive Vice President and Chief Financial Officer	50,295	*
George Pita Former Executive Vice President and Chief Financial Officer (5)	157,987
Alberto de Cardenas Executive Vice President, General Counsel and Secretary (6)	111,769	*
All current executive officers and directors as a group (11 persons) (7)	16,964,986	21.3%
BlackRock, Inc. (8)	5,425,430	6.8%
The Vanguard Group (9)	5,969,314	7.5%
*	Less than 1%
(1)
Includes shares of unvested restricted stock, but as to which the owner presently has the right to vote and the right to receive dividends, as follows: Jorge Mas, 163,853 shares, Jose R. Mas, 275,142 shares; Robert Apple, 120,484 shares; Paul DiMarco, 33,811 shares; George Pita, 69,685 shares and Alberto de Cardenas, 53,853 shares.

(2)	The percentages reported in this column are based 79,489,219 shares of our common stock outstanding as of March 11, 2024.
(3)
Includes: (i) 5,665,484 shares of common stock owned by Jorge Mas Holdings I, LLC, a Florida limited liability company (“JM Holdings I”), which is controlled by Jorge Mas Holdings, LLC, a Florida limited liability company (“JM Holdings”), of which Jorge Mas is the sole member; (ii) 848,941 shares of common stock owned by the Jorge Mas Irrevocable Family Trust dated August 7, 2018 (the “JM Trust”), one of the trustees of which is Jorge Mas’s spouse; (iii) 425,000 shares of common stock owned by the Jose Ramon Mas Irrevocable Family Trust (the “JR Trust”), of which Jorge Mas is a trustee; (iv) 276,000 shares of common stock owned by Mas Equity Partners III, LLC, a Delaware limited liability company (“Mas Partners III”), in which Mas Equity Partners, LLC, a Delaware limited liability company (“Mas Partners”), is a member and of which Jorge Mas is the sole member; (v) 100,000 shares owned by the Mas Family Foundation Inc. (the “Family Foundation”), a Florida not-for-profit corporation, of which Jorge Mas is the president and member of the Board of Directors; and (vi) 4,519,778 shares of common stock owned individually by Jorge Mas. JM Holdings I and JM Holdings each possess sole voting and dispositive power with respect to

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5,665,484 shares, the JM Trust possesses shared voting and dispositive power with respect to 848,941 shares, the JR Trust possesses shared voting and dispositive power with respect to 425,000 shares, Mas Partners III and Mas Partners each possess shared voting and dispositive power with respect to 276,000 shares, the Family Foundation possesses shared voting and dispositive power with respect to 100,000 shares and Jorge Mas possesses sole voting and dispositive power with respect to 10,185,262 shares and shared voting and dispositive power with respect to 1,649,941 shares.
On November 19, 2019, JM Holdings I entered into a prepaid variable forward sale contract (the “Jorge Mas 2019 VFS Contract”) with an unaffiliated third-party buyer. JM Holdings I pledged an aggregate of 2,500,000 shares (the “Jorge Mas Initially Pledged Shares”) of the Company’s common stock to secure its obligations under the Jorge Mas 2019 VFS Contract and retained ownership and voting rights in the Jorge Mas Initially Pledged Shares during the term of the pledge. The contract obligated JM Holdings I to deliver to the buyer, on the applicable settlement date for the applicable component (of initially ten components), at JM Holdings I’s option, up to 100% of the number of Jorge Mas Pledged Shares for such component or an equivalent amount of cash.
On November 28, 2022, JM Holdings I and the buyer entered into an amendment to the Jorge Mas 2019 VFS Contract (as amended, the “Jorge Mas VFS Contract”) to reduce the number of shares covered thereby to 1,250,000 shares (the “Jorge Mas Pledged Shares”) of Company common stock, divided into thirty components split into two tranches (the first, “JM Tranche 1” and the second, “JM Tranche 2”) of fifteen components each, and to amend the Floor Price (as defined below) and the Cap Price (as defined below), which were determined based on the volume weighted average price of Company common stock for a specified period ended on January 10, 2023.
The Jorge Mas VFS Contract provides for the settlement of the transaction, at the option of JM Holdings I, in cash or in shares of Company common stock. The number of shares of Company common stock (or cash equivalent) to be delivered to the buyer on the settlement date of each component in JM Tranche 1 or JM Tranche 2, as applicable, is to be determined as follows: (a) if the volume-weighted average price of Company common stock on the designated valuation date for the applicable component (each, a “Settlement Price”) is less than or equal to $78.5147 (the “Floor Price”), JM Holdings I will deliver to the buyer all of the Jorge Mas Pledged Shares (or cash equivalent) for the applicable component; (b) if such Jorge Mas Settlement Price is greater than the Floor Price but less than or equal to $124.7512 (the “Tranche 1 Cap Price”) in the case of a component in JM Tranche 1, or $136.9646 (the “Tranche 2 Cap Price,” and each of the Tranche 1 Cap Price and Tranche 2 Cap Price, a “Cap Price”), in the case of a component in JM Tranche 2, JM Holdings I will deliver to the buyer the number of shares equal to 100% of the Jorge Mas Pledged Shares for the applicable component multiplied by a fraction, the numerator of which is the Floor Price and the denominator of which is such Jorge Mas Settlement Price (or cash equivalent) and (c) if such Jorge Mas Settlement Price is greater than the Tranche 1 Cap Price in the case of a component in JM Tranche 1 or greater than the Tranche 2 Cap Price in the case of a component in JM Tranche 2, JM Holdings I will deliver to the buyer the number of shares equal to 100% of Jorge Mas Pledged Shares for the applicable component multiplied by a fraction, the numerator of which is the Floor Price plus the excess of such Jorge Mas Settlement Price over the applicable Cap Price, and the denominator of which is such Jorge Mas Settlement Price (or cash equivalent).
Each component is exercisable on the same date as it expires, which date for each component, occurs between August 19, 2024, and September 8, 2025.
In addition, effective October 19, 2021, Jorge Mas entered into a loan arrangement with a financial institution pursuant to which Mr. Mas pledged 417,700 shares of the Company’s common stock to secure his obligations under such loan.
Jorge Mas disclaims beneficial ownership of all shares of common stock held by JM Trust, JR Trust, Mas Partners III and the Family Foundation, except, in each case, to the extent of his pecuniary interest therein.
(4)
Includes: (i) 3,239,283 shares owned by Jose R. Mas individually; (ii) 1,280,688 shares owned by Jose Ramon Mas Holdings I, LLC, a Florida limited liability company (“JRM Holdings I”), which is controlled by Jose Ramon Mas Holdings, LLC, a Florida limited liability company (“JRM Holdings”), of which Jose R. Mas is the sole member; (iii) 848,941 shares owned by the JM Trust, of which Jose R. Mas is a trustee; (iv) 425,000 shares owned by the JR Trust, of which Patricia Mas, the wife of Jose R. Mas, is a trustee; (v) 276,000 shares owned by Mas Partners III, in which Jose R. Mas is a member; and (vi) 100,000 shares owned by the Family Foundation, of which Jose R. Mas is the secretary and a member of the Board of Directors. JRM Holdings I and JRM Holdings each possess sole voting and dispositive power with respect to 1,280,688 shares, the JM Trust possesses shared voting and dispositive power with respect to 848,941 shares, the JR Trust possesses shared voting and dispositive power with respect to 425,000 shares, Mas Partners III possesses shared voting and dispositive power with respect to 276,000 shares, the Family Foundation possesses shared voting and dispositive power with respect to 100,000 shares and Jose R. Mas possesses sole voting and dispositive power with respect to 4,519,971 shares and shared voting and dispositive power with respect to 1,649,941 shares.

On November 19, 2019, Jose R. Mas and the JR Trust entered into prepaid variable forward sale contracts (the “Jose R. Mas 2019 VFS Contracts”) with an unaffiliated third-party buyer. Jose R. Mas pledged an aggregate of 775,000 shares and the JR Trust pledged an aggregate of 212,500 shares (collectively, the “Jose R. Mas Initially Pledged Shares”) of Company common stock to secure their obligations under the Jose R. Mas 2019 VFS Contracts and retained ownership and voting rights in their respective portions of the Jose R. Mas Pledged Shares during the term of the pledge.
The Jose R. Mas VFS Contracts obligated Jose R. Mas and the JR Trust to deliver to the buyer, on the applicable settlement date for the applicable component (of initially ten components for each contract), at Jose R. Mas’s or the JR Trust’s option, as applicable, up to 100% of the number of Jose R. Mas Initially Pledged Shares for such component or an equivalent amount of cash.
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On November 28, 2022, (i) the JR Trust and the buyer entered into an agreement to reduce the number of shares covered by the Jose R. Mas 2019 VFS Contract to which it was a party to zero shares and terminate such Jose R. Mas 2019 VFS Contract, and (ii) Jose R. Mas and the buyer entered into an amendment to the Jose R. Mas 2019 VFS Contract (as amended, the “Jose R. Mas VFS Contract”) to which Jose R. Mas is a party to reduce the number of shares covered thereby to 387,500 shares (the “Jose R. Mas Pledged Shares”) of MasTec, Inc. common stock, divided into thirty components split into two tranches (the first, “JRM Tranche 1” and the second, “JRM Tranche 2”) of fifteen components each, and to amend the Floor Price (as defined below) and the Cap Price (as defined below), which were determined based on the volume weighted average price of the Company’s common stock for a specified period ended on January 10, 2023.
The Jose R. Mas VFS Contract provides for the settlement of the transaction, at the option of Jose R. Mas, in cash or in shares of Company common stock. The number of shares of Company common stock (or cash equivalent) to be delivered to the buyer on the settlement date of each component in JRM Tranche 1 or JRM Tranche 2, as applicable is to be determined as follows: (a) if the Settlement Price is less than or equal to the Floor Price, Jose R. Mas will deliver to the buyer all of the Jose R. Mas Pledged Shares (or cash equivalent) for the applicable component; (b) if such Jose R. Mas Settlement Price is greater than the Floor Price but less than or equal to the Tranche 1 Cap Price in the case of a component in JRM Tranche 1 or the Tranche 2 Cap Price in the case of a component in JRM Tranche 2, Jose R. Mas will deliver to the buyer the number of shares equal to 100% of the Jose R. Mas Pledged Shares for the applicable component multiplied by a fraction, the numerator of which is the Floor Price and the denominator of which is such Jose R. Mas Settlement Price (or cash equivalent) and (c) if such Jose R. Mas Settlement Price is greater than the Tranche 1 Cap Price in the case of a component in JRM Tranche 1 or greater than the Tranche 2 Cap Price in the case of a component in JRM Tranche 2, Jose R. Mas will deliver to the buyer the number of shares equal to 100% of Jose R. Mas Pledged Shares for the applicable component multiplied by a fraction, the numerator of which is the Floor Price plus the excess of such Jose R. Mas Settlement Price over the applicable Cap Price, and the denominator of which is such Jose R. Mas Settlement Price (or cash equivalent).
Each component is exercisable on the same date as it expires, which date for each component, occurs between August 19, 2024, and September 8, 2025.
Jose R. Mas disclaims beneficial ownership of all shares of common stock held by the JM Trust, the JR Trust and the Family Foundation, except, in each case, to the extent of his pecuniary interest therein.
(5)	Mr. Pita retired from his positions effective March 31, 2023.
(6)
Effective July 24, 2023, Alberto de Cardenas entered into a loan arrangement with a financial institution pursuant to which Mr. de Cardenas pledged 6,000 shares of the Company’s common stock to secure his obligations under such loan.

(7)
The amounts above for Jorge Mas and Jose R. Mas both include shares owned of record by the JM Trust, the JR Trust, Mas Partners III and the Family Foundation. This total only includes those shares once.

(8)
Shares are held by BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited, BlackRock Investment Management, LLC, BlackRock (Luxembourg) S.A., BlackRock Fund Managers Ltd, Aperio Group, LLC, BlackRock Advisors (UK) Limited, and BlackRock Life Limited, each of which is a subsidiary of BlackRock, Inc. BlackRock, Inc. possesses sole voting power with respect to 5,234,111 shares and sole dispositive power with respect to 5,425,430 shares, and its address is 50 Hudson Yards, New York, NY 10001. All information derived from BlackRock, Inc. Schedule 13G/A filed with the SEC on January 26, 2024.

(9)
The Vanguard Group possesses sole voting power with respect to 0 shares and shared voting power with respect to 21,643 shares and possesses sole dispositive power with respect to 5,882,974 shares and shared dispositive power with respect to 86,340 shares. The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355. All information derived from The Vanguard Group Schedule 13G/A filed with the SEC on February 13, 2024.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act and regulations of the SEC thereunder require that MasTec’s directors, executive officers and persons who own more than 10% of MasTec’s common stock file initial reports of their ownership of MasTec’s common stock and subsequent reports of changes in such ownership with the SEC. Directors, executive officers and persons owning more than 10% of MasTec’s common stock are required by SEC regulations to file with the SEC and the NYSE reports of their respective ownership of common stock and to furnish MasTec with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports received and written representations from our directors and officers, MasTec believes that during the year ended December 31, 2023, directors, officers and owners of more than 10% of the common stock timely complied with all applicable filing requirements under Section 16(a) of the Exchange Act, except that T. Michael Love filed one late Form 4 with respect to one transaction.
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Certain Relationships and Related Party Transactions
REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS
The Audit Committee Charter requires that the Audit Committee review and approve all transactions identified in Item 404(a) of Regulation S-K, in which we are a participant and in which a related person has or will have a direct or indirect material interest. In March 2007, the Audit Committee formally adopted written standards to apply when it reviews, approves or ratifies any such related party transaction. These standards provide that: (i) all related party transactions must be fair and reasonable to us at the time they are authorized by the Audit Committee; and (ii) all related party transactions must be authorized, approved or ratified by the affirmative vote of most of the members of the Audit Committee who have no interest, either directly or indirectly, in any such related party transaction.
RELATED PARTY TRANSACTIONS
The Company rents and leases equipment and purchases certain supplies and servicing from Cross Country Infrastructure Services, Inc. (“CCI”). Juan Carlos Mas, who is the brother of Jorge Mas, Chairman of MasTec’s Board of Directors, and Jose R. Mas, MasTec’s Chief Executive Officer, serves as the chairman of CCI, and a member of management of a MasTec subsidiary and an entity that is owned by the Mas family are minority owners. For the years ended December 31, 2023, 2022 and 2021, MasTec paid CCI $7.3 million, $4.0 million and $23.2 million, respectively, for such equipment, supply and servicing expenses, and related amounts payable totaled approximately $4.6 million and $0.6 million as of December 31, 2023 and 2022, respectively. The Company has also rented equipment to CCI. For the year ended December 31, 2023, there was no revenue from equipment rentals to CCI, and for the year ended December 31, 2022, such revenue totaled approximately $0.3 million. As of December 31, 2023, there were no related receivables, and as of December 31, 2022, related amounts receivable were de minimis.
MasTec has a subcontracting arrangement with an entity for the performance of construction services, the minority owners of which include an entity controlled by Jorge Mas and Jose R. Mas, along with two members of management of a MasTec subsidiary. For the years ended December 31, 2023, 2022 and 2021, MasTec incurred subcontracting expenses in connection with this arrangement of approximately $8.7 million, $0.2 million and $90.3 million, respectively. Related amounts payable totaled approximately $3.1 million as of December 31, 2023, and as of December 31, 2022, such payables were de minimis.
MasTec has an aircraft leasing arrangement with an entity that is owned by Jorge Mas. For the year ended December 31, 2023, MasTec paid approximately $2.7 million related to this leasing arrangement, and for both the years ended December 31, 2022, and 2021, MasTec paid approximately $2.6 million under this arrangement. In December of 2023, MasTec entered into a new leasing agreement with this entity. Related amounts payable totaled approximately $0.2 million as of December 31, 2023.
MasTec performs construction services on behalf of a professional Miami soccer franchise (the “Franchise”) in which Jorge Mas and Jose R. Mas are majority owners. Construction services include, and have included the construction of a soccer facility and stadium as well as wireless infrastructure services. In the third quarter of 2023, construction services related to site preparation for a new soccer complex began. For the year ended December 31, 2023, revenue under these arrangements totaled approximately $10.7 million, and related amounts receivable totaled approximately $4.1 million as of December 31, 2023. Payments for other expenses related to the Franchise totaled $1.2 million, $0.5 million and $0.6 million for the years ended December 31, 2023, 2022 and 2021, respectively, for which there were no amounts outstanding as of either December 31, 2023, or 2022.
MasTec has a subcontracting arrangement to perform construction services for an entity in which, as of December 31, 2023, Jose R. Mas had a minority interest, and a member of management of a MasTec subsidiary owned the remaining interest. In the first quarter of 2024, MasTec acquired Jose R. Mas’ interest in this entity for approximately $0.7 million. For the years ended December 31, 2023 and 2022, revenue recognized by MasTec under this arrangement totaled approximately $163.2 million and $128.4 million, respectively, and as of December 31, 2023, and 2022, related amounts receivable totaled approximately $57.7 million and $42.0 million, respectively. MasTec did not provide services under this arrangement in 2021. MasTec also pays a management fee to this entity in connection with this subcontracting arrangement. Under a separate arrangement, this entity performs certain construction services for MasTec. For the years
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ended December 31, 2023, and 2022, MasTec incurred approximately $5.4 million and $1.5 million, respectively, for subcontracting and management fee expenses under these arrangements, and as of December 31, 2023 and 2022, related amounts payable totaled approximately $1.1 million and $0.3 million, respectively.
Jorge Mas and Jose R. Mas previously owned a majority interest of a customer to which MasTec leased employees and provided satellite communication services, which interests were sold in the fourth quarter of 2022. Charges to this customer under these arrangements totaled approximately $1.1 million and $1.2 million for the years ended December 31, 2022, and 2021, respectively, and as of December 31, 2022, related amounts receivable were de minimis.
The Company previously acquired a construction management firm specializing in steel building systems, of which Juan Carlos Mas was a minority owner at the time of acquisition. In the second quarter of 2023, the Company paid $16.1 million of contingent consideration in connection with the finalization of the earn-out arrangement related to this acquisition, as calculated under the terms of the purchase agreement. Approximately 25% of this earn-out payment was paid to Juan Carlos Mas, consistent with the terms of the purchase agreement.
Split Dollar Agreements
MasTec has an amended and restated split dollar life insurance agreement with (i) Jorge Mas, and Jose R. Mas and Juan Carlos Mas, as trustees of the Jorge Mas Irrevocable Trust (the “Jorge Mas trust”); and (ii) Jose R. Mas, and Jorge Mas, Juan Carlos Mas and Patricia Mas, as trustees of the José Ramon Mas Irrevocable Trust (the “Jose R. Mas trust”). The Company is the sole owner of each of the policies and is designated as the named fiduciary under each split dollar agreement, and the policies subject to the split dollar agreement may not be surrendered without the express written consent of the applicable trust. The total maximum face amount of the insurance policies subject to the split dollar agreements is capped at $200 million in the case of Jorge Mas and $75 million in the case of Jose R. Mas. Upon the death of the applicable executive or the survivor of the applicable executive and his wife, the Company is entitled to receive a portion of the death benefit under the policy equal to the greater of (i) premiums paid by the Company on the policy and (ii) the then cash value of the policy, excluding surrender charges or other similar charges or reductions, immediately before the triggering death. In addition, each executive is entitled to purchase the applicable policy under certain events, including a change in control of the Company.
The Company paid approximately $0.7 million for the year ended December 31, 2023, in connection with the split dollar agreements for Jorge Mas, and for both the years ended December 31, 2022 and 2021, the Company paid approximately $1.1 million in connection with such agreements. In each of the years ended December 31, 2023, 2022 and 2021, the Company paid approximately $0.7 million in connection with the split dollar agreements for Jose R. Mas. Life insurance assets associated with these agreements, which amounts are included within other long-term assets, totaled approximately $27.2 million and $25.8 million as of December 31, 2023, and 2022, respectively.
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Questions and Answers About Our Annual Meeting
Why did I receive this Proxy Statement?
The Board of Directors, referred to as the Board, of MasTec, Inc., referred to as MasTec or the Company, is furnishing this Proxy Statement to solicit proxies on its behalf to be voted during the 2024 Annual Meeting of Shareholders of MasTec, referred to as the Annual Meeting, to be held solely by remote communication, in a “virtual only” format, on May 14, 2024, at 9:30 a.m. local time. This Proxy Statement summarizes the information you need to vote by proxy or during the Annual Meeting. You do not need to participate in the Annual Meeting to vote.
When was this Proxy Statement first sent, or given to security holders?
We began mailing the Notice of Internet Availability of Proxy Materials on or about April 4, 2024, to shareholders of record at the close of business on March 11, 2024.
Who is entitled to vote?
Only holders of record of shares of our common stock at the close of business on March 11, 2024, referred to as the Record Date, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the meeting. On the Record Date, 79,489,219 shares of common stock were issued and outstanding.
What is the quorum for the meeting?
A quorum requires the presence, in person or by proxy, of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. No business may be conducted at the Annual Meeting if a quorum is not present. If less than a majority of the issued and outstanding shares entitled to vote are represented at the Annual Meeting, then the holders of the shares so represented may adjourn the Annual Meeting to another date, time or place. Notice need not be given of the new date, time or place if announced at the Annual Meeting before an adjournment is taken, unless a new record date is fixed for the Annual Meeting (in which case a notice of the adjourned meeting will be given to shareholders of record on such new record date, each of whom would be entitled to vote at the adjourned meeting).
How many votes do I have?
Each share of common stock entitles its owner to one vote on each matter brought before the Annual Meeting.
How do shareholders of record vote?
If your shares of our common stock are registered directly in your name, then you are a shareholder of record, and you will receive your Notice of Internet Availability of Proxy Materials directly from us.
For shareholders of record, voting instructions submitted via mail, telephone or the Internet must be received by Broadridge Financial Solutions, Inc. (“Broadridge”), our independent tabulator, by 11:59 p.m., Eastern Time, on May 13, 2024. Submitting your vote via mail, telephone or the Internet will not affect your right to vote during the Annual Meeting should you decide to participate in the Annual Meeting. See “Can I change my vote after I have voted?” below.
The Internet and telephone voting procedures available to you are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet or telephone should understand that third parties may charge fees for voting in this manner such as usage charges from Internet access providers and telephone companies, which are borne by the shareholder.
A shareholder of record may vote during the Annual Meeting by following the instructions at MasTec’s Annual Meeting website.
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How do I vote my shares if they are held by my broker?
If you hold your shares of common stock through a broker, bank or other intermediary, then you are considered the beneficial owner of shares held in “street name,” and your intermediary will send you printed copies of the proxy materials or provide instructions on how to access proxy materials electronically. You are entitled to direct the intermediary how to vote your shares by following the voting instructions that the intermediary provides to you.
How do I vote my shares that are held in my 401(k) Retirement Plan?
All persons who have shares of our common stock allocated to their accounts as participants or beneficiaries under the MasTec, Inc. 401(k) Retirement Plan, which we refer to as the 401(k) Plan, may instruct Bank of America Merrill Lynch, which acts as the trustee for the 401(k) Plan and which we refer to as the Trustee, to vote the shares of common stock held for their account as participants or beneficiaries of the 401(k) Plan. You can instruct the voting of stock you hold in the 401(k) Plan by requesting a voting instruction card to sign, date and return, or by submitting your vote by telephone or through the Internet.
Please see the Notice of Internet Availability of Proxy Materials we sent to you or this Proxy Statement for specific instructions on how to provide voting instructions by any of these methods. Please note that your voting instructions for stock you hold in the 401(k) Plan must be returned by 11:59 p.m., Eastern Time, on May 9, 2024. In the event no voting instruction card is received from a participant or beneficiary, or a voting instruction card is received without instructions, or in the event shares are not yet allocated to any participant’s account, those shares will not be voted for any of the proposals. The Trustee does not know of any other business to be brought before the Annual Meeting, but it is intended that, if any other matters properly come before the Annual Meeting, the Trustee, as proxy, will vote upon such matters per its judgment.
Any 401(k) Plan participant or beneficiary who executes and delivers a proxy card may revoke it at any time prior to its use by executing and delivering a duly executed voting instruction card bearing a later date or by giving written notice to the Trustee. The Trustee will vote the shares held for the accounts of the participants or their beneficiaries in the 401(k) Plan in accordance with the instructions noted thereon, and only the Trustee of the 401(k) Plan can vote the shares allocated to the accounts of participants, even if such participants or their beneficiaries participate in the Annual Meeting.
What am I voting on?
At the Annual Meeting, our shareholders will be asked to vote on the following proposals:
1.	The election of Jose R. Mas and Javier Palomarez as Class II directors to serve until the 2027 Annual Meeting of Shareholders.
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2024 fiscal year.
3.	Approval of a non-binding advisory resolution regarding the compensation of our NEOs,
4.	Approval of the Restated 2013 ICP.
5.	Approval of the Restated 2011 ESPP.
6.	Such other business as may properly be brought before the Annual Meeting, and at any adjournments or postponements of the Annual Meeting.
What vote is required for the proposals?
Election of directors
If a quorum is present, directors will be elected pursuant to the affirmative vote of a plurality of the shares of common stock voting during the Annual Meeting or represented by proxy at the Annual Meeting, which means that the two nominees who receive the most affirmative votes will be elected to the Board. Shareholders entitled to vote may vote in favor of all the nominees or any individual nominee or withhold their votes as to all the nominees or any individual nominee.
Our Board’s Governance Principles include a director majority vote policy. The majority vote policy is applicable solely to uncontested elections, which are those elections in which the number of nominees for election is less than or equal to the number of directors to be elected. Under the majority vote policy any nominee for director who receives more “withheld”
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votes than “for” votes in an uncontested election must submit a written offer to resign as director. Any such resignation will be reviewed by the Nominating, Sustainability and Corporate Governance Committee, and, within 90 days after the election, the independent members of the Board will determine whether to accept, reject or take other appropriate action with respect to the resignation in furtherance of the best interests of MasTec and its shareholders.
Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm
If a quorum is present, ratification of the appointment of our independent registered public accounting firm requires that the number of votes cast during the Annual Meeting in favor of ratification exceeds the number of votes cast opposing ratification.
Approval of a non-binding advisory resolution regarding the compensation of our NEOs
If a quorum is present, approval requires that the number of votes cast during the Annual Meeting in favor of resolution exceeds the number of votes cast opposing the resolution.
Approval of Restated 2013 ICP
If a quorum is present, approval requires that the number of votes cast during the Annual Meeting in favor of resolution exceeds the number of votes cast opposing the resolution.
Approval of Restated 2011 ESPP
If a quorum is present, approval requires that the number of votes cast during the Annual Meeting in favor of resolution exceeds the number of votes cast opposing the resolution.
How are abstentions and broker “non-votes” treated?
Abstentions
Pursuant to Florida law, abstentions are counted as present for purposes of determining the presence of a quorum; however, abstentions will not be counted as votes cast “for” or “against” any proposal and will have no effect on the voting results for any proposal.
Broker “non-votes”
Under the rules of the New York Stock Exchange, which we refer to as the NYSE, if a broker, bank or other institution that holds shares in street name for a customer does not receive voting instructions from that customer with respect to such shares, the broker may vote those shares on only “routine” matters. A broker may not vote such shares on “non-routine” matters unless it receives voting instructions from the customer for whom it holds shares. A broker “non-vote” occurs when a broker does not receive such voting instructions from its customer on “non-routine” matters. Broker non-votes are counted for purposes of determining the presence of a quorum; however, broker non-votes will not be counted as votes cast “for” or “against” any proposal and will have no effect on the voting results for any proposal.
Other than Proposal No. 2 (the ratification of the appointment of PricewaterhouseCoopers LLP as our independent certified public accounting firm), all the proposals in this Proxy Statement are considered “non-routine” matters. For this reason, we urge you to give voting instructions to your broker. If any “routine” matters (in addition to Proposal No. 2) are properly brought before the Annual Meeting, then brokers holding shares in street name will be permitted to vote those shares in their discretion for any such routine matters.
Will there be any other items of business on the agenda?
The Board does not know of any other matters that will be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the Board. If any other matter should come before the Annual Meeting, or any nominee is not available for election, the persons named in the proxy that a shareholder submitted via the Internet, phone or mail will have discretionary authority to vote all shares represented by such proxy unless otherwise specified to the contrary with respect to such matters in accordance with the recommendation of the Board.
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What happens if I submit or return my proxy card without voting?
When you properly submit your proxy via the Internet, phone or mail, the shares it represents will be voted at the Annual Meeting in accordance with your directions. If you properly submit your proxy with no direction, the proxy will be voted:
•	For: The election of Jose R. Mas and Javier Palomarez as Class II directors to serve until the 2027 Annual Meeting of Shareholders.
•	For: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2024 fiscal year.
•	For: Approval of a non-binding advisory resolution regarding the compensation of our NEOs.
•	For: Approval of the Restated 2013 ICP.
•	For: Approval of the Restated 2011 ESPP.
•
In accordance with the recommendation of the Board “for” or “against” all other business as may properly be brought before the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

Can I change my vote after I have voted?
You may revoke a proxy given pursuant to this solicitation at any time prior to its exercise by:
•	Delivering written notice to our Corporate Secretary at MasTec, Inc., 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134.
•	Executing and delivering to our Corporate Secretary a proxy with a later date.
•	Participating in the Annual Meeting and voting on the Annual Meeting website; or
•	Submitting a telephonic or electronic vote at a later date.
With respect to telephonic or electronic votes, the last vote transmitted will be the vote counted. Participation in the Annual Meeting will not constitute revocation of a proxy submitted by telephone or electronic means.
Will anyone contact me regarding the proposals described in this Proxy Statement?
No arrangements or contracts have been made or entered into with any solicitors as of the date of this Proxy Statement, but we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews. In addition, we reserve the right to solicit proxies through our directors, officers and employees in person and by telephone or facsimile; however, these people will not receive any additional compensation for any such solicitation efforts.
Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held by them as of the Record Date.
Who paid for this proxy solicitation?
All expenses incurred regarding the solicitation of proxies, including the printing and mailing of this Proxy Statement should you request a printed copy of the proxy materials, will be borne by MasTec.
How do I obtain a list of MasTec’s shareholders?
A list of MasTec’s shareholders as of the Record Date will be available for inspection at our corporate headquarters located at 800 S. Douglas Road, 12th Floor, Coral Gables, Florida, 33134 during normal business hours during the 10-day period immediately prior to the Annual Meeting.
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How do I submit a proposal for the 2025 Annual Meeting?
Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before an annual meeting by or at the direction of our Board or, in the case of business other than director nominations, by a shareholder entitled to vote who has delivered written notice as specified under our bylaws. Under our bylaws, we must receive any eligible proposal from an eligible shareholder intended to be presented at the 2025 Annual Meeting of Shareholders on or before December 5, 2024 for the proposal to be properly brought before that meeting, except that if the date of the 2025 Annual Meeting of Shareholders has been changed by more than 30 calendar days from the date contemplated at the time of this Proxy Statement, the notice shall be received not less than 150 calendar days prior to the date of the contemplated 2025 Annual Meeting of Shareholders or the date that is 10 calendar days after the date of the first public announcement or other notification to shareholders of the date of the contemplated 2025 Annual Meeting of Shareholders, whichever first occurs. This same deadline also applies for any shareholder proposal to be eligible for inclusion in our Proxy Statement and proxy related to that meeting pursuant to SEC Rule 14a-8. Any notice regarding any shareholder proposal must include the information specified in Article I, Section 9 of our bylaws. If a shareholder fails to comply with Article I, Section 9 of our bylaws or notifies MasTec after December 5, 2024 (or such other deadline in accordance with the above) of an intent to present any proposal at MasTec’s 2025 Annual Meeting of Shareholders, irrespective of whether the shareholder is seeking to include the proposal in MasTec’s Proxy Statement and proxy, the proposal will not be considered properly brought before the meeting. A copy of our bylaw requirements will be provided upon written request to: MasTec Legal Department, 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134.
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Other Business
Notice Procedures and Shareholders’ Proposals for the 2025 Annual Meeting of Shareholders
Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before an annual meeting by or at the direction of our Board or, in the case of business other than director nominations, by a shareholder entitled to vote who has delivered written notice as specified by our bylaws. Under our bylaws, MasTec must receive any eligible proposal from an eligible shareholder intended to be presented at the 2025 Annual Meeting of Shareholders on or before December 5, 2024 for the proposal to be properly brought before the meeting, except that if the date of the 2025 Annual Meeting of Shareholders has been changed by more than 30 calendar days from the date contemplated at the time of this Proxy Statement, the notice shall be received not less than 150 calendar days prior to the date of the contemplated 2025 Annual Meeting of Shareholders or the date that is 10 calendar days after the date of the first public announcement or other notification to shareholders of the date of the contemplated 2025 Annual Meeting of Shareholders, whichever first occurs. This same deadline also applies for any shareholder proposal to be eligible for inclusion in our Proxy Statement and proxy related to that meeting pursuant to SEC Rule 14a-8. Any notice regarding any shareholder proposal must include the information specified in Article I, Section 9 of our bylaws. If a shareholder fails to comply with Article I, Section 9 of our bylaws or notifies MasTec after December 5, 2024 (or such other deadline in accordance with the above) of an intent to present any proposal at MasTec’s 2025 Annual Meeting of Shareholders, irrespective of whether the shareholder is seeking to include the proposal in MasTec’s Proxy Statement and proxy pursuant to SEC Rule 14a-8, the proposal will not be considered properly brought before the meeting. A copy of our bylaw requirements will be provided upon written request to: MasTec Legal Department, 800 S. Douglas Road, 12th Floor, Coral Gables, Florida, 33134.
In addition to satisfying the foregoing advance notice requirements, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, including a statement that they will solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. Please note that the notice deadline under Rule 14a-19 is the same as the applicable notice period under the advance notice provisions of our bylaws described above.
Availability of Annual Report on Form 10-K
Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (without exhibits or documents incorporated by reference therein) are available without charge to shareholders upon written request to MasTec Legal Department, 800 S. Douglas Road, 12th Floor, Coral Gables, Florida, 33134 or by calling (305) 599-1800, by first class mail or other equally prompt means within one (1) business day of receipt of such request, or via the Internet at www.mastec.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, and such information is not a part of this Proxy Statement.
Other Matters that May Come Before the Annual Meeting
The Board does not intend to present, and knows of no others who intend to present, at the Annual Meeting any matter or business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders. If other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote any proxies on such matters in accordance with their judgment.
88

Householding
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports and Notices of Internet Availability of Proxy Materials with respect to two or more shareholders sharing the same address by delivering a single annual report and proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
A single annual report and proxy statement or Notice of Internet Availability of Proxy Materials will be delivered to multiple street name shareholders sharing an address unless contrary instructions have been received from one or more of the affected shareholders. Once a shareholder has received notification from its broker that it will be “householding” communications to such shareholder’s address, “householding” will continue until such shareholder is notified otherwise or until such shareholder notifies its broker or us that it no longer wishes to participate in “householding.” If, at any time, a shareholder no longer wishes to participate in “householding” and would prefer to receive a separate copy of the 2024 proxy statement and 2023 annual report or Notice of Internet Availability of Proxy Materials, and/or wishes to receive separate copies of proxy statements and annual reports or Notices of Internet Availability of Proxy Materials in the future, or if, at any time, shareholders who share an address and receive separate copies of the 2024 proxy statement and 2023 annual report or Notice of Internet Availability of Proxy Materials, would like to receive a single copy of our proxy statement and annual report or Notice of Internet Availability of Proxy Materials in the future, such shareholder or shareholders may (1) notify its or their broker or brokers or (2) direct its or their written or oral request to: MasTec, Inc., Legal Department, 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134, (305) 599-1800.
Upon written or oral request of a shareholder at a shared address to which a single copy of the 2024 proxy statement and 2023 annual report or Notice of Internet Availability of Proxy Materials was delivered, we will deliver promptly separate copies of these documents.
We request that you promptly request a proxy card to sign, date, and return or vote your proxy over the telephone or through the Internet so that your vote will be included at the meeting.

Alberto de Cardenas, Secretary
Coral Gables, Florida
April 4, 2024
89

Annex A
MASTEC, INC.
AMENDED AND RESTATED 2013 INCENTIVE COMPENSATION PLAN

MASTEC, INC.
AMENDED AND RESTATED 2013 INCENTIVE COMPENSATION PLAN
A-i

MASTEC, INC.
AMENDED AND RESTATED 2013 INCENTIVE COMPENSATION PLAN
1. Purpose. The purpose of this AMENDED AND RESTATED 2013 INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist MasTec, Inc., a Florida corporation (the “Company”) and its Subsidiaries (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, and individual consultants, who provide services to the Company or its Subsidiaries by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.
The Plan was originally adopted by the Board on March 17, 2013 and approved by the Company’s shareholders on May 23, 2013 at the Company’s 2013 Annual Meeting of Shareholders. The Plan was subsequently amended and restated effective January 1, 2017 and May 20, 2021 (the “2021 Restatement Effective Date”). This amendment and restatement of the Plan was adopted by the Board on March 5, 2024 and shall be effective as of the date this amended and restated Plan is approved by the Company’s shareholders at the Company’s 2024 Annual Meeting of Shareholders (the “2024 Restatement Effective Date”).
2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.
(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest relating to Shares or other property (including cash), granted to a Participant under the Plan.
(b) “Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.
(c) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.
(d) “Board” means the Company’s Board of Directors.
(e) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Subsidiary or, in the absence of any such agreement or any such definition in such agreement, such term shall mean the occurrence of any one or more of the following events or conditions:
(i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Subsidiary,
(ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Subsidiary, if any,
(iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Subsidiary,
(iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Subsidiary,
(v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance,
(vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Subsidiary, or

(vii) a material violation by the Participant of any of the policies or procedures of the Company or any of its Subsidiaries, including without limitation any Company handbook, provided, however, that if such violation is curable, the Participant shall be given ten (10) days written notice and the opportunity to cure such violation.
The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company or any Subsidiary for “Cause” shall be final and binding for all purposes hereunder.
(f) “Change in Control” means a Change in Control as defined in Section 9(b) of the Plan.
(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.
(h) “Committee” means the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee under this Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, or for any other reason determined by the Board, then the Board shall serve as the Committee. While it is intended that the Committee shall consist of at least two directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Prior Section 162(m) of the Code, and (iii) “Independent”, the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.
(i) “Consolidated EBITDA” shall have the same meaning and shall be determined on a basis consistent with the definition of “Consolidated EBITDA” as set forth in the Third Amended and Restated Credit Agreement among the Company, certain subsidiaries of the Company party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the lenders party thereto (the “Credit Agreement”), in such form as the Credit Agreement in effect on December 31, 2011.
(j) “Consultant” means any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities and (iii) otherwise qualifies as a de facto employee or consultant under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement.
(k) “Continuous Service” means the uninterrupted provision of services to the Company or any Subsidiary in any capacity of Employee, Director or Consultant. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Subsidiaries, or any successor entities, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.
(l) “Covered Employee” means the person who, as of the end of the taxable year, either is the principal executive officer of the Company or is serving as the acting principal executive officer of the Company, and each other person whose compensation is required to be disclosed in the Company’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers (other than the chief financial officer) of the Company as of the end of a taxable year, or such other person as shall be considered a “covered employee” for purposes of Prior Section 162(m) of the Code.
(m) “Director” means a member of the Board or the board of directors of any Subsidiary.
(n) “Disability” means a Participant’s eligibility to receive long-term disability benefits under a plan sponsored by the Company or a Subsidiary, or if no such plan is applicable, a Participant’s inability to perform the essential functions of his or her duties due to a medically-determinable physical or mental impairment, illness or injury, which can be expected to result in death or to be of long-continued and indefinite duration as determined in the sole discretion of the Committee. Notwithstanding the foregoing, in the case of any Option that is an Incentive Stock Option, if and to the extent required in order for the Option to satisfy the requirements of Section 422 of the Code, the term “Disability” means disabled within the meaning of Section 22(e)(3) of the Code.
(o) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.
(p) “Effective Date” means the effective date of the Plan, which shall be the Shareholder Approval Date.
(q) “Eligible Person” means each officer, Director, Employee or Consultant. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in the Plan.
(r) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Subsidiary, or is a prospective employee of the Company or any Subsidiary (conditioned upon and effective not earlier than, such person becoming an employee of the Company or any Subsidiary). The payment of a director’s fee by the Company or a Subsidiary shall not be sufficient to constitute “employment” by the Company.
(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.
(t) “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported.
(u) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.
(v) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.
(w) “Listing Market” means the New York Stock Exchange or any other national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Stock Market.
(x) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.
(y) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.
(z) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.
(aa) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.
(bb) “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 6(h) hereof.

(cc) “Performance Period” means that period established by the Committee at the time any Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.
(dd) “Performance Share” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.
(ee) “Performance Unit” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.
(ff) “Prior Section 162(m) of the Code” means Section 162(m) of the Code as in effect prior to the amendments made to Section 162(m) of the Code by Section 13601 of the Tax Cuts and Jobs Act of 2017 (P.L. 115-97).
(gg) “Prior Plans” means the 2003 MasTec, Inc. Employee Stock Incentive Plan, as amended and restated, and the MasTec, Inc. 2003 Stock Incentive Plan for Non-Employees, as amended and restated.
(hh) “Restricted Stock” means any Share issued with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
(ii) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.
(jj) “Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period.
(kk) “Restricted Stock Unit Award” means an Award of Restricted Stock Units granted to a Participant under Section 6(e) hereof.
(ll)  “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.
(mm) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
(nn) “Shareholder Approval Date” means the date on which this Plan was approved at the Company’s 2013 Annual Meeting of Shareholders by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Prior Section 162(m) of the Code, Section 422 of the Code, Rule 16b-3 under the Exchange Act and applicable requirements under the rules of the Listing Market.
(oo) “Shares” means the shares of common stock of the Company, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.
(pp) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.
(qq) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution, or any other corporation or other entity that is an affiliate, as that term is defined in Rule 405 of under the Securities Act of 1933, controlled by the Company directly, or indirectly, through one or more intermediaries.
(rr) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by an entity (i) acquired by the Company or any Subsidiary, (ii) which becomes a Subsidiary after the date hereof, or (iii) with which the Company or any Subsidiary combines.
3. Administration.
(a) Authority of the Committee. The Plan shall be administered by the Committee, except to the extent (and subject to the limitations imposed by Section 3(b) hereof) the Board elects to administer the Plan, in which case the Plan shall be administered by only those members of the Board who are Independent members of the Board, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Subsidiary or any Participant or Beneficiary, or any transferee under Section 10(b) hereof or any other person claiming rights from or through any of the foregoing persons or entities.
(b) Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act, or (ii) with respect to any Award that is intended to qualify as “performance-based compensation” under Prior Section 162(m) of the Code, to the extent necessary in order for such Award to so qualify. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to members of the Board, or officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Prior Section 162(m) of the Code to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.
(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
4. Shares Subject to Plan.
(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan (since its inception) shall be equal to (i) four million four hundred fifty thousand (4,450,000) (which amount represents the sum of 2,100,000 (the number of Shares reserved and available for delivery under this Section 4(a)(i) of the Plan as of the Effective Date), plus 1,150,000 (the increase in the number of Shares reserved and available for delivery under the Plan as of the 2021 Restatement Effective Date), plus 1,200,000 (the increase in the number of Shares reserved and available for delivery under the Plan as of the 2024 Restatement Effective Date)), plus (ii) any outstanding Shares surrendered by a shareholder to the Company after March 17, 2013 in order to fund, in whole or in part, Awards under the Plan. Any Shares that are subject to an Award shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.
(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.
(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits.
(i) If any Shares subject to an Award, or after the Shareholder Approval Date, Shares subject to any awards granted under the Prior Plans, are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award, or after the Shareholder Approval Date, Shares subject to any award granted under the Prior Plans, is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award or award under the Prior Plans, the Shares to which those Awards or awards under the Prior Plans were subject, shall, to the extent of such forfeiture, expiration, termination, non-issuance or cash settlement, again be available for delivery with respect to Awards under the Plan.
(ii) In the event that any Award granted under this Plan, other than an Option or Stock Appreciation Right, or after the Shareholder Approval Date, any award granted under the Prior Plans, other than a “Stock Option” or “Stock Appreciation Right” (as those terms are defined under the Prior Plans), is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from any Award granted under this Plan, other than an Option or Stock Appreciation Right, or after the Shareholder Approval Date, any award granted under the Prior Plans, other than a “Stock Option” or “Stock Appreciation Right” (as those terms are defined under the Prior Plans), are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan. For the avoidance of doubt, upon the exercise of an Option or Stock Appreciation Right granted under this Plan, or any “Stock Option” or “Stock Appreciation Right” (as those terms are defined under the Prior Plans) granted under the Prior Plans, the gross number of Shares for which (i) the Option or Stock Appreciation Right granted under this Plan, or (ii) the “Stock Option” or “Stock Appreciation Right” (as those terms are defined under the Prior Plans) granted under the Prior Plans, is exercised shall be deducted from the aggregate number of Shares reserved and available for delivery under the Plan under Section 4(a), regardless of the number of Shares delivered to the applicable Participant.
(iii) Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period. Additionally, in the event that an entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the

Plan; provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
(iv) Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be four million four hundred fifty thousand (4,450,000) Shares. In no event shall any Incentive Stock Options be granted under the Plan after March 5, 2034.
(v) Notwithstanding anything in this Section 4 to the contrary, but subject to adjustment as provided in Section 10(c) hereof, in any fiscal year of the Company during any part of which the Plan is in effect, no Participant who is a Director but is not also an Employee or Consultant may be granted any Awards that have a “fair value” as of the date of grant, as determined in accordance with FASB ASC Topic 718 (or any other applicable accounting guidance), that exceed $400,000 in the aggregate.
(d) No Further Awards Under Prior Plans. In light of the adoption of this Plan, no further awards shall be made under the Prior Plans after the Shareholder Approval Date. Bonuses payable under the Annual Incentive Plan for Executive Officers (the “AIP”) for the calendar year 2013 shall continue to be payable under and pursuant to the terms of the AIP, although any Shares earned under the AIP for calendar year 2013 shall be issued pursuant to this Plan. No awards shall be made under the AIP for any periods beginning on or after January 1, 2014.
5. Eligibility; Per Participant Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c) of this Plan, in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options and/or Stock Appreciation Rights with respect to more than 500,000 Shares or (ii) Restricted Stock, Restricted Stock Units, Performance Shares and/or Other Stock-Based Awards denominated in or valued by reference to a designated number of Shares and that are subject to Section 8 hereof, with respect to more than 500,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units that are subject to Section 8 hereof, is (x) $10,000,000 with respect to any 12 month Performance Period (pro-rated for any Performance Period that is less than 12 months based upon the ratio of the number of days in the Performance Period as compared to 365), and (y) with respect to any Performance Period that is more than 12 months, $10,000,000 multiplied by the number of full 12 months periods that are in the Performance Period.
6. Specific Terms of Awards.
(a)  General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Florida law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.
(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:
(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under

Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 10(c)(i) and (ii) of this Plan, the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award, (C) cancel an outstanding Option in exchange for an Option with an exercise price that is less than the exercise price of the original Options or (D) take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without approval of the Company’s shareholders.
(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method by which notice of exercise is to be given and the form of exercise notice to be used, the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Subsidiary, or other property, and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants or Beneficiaries.
(iii) Form of Settlement. The Committee may, in its sole discretion, provide that the Shares to be issued upon exercise of an Option shall be in the form of Restricted Stock or other similar securities.
(iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:
(A) the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant;
(B) the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000; and
(C) if shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the date the Incentive Stock Option is granted or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.
(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:
(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant; provided, however, that if and to the extent that it would not violate Section 409A of the Code, the grant price for a Stock Appreciation Right that is granted as a Substitute Award for an outstanding Option may be lower than 100% of the Fair Market Value of a Share on the date of grant of the Stock Appreciation Right if it is not less than the exercise price of the Option for which it is substituted. Other than pursuant to Section 10(c)(i) and (ii) of this Plan, the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award, (C) cancel an outstanding Stock Appreciation Right in exchange for a Stock Appreciation Right with a grant price that is less than the grant price of the original Stock Appreciation Right, or (D) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without shareholder approval.
(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.
(iii) Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as or subsequently to the related Option is granted. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.
(d) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:
(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 10(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or Beneficiary.
(ii) Forfeiture.
(A) Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.
(B) Notwithstanding any provision of this Plan or any Award Agreement, with respect to all Restricted Stock Awards that are outstanding on December 14, 2022 and all Restricted Stock Awards granted on or after December 14, 2022, in the event that a Participant’s Continuous Service terminates by reason of the Participant’s Disability or death, all of the unvested shares of Restricted Stock subject to the Participant’s Restricted Stock Award(s) shall be immediately vested as of the date of such Participant’s Disability or death, whichever is applicable
(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
(iv) Dividends and Splits. Cash dividends, Shares, and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award shall be subject to Section 7(f). As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan, or except as otherwise provided in the last sentence of Section 6(h) hereof, may require that payment be delayed (with or without interest at such rate, if any, as the Committee shall determine), in each case in a manner that does not violate the requirements of Section 409A of the Code. Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.
(e) Restricted Stock Unit Award. The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:
(i) Award and Restrictions. Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant in a manner that does not violate the requirements of Section 409A of the Code). In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at other specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership. Prior to satisfaction of a Restricted Stock Unit Award, except as otherwise provided in an Award Agreement and as permitted under Section 409A of the Code, a Restricted Stock Unit Award may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or any Beneficiary.
(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.
(iii) Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, and except as otherwise provided in Section 7(f) or the last sentence of Section 6(h) hereof, any Dividend Equivalents that are granted with respect to any Restricted Stock Unit Award shall be either (A) paid with respect to such Restricted Stock Unit Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Unit Award and whether the amount or value thereof shall be automatically deemed reinvested in additional Restricted Stock Units or other Awards, or if not so reinvested shall earn interest and at what rate for the period deferred, as the Committee shall determine or permit the Participant to elect. Subject to Section 7(f), the applicable Award Agreement shall specify whether any Dividend Equivalents shall be paid at the dividend payment date, deferred or deferred at the election of the Participant. If the Participant may elect to defer the Dividend Equivalents, such election shall be made at such other times prescribed by the Committee as shall not result in a violation of Section 409A of the Code. Notwithstanding the foregoing, Dividend Equivalents that are granted with respect to any Restricted Stock Unit Award shall be subject to Section 7(f).
(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Person as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.
(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. Except as otherwise provided in Section 7(f) or the last sentence of Section 6(h) hereof, the Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at some later date, or whether such Dividend Equivalents shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.
(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the

Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 9 of this Plan or as may be provided in an Award Agreement, Performance Awards shall be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis, in each case in a manner that does not violate the requirements of Section 409A of the Code. Notwithstanding any other provision of this Plan to the contrary, cash dividends, Shares, and any other property (other than cash) distributed as a dividend or otherwise with respect to any Performance Awards or any other Awards that are subject to satisfaction of performance goals, shall either (i) not be paid or credited, or (ii) be accumulated, shall be subject to satisfaction of the same performance goals to which the vesting of the underlying Award is subject, and shall be paid at the time such restrictions and risk of forfeiture lapses.
(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Except as otherwise provided in the last sentence of Section 6(h) hereof, the Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Subsidiary provided that such loans are not in violation of the Sarbanes Oxley Act of 2002, as amended, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.
7. Certain Provisions Applicable to Awards.
(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Subsidiary, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to be exempt from or comply with Section 409A of the Code.
(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee. The term of any Option or Stock Appreciation Right shall not exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code); provided, however, that in the event that on the last day of the term of an Option or a Stock

Appreciation Right, other than an Incentive Stock Option, (i) the exercise of the Option or Stock Appreciation Right is prohibited by applicable law, or (ii) Shares may not be purchased, or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement, provided that such extension of the term of the Option or Stock Appreciation Right would not cause the Option or Stock Appreciation Right to violate the requirements of Section 409A of the Code.
(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, subject to the terms of the Plan, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of the Listing Market. Subject to Section 7(e) of this Plan, the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The acceleration of the settlement of any Award, and the payment of any Award in installments or on an deferred basis, all shall be done all in a manner that is intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.
(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).
(e) Code Section 409A.
(i) The Award Agreement for any Award that the Committee reasonably determines to constitute a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), and the provisions of the Section 409A Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.
(ii) If any Award constitutes a Section 409A Plan, then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:
(A) Payments under the Section 409A Plan may be made only upon (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeble emergency”;
(B) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;
(C) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and
(D) In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).
For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.
(iii) Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A of the Code, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest, or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.
(f) Dividends and Dividend Equivalents. Notwithstanding any provision of this Plan or any Award Agreement, no dividends or Dividend Equivalents shall be paid to Participants with respect to unvested Awards until such Awards vest but this sentence shall not prohibit the payment of dividends or Dividend Equivalents attributable to the period while Awards were unvested to be paid upon or after the vesting of the Award. Subject to the foregoing, Participants may, if the Committee so determines, be credited with dividends or Dividend Equivalents paid with respect to Shares underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or Dividend Equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or Dividend Equivalents, including cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares.
8. Code Section 162(m) Provisions.
(a) Covered Employees. The provisions of this Section 8 shall be applicable to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award, or Other Stock-Based Award if it is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, and is intended to qualify as “performance-based compensation” that is exempt from the deduction limitations imposed under Prior Section 162(m) of the Code.
(b) Performance Criteria. If an Award is subject to this Section 8, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Prior Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Subsidiaries, or for business or geographical units of the Company and/or a Subsidiary (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow (including operating cash flow, free cash flow, discounted return on investment and cash flow in excess of cost of capital); (4) operating margin; (5) return on assets, sales, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; (18) the Fair Market Value of a Share; (19) Consolidated EBITDA; and/or (20) compliance with safety policies and procedures. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. In determining the achievement of the performance goals, the Committee may, at the time the performance goals are set, require that those goals be determined by excluding the impact of (i) restructurings, discontinued operations, and extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) change in accounting standards required by generally accepted accounting principles; or (iii) such other exclusions or adjustments as the Committee specifies at the time the Award is granted.
(c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of Awards subject to this Section 8 shall be measured over a Performance Period no longer than five years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to Awards subject to this Section 8, or at such other date as may be required or permitted for “performance-based compensation” under Prior Section 162(m) of the Code.
(d) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.
(e) Committee Certification . No Participant shall receive any payment under the Plan that is subject to this Section 8 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Prior Section 162(m) of the Code.
(f) No Modifications. Notwithstanding any other provision in the Plan, the Plan is not intended to modify in any material respect any Award pursuant to a written binding contract in effect on November 2, 2017 that is intended to be “performance-based compensation” under Prior Section 162(m) of the Code, and such Award shall continue to be administered, earned, vested and settled in accordance with the applicable Award Agreement and the applicable provisions of the Plan as in effect immediately prior to the 2021 Restatement Effective Date.

9. Change in Control.
(a) Effect of “Change in Control.” If and only to the extent provided in any employment or other agreement between the Participant and the Company or any Subsidiary, or in any Award Agreement, or to the extent otherwise determined by the Committee in its sole discretion and without any requirement that each Participant be treated consistently, and except as otherwise provided in Section 9(a)(iv) hereof, upon the occurrence of a “Change in Control,” as defined in Section 9(b):
(i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.
(ii) Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Restricted Stock Unit Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.
(iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, consider such Awards to have been earned and payable based on achievement of performance goals or based upon target performance (either in full or pro-rata based on the portion of the Performance Period completed as of the Change in Control).
(iv) Except as otherwise provided in any employment or other agreement for services between the Participant and the Company or any Subsidiary, and unless the Committee otherwise determines in a specific instance, each outstanding Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall not be accelerated as described in Sections 9(a)(i), (ii) and (iii), if either (A) the Company is the surviving entity in the Change in Control and the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award continues to be outstanding after the Change in Control on substantially the same terms and conditions as were applicable immediately prior to the Change in Control or (B) the successor company or its parent company assumes or substitutes for the applicable Award, as determined in accordance with Section 10(c)(ii) of this Plan.
(b) Definition of “Change in Control”. Unless otherwise specified in any employment or other agreement for services between the Participant and the Company or any Subsidiary, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:
(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change in Control: (u) any acquisition directly from the Company; (v) any acquisition by the Company; (w) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (y) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or
(ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company, or any one or more Subsidiaries whose combined revenues for the prior fiscal year represented more than 50% of the consolidated revenues of the Company and its Subsidiaries for the prior fiscal year (the “Major Subsidiaries”), or a sale or other disposition of all or substantially all of the assets of the Company or the Major Subsidiaries, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries, (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of Directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
10. General Provisions.
(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.
(b) Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon), are by gift or pursuant to a domestic relations order, and are to a “Permitted Assignee” that is a permissible transferee under the applicable rules of the

Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement. For this purpose, a Permitted Assignee shall mean (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders, or (iv) a foundation in which any person or entity designated in clauses (i), (ii) or (iii) above control the management of assets. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
(c) Adjustments.
(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer, then the Committee shall, in such manner as it may deem appropriate and equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.
(ii) Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control (and subject to the provisions of Section 9 of this Plan relating to the vesting of Awards in the event of any Change in Control), any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (A) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (B) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (C) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (D) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). For the purposes of this Plan, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if following the applicable transaction the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the applicable transaction, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the applicable transaction, the consideration (whether stock, cash or other securities or property) received in the applicable transaction by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the applicable transaction is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the applicable transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his or her exercise of any Awards upon the consummation of the transaction.
(iii) Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Prior Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to satisfaction of performance goals, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Prior Section 162(m) of the Code and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Prior Section 162(m) of the Code and regulations thereunder. Adjustments permitted hereby may include, without limitation, increasing the exercise price of Options and Stock Appreciation Rights, increasing performance goals, or other adjustments that may be adverse to the Participant. Notwithstanding the foregoing, no adjustments may be made with respect to any Awards subject to Section 8 if and to the extent that such adjustment would cause the Award to fail to qualify as “performance-based compensation” under Prior Section 162(m) of the Code.
(d) Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.
(e) Taxes. The Company and any Subsidiary are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Subsidiary and Participants and Beneficiaries to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee. The amount of withholding tax paid with respect to an Award by the withholding of Shares otherwise deliverable pursuant to the Award or by delivering Shares already owned shall not exceed the maximum statutory tax rates in the Participant’s applicable jurisdictions with respect to that Award. For this purpose, the maximum statutory tax rates are based on the applicable rates of the relevant tax authorities (for example, federal, state, and local), including the Participant’s share of payroll or similar taxes, as provided in tax law, regulations, or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction, even if that rate exceeds the highest rate that may be applicable to the Participant. Notwithstanding the foregoing, the amount of withholding tax paid with respect to an Award that has been granted to a Participant that is not an Employee by the withholding of Shares otherwise deliverable pursuant to such Award or by delivering Shares already owned shall not exceed the minimum statutory amount, if any, required to be withheld for federal, state, local and/or foreign tax purposes that are applicable to the Award then subject to tax.
(f) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants or Beneficiaries, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Prior Section 162(m) of the Code) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under the terms of such Award.
(g) Clawback of Benefits.
(i) The Company may (A) cause the cancellation of any Award, (B) require reimbursement of any Award by a Participant or Beneficiary, and (C) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with any Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Award Agreements (and/or awards issued under the Prior Plans) may be unilaterally amended by the Company, without the Participant’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.
(ii) If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement or otherwise specified by the Committee.
(h) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary;

(ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company or any Subsidiary including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of shareholders or any right to receive any information concerning the Company’s or any Subsidiary’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company or any Subsidiary in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company, nor any Subsidiary, nor any of the their respective officers, directors, representatives or agents are granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.
(i) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company or Subsidiary that issues the Award; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the obligations of the Company or Subsidiary under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.
(j) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Prior Section 162(m) of the Code.
(k) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(l) Governing Law. Except as otherwise provided in any Award Agreement, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Florida without giving effect to principles of conflict of laws, and applicable federal law.
(m) Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.
(n) Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.
(o) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(p) Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan was adopted by the Board on March 17, 2013 and became effective on the Shareholder Approval Date, which occurred within 12 months of its adoption by the Board, by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Prior Section 162(m) of the Code (if applicable) and Code Section 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of the Listing Market, and other laws, regulations, and obligations of the Company applicable to the Plan. The Plan was subsequently amended and restated effective January 1, 2017 and May 20, 2021. This amendment and restatement of the Plan has been approved by the Board on March 5, 2024, but it will only become effective when it is approved by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Prior Section 162(m) of the Code (if applicable) and Code Section 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of the Listing Market, and other laws, regulations, and obligations of the Company applicable to the Plan at the Company’s 2024 Annual Meeting of Shareholders. If this amendment and restatement is not approved by shareholders of the Company as described above at the Company’s 2024 Annual Meeting of Shareholders, this amendment and restatement shall be void and the terms of the Plan prior to this amendment and restatement shall instead govern. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the 2024 Restatement Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated or have expired.

Annex B
MASTEC, INC.
AMENDED AND RESTATED 2011 EMPLOYEE STOCK PURCHASE PLAN

MASTEC, INC.
AMENDED AND RESTATED 2011 EMPLOYEE STOCK PURCHASE PLAN
1. Purpose . The purpose of the Plan is to provide incentive for present and future employees of the Company and any Designated Subsidiary to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. It is the Company’s intention that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.
The Plan was originally adopted by the Board, effective July 1, 2011, and approved by the Company’s shareholders on May 5, 2011 at the Company’s 2011 Annual Meeting of Shareholders. The Plan was subsequently amended and restated effective July 1, 2013, October 15, 2015 (the “2015 Restatement Effective Date”) and January 1, 2021. This amendment and restatement of the Plan shall be effective as of the date on which this amended and restated Plan is approved by the Company’s shareholders at the Company’s 2024 Annual Meeting of Shareholders (the “2024 Restatement Effective Date”).
2. Definitions.
a) “Applicable Percentage” means, with respect to each Offering Period, eighty-five percent (85%), unless and until such Applicable Percentage is increased by the Committee, in its sole discretion, provided that any such increase in the Applicable Percentage with respect to a given Offering Period must be established not less than one (1) calendar day prior to the Offering Date thereof.
b) “Board” means the Board of Directors of the Company.
c) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.
d) “Committee” means the Compensation Committee of the Board or, if no such Committee exists, then the Board.
e) “Common Stock” means the Company’s common stock, par value $.10 per share.
f) “Company” means MasTec, Inc., a Florida corporation.
g) “Compensation” means, with respect to each Participant for each pay period, the full base salary and overtime paid to such Participant by the Company or a Designated Subsidiary. Except as otherwise determined by the Committee, “Compensation” does not include: (i) bonuses or commissions, (ii) any amounts contributed by the Company or a Designated Subsidiary to any pension plan, (iii) any automobile or relocation allowances (or reimbursement for any such expenses), (iv) any amounts paid as a starting bonus or finder’s fee, (v) any amounts realized from the exercise of any stock options or incentive awards, (vi) any amounts paid by the Company or a Designated Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits, or (vii) other similar forms of extraordinary compensation.
h) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or the Designated Subsidiary that employs the Employee, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.
i) “Designated Subsidiaries” means the Subsidiaries that have been designated by the Board or the Committee from time to time in their sole discretion as eligible to participate in the Plan.
j) “Employee” means any person, including an Officer, whose customary employment with the Company or one of its Designated Subsidiaries is at least twenty (20) hours per week.
k) “Entry Date” means the first day of each Offering Period.
l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

m) “Exercise Date” means the last Trading Day of each Offering Period.
n) Reserved.
o) “Exercise Price” means the price per share of Common Stock offered in a given Offering Period determined as provided in Section 7(b).
p) “Fair Market Value” means, with respect to a share of Common Stock, the Fair Market Value as determined under Section 7(c).
q) “First Offering Date” means July 1, 2011.
r) “Insider Trading Policy” means Company’s Statement of Company Policy Regarding Insider Trading as in effect from time to time.
s) “MNPI” means material non-public information (“MNPI”) relating to the Company.
t) “Offering Date” means the first Trading Day of each Offering Period.
u) “Offering Period” means, with respect to the Offering Period that begins on January 1, 2021, the period beginning on January 1, 2021 and ending on January 13, 2021. With respect to Offering Periods that begin on or after January 14, 2021, each fourteen (14) calendar day period that begins every second succeeding Thursday and ends fourteen (14) days later on the second succeeding Wednesday, beginning with the Thursday occurring on January 14, 2021. For example, the first Offering Period that begins after January 13, 2021, shall begin on Thursday, January 14, 2021 and end on Wednesday, January 27, 2021, the next Offering Period shall begin on Thursday, January 28, 2021 and end on Wednesday, February 10, 2021, and the next Offering Period shall begin on Thursday, February 11, 2021 and end on Wednesday, February 24, 2021, and subsequent Offering Periods shall continue as described in this Section 2(u). Each Offering Period shall be subject to adjustment as provided in Section 4(b).
v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 under the Exchange Act and the rules and regulations promulgated thereunder.
w) “Participant” means an Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided in Section 5 hereof.
x) “Plan” means this MasTec, Inc. Amended and Restated 2011 Employee Stock Purchase Plan.
y) “Plan Contributions” means, with respect to each Participant, the lump sum cash transfers, if any, made by the Participant to the Plan pursuant to Section 6 hereof, plus the after-tax payroll deductions, if any, withheld from the Compensation of the Participant and contributed to the Plan for the Participant as provided in Section 6 hereof, and any other amounts contributed to the Plan for the Participant in accordance with the terms of the Plan.
z) “Payroll Deduction Period” means, with respect to the Offering Period that begins on January 1, 2021 and ends on January 13, 2021, the period beginning on January 1, 2021 and ending on January 8, 2021, and with respect to Offering Periods that begin on or after January 14, 2021, the twelve (12) calendar day period that begins every Monday that immediately precedes the first day of the Offering Period to which the Payroll Deduction Period applies, and ends on the Friday that immediately precedes the last day of the Offering Period to which the Payroll Deduction Period applies. For example, the Payroll Deduction Period that applies to the Offering Period that begins on January 14, 2021 shall begin on Monday, January 11, 2021 and end on Friday, January 22, 2021, and the Payroll Deduction Period that applies to the Offering Period that begins on January 28, 2021, shall begin on Monday, January 25, 2021 and end on Friday, February 5, 2021, and subsequent Payroll Deduction Periods shall continue as described in this Section 2(z). Each Payroll Deduction Period shall be subject to adjustment as provided in Section 4(b).
aa) “Pre-Clearance Insider” shall have the meaning set forth in the Insider Trading Policy.
bb) “Subsidiary” means any corporation, domestic or foreign, of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, and that otherwise qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either

(i) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (ii) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary.
cc) “Trading Day” means a day on which the national stock exchanges and the Nasdaq system are open for trading.
dd) “Trading Window” shall have the meaning set forth in the Insider Trading Policy.
3. Eligibility.
(a) First Offering Date . Any individual who is an Employee as of the First Offering Date and has been employed by the Company or any Subsidiary (or any predecessor) for 30 days preceding the First Offering Date shall be eligible to become a Participant as of the First Offering Date.
(b) Subsequent Offering Dates . Any individual who is an Employee as of the first Offering Date to occur in a given calendar month (the “First Eligible Offering Date”) and has been employed by the Company or any Subsidiary (or any predecessor) or any entity or business the Company or any Subsidiary acquires whether by asset or stock purchase, but only with respect to individuals who are employees of the acquired entity at the time of the acquisition, for one full calendar month preceding the first day of the calendar month in which the First Eligible Offering Date occurs, shall be eligible to become a Participant as of the First Eligible Offering Date. For example, subject to the limitations set forth in Section 5(c), an individual that first became an Employee on January 22, 2021 would be eligible to become a Participant on the Offering Date occurring on March 11, 2021, provided that the individual remained an Employee on March 11, 2021.
4. Offering Periods.
(a) In General . The Plan shall generally be implemented by a series of Offering Periods the first of which shall begin on January 1, 2021. The duration of any Offering Period shall be subject to adjustment as provided in Section 4(b).
(b) Changes by Committee .
i. The Committee shall have the power to make other changes to the duration and/or the frequency of Offering Periods and the corresponding Payroll Deduction Periods with respect to future offerings if such change is announced at least one (1) calendar day prior to the scheduled beginning of the first Offering Period to be affected.
ii. The Committee may shorten the duration of any Offering Period and the corresponding Payroll Deduction Period then in progress by requiring that the Offering Period end immediately following the close of any Trading Day within that Offering Period (after the purchase of Common Stock on that Trading Day), if such change is announced at least one (1) calendar day prior to the Trading Day on which the Committee proposes that the Offering Period terminate.
iii. If the Company determines that the accounting treatment of purchases under the Plan will change or has changed in a manner that is detrimental to the Company’s best interests, then the Committee may, in its discretion, take any or all of the following actions: (A) terminate any Offering Period and corresponding Payroll Deduction Period that is then ongoing immediately following the close of any Trading Day within that Offering Period (after the purchase of Common Stock on that Trading Day); (B) amend the Plan so that each offering under the Plan will reduce the effect of such detrimental accounting treatment; or (C) terminate any ongoing Offering Period and corresponding Payroll Deduction Period at any time and refund any contributions to the applicable Participants.
(c) Additional Offering Periods.
i. At the discretion of the Committee, additional Offering Periods (the “Additional Offering Periods”) may be conducted under the Plan as necessary or advisable in the sole discretion of the Committee, permitting grants of options to Participants of certain Designated Subsidiaries. The Additional Offering Periods may run concurrent to the existing Offering Period. Alternatively, the Committee may determine a different commencement and duration of an Additional Offering Period, and Additional Offering Periods may be consecutive or overlapping. The other terms and conditions of each Additional Offering Period shall be those set forth in this Plan document or in terms and conditions approved by the Committee with respect to such Additional Offering Period, with such changes or additional features as the Committee determines in its discretion. Unless otherwise superseded by the terms and conditions approved by the Committee with respect to an Additional Offering Period, the provisions of this Plan document shall govern the operation of any offering conducted hereunder.
ii. Each Offering Period and each Additional Offering Period conducted under this Plan is intended to constitute a separate “offering” for purposes of Section 423 of the Code.
iii. To the extent an Offering Period, including any Additional Offering Period, is intended to qualify under Section 423 of the Code, all Participants in such Offering Period or Additional Offering Period shall have the same rights and privileges with respect to their participation in such Offering Period or Additional Offering Period in accordance with Section 423(b)(5) of the Code and the regulations thereunder.
5. Participation.
(a) Entry Dates. Employees meeting the eligibility requirements of Section 3(b) hereof after the First Offering Date may elect to participate in the Plan commencing on any Entry Date by completing an enrollment agreement on the form provided by the Company and filing the enrollment agreement with the Company. For the Offering Period that begins on January 1, 2021, the deadline for filing the enrollment agreement with the Company shall be December 31, 2020. For all Offering Periods that begin on or after January 14, 2021, the enrollment agreement shall be effective as of the first Offering Period that begins after the date the Company receives the enrollment agreement, provided that the Company received the enrollment agreement on or before the sixth (6rd) calendar day (a Friday) preceding the Entry Date of the Offering Period to which such enrollment agreement relates, unless a different time for filing the enrollment agreement is set by the Company for all eligible Employees with respect to a given Offering Period. For example, the deadline for completing and filing the enrollment form for the Offering Period beginning February 11, 2021 would be February 5, 2021.
(b) Special Rule for First Offering Date. All Employees who are eligible as of the First Offering Date may elect to participate in the Plan commencing as of the First Offering Date by completing an enrollment agreement on the form provided by the Company and filing the enrollment agreement with the Company on or prior the deadline prescribed by the Company for initial enrollment.
(c) Certain Limitations on Participation. Notwithstanding anything to the contrary set forth in this Plan, no Employee that is otherwise eligible to elect to become a Participant may do so if such Employee has knowledge of any MNPI at the time such Employee files the enrollment agreement with the Company; provided, further, that an Employee who is otherwise eligible to elect to become a Participant and who is a Pre-Clearance Insider, may do so only during a Trading Window and only if such Employee has pre-cleared such election with the Company’s General Counsel in accordance with the Insider Trading Policy.
6. Plan Contributions.
(a) Contribution by Payroll Deduction or Direct Payment. Except as otherwise authorized by the Committee, all contributions to the Plan shall be made only by payroll deductions or by direct after-tax contributions to the Plan. The direct after-tax contributions to the Plan shall be made in accordance with Section 6(g) and at such other times and subject to such terms and conditions as the Committee may in its discretion determine. All direct after-tax contributions to the Plan shall be made in a manner consistent with the provisions of the Plan and the provisions of Section 423 of the Code or any successor thereto, and shall be treated in the same manner as payroll deductions contributed to the Plan as provided herein.
(b) Payroll Deduction Election on Enrollment Agreement. At the time a Participant files the enrollment agreement with respect to an Offering Period, the Participant may authorize payroll deductions to be made on each payroll date during the Payroll Deduction Period with respect to a given Offering Period that he or she is a Participant in an amount (i) not less than 1% and not more than 15% of the Participant's Compensation on each payroll date during the Payroll Deduction Period, or (ii) denominated in dollars of not less than $5 and not more than $500 of the Participant's Compensation on each payroll date during the Payroll Deduction Period. The amount of payroll deductions must be a whole percentage (e.g., 1%, 2%, 3%, etc.), or a whole dollar amount, as applicable, of the Participant’s Compensation.
(c) Commencement of Payroll Deductions. Except as otherwise determined by the Committee under rules applicable to all Participants, payroll deductions for Participants enrolling in the Plan shall commence with the earliest administratively practicable payroll date that occurs within the Payroll Deduction Period for the applicable Offering Period with respect to which the Participant files an enrollment agreement in accordance with Section 5.
(d) Automatic Continuation of Payroll Deductions. Once a Participant enrolls in an Offering Period, or if the Participant elects changes in accordance with Sections 6(e) or 6(f), such Participant shall be deemed (i) to have elected to participate in the immediately succeeding Offering Periods (and, for purposes of such succeeding Offering Periods the Participant’s “Entry Date” shall be deemed to be the first day of such Offering Period) and (ii) to have authorized the same payroll deduction for the immediately succeeding Offering Periods as was in effect for the Participant immediately prior to the commencement of the succeeding Offering Periods.
(e) Change of Payroll Deduction Election Prior to Payroll Deduction Period. A Participant may decrease or increase the rate or amount of his or her payroll deductions applicable to a future Payroll Deduction Period with respect to a given Offering Period (within the limitations of Section 6(b) above) by completing and filing with the Company a new enrollment agreement authorizing a change in the rate or amount of payroll deductions; provided, however, that no Participant may change the rate or amount of such Participant’s payroll deductions if the Participant has knowledge of any MNPI at the time the Participant files the new enrollment agreement with the Company; provided, further, that a Participant who is a Pre-Clearance Insider may effect any such change only during a Trading Window and if such Participant has pre-cleared such change with the Company’s General Counsel in accordance with the Insider Trading Policy. Except as otherwise determined by the Committee under rules applicable to all Participants, the change in rate or amount of payroll deductions shall be effective as of the first Payroll Deduction Period that begins after the date the Company receives the new enrollment agreement, provided that the Company received the new enrollment agreement on or before the third (3rd) calendar day (a Friday) preceding the first day of the Payroll Deduction Period to which such new enrollment agreement relates. For example, the deadline for completing and filing the new enrollment form for the Payroll Deduction Period beginning Monday, January 25, 2021 would be Friday, January 22, 2021. A Participant may not change the rate or amount of his or her payroll deductions with respect to any Payroll Deduction Period that is ongoing at the time the Company receives the new enrollment agreement.
(f) Automatic Changes in Payroll Deduction. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code, Section 7(d) hereof, or any other applicable law, a Participant's payroll deductions may be decreased, including to zero dollars or 0% of the Participant’s Compensation, as applicable, at such time during any Payroll Deduction Period with respect to any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year are equal to the product of $25,000 multiplied by the Applicable Percentage for the calendar year. Payroll deductions shall recommence at the rate or amount provided in the Participant’s enrollment agreement at the beginning of the Payroll Deduction Period that applies to the first Offering Period which is scheduled to begin in the following calendar year, unless the Participant terminates participation as provided in Section 13(a).
(g) Contribution by Direct Payment. A Participant may make a direct after-tax contribution to the Plan that shall be added to the balance of his or her Plan Contributions during the Payroll Deduction Period with respect to a given Offering Period; provided, that no Participant may make such a contribution while in possession of MNPI, and provided further that a Participant who is a Pre-Clearance Insider may make such a contribution only during a Trading Window and if such Participant has pre-cleared such contribution with the Company’s General Counsel in accordance with the Insider Trading Policy. Direct after-tax contributions that are received by the Company shall be applied to the first Payroll Deduction Period that begins after the date the Company receives the after-tax contribution, provided that the Company received the after-tax contribution on or before the third (3rd) calendar day (a Friday) preceding the first day of the Payroll Deduction Period to which such after-tax contribution shall apply. For example, the deadline for making a direct after-tax contribution applicable to the Payroll Deduction Period beginning Monday, January 25, 2021 would be Friday, January 22, 2021.
7. Grant of Option
(a) Shares of Common Stock Subject to Option. On a Participant’s Entry Date, subject to the limitations set forth in Section 7(d) and this Section 7(a), the Participant shall be granted an option to purchase on the Exercise Date during the Offering Period in which such Entry Date occurs (at the Exercise Price determined as provided in Section 7(b) below) up to a number of shares of Common Stock determined by dividing such Participant’s Plan Contributions accumulated during the Payroll Contribution Period applicable to the Offering Period by the Exercise Price; provided, that the maximum number of shares a Participant may purchase during any Offering Period shall be 5,000 shares.
(b) Exercise Price. The Exercise Price per share of Common Stock offered to each Participant in a given Offering Period shall be the Applicable Percentage of the Fair Market Value of a share of Common Stock on the Exercise Date.
(c) Fair Market Value. The Fair Market Value of a share of Common Stock on a given date shall be determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Common Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which shares are traded on the date as of which such value is being determined, or, if there is no sale on that date, then on the last previous day on which a sale was reported.
(d) Limitation on Option that may be Granted. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted an option under the Plan (i) to the extent that if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries intended to qualify under Section 423 of the Code accrue at a rate which exceeds $25,000 of Fair Market Value of Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The limitations set forth in this Section 7(d) shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.
(e) No Rights as Shareholder. A Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.
8. Exercise of Options
(a) Automatic Exercise. A Participant’s option for the purchase of shares shall be exercised automatically on each Exercise Date, and the maximum number of full and partial shares subject to the option shall be purchased for the Participant at the applicable Exercise Price with the Plan Contributions accumulated during the Payroll Contribution Period applicable to the Offering Period in which such Exercise Date occurs. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by the Participant.
(b)  Carryover of Excess Contributions. Any portion of the Plan Contributions accumulated during a Payroll Contribution Period applicable to a given Offering Period, which remains after the purchase of shares by the Participant on an Exercise Date and is insufficient to purchase a full share of Common Stock shall remain in the Participant’s account and be added to the Plan Contributions accumulated during the next Payroll Contribution Period that is applicable to the next Offering Period, unless the Participant timely withdraws from participation in the Plan. Any portion of the Plan Contributions accumulated during a Payroll Contribution Period applicable to a given Offering Period, which remains after the purchase of shares by the Participant on an Exercise Date and is sufficient to purchase one or more full shares of Common Stock shall be distributed automatically to the Participant.

9. Issuance of Shares.
(a) Delivery of Shares. As promptly as practicable after each Exercise Date, the Company shall arrange for the delivery to each Participant (or the Participant’s beneficiary), as appropriate, or to a custodial account held by a custodian appointed by the Company for the benefit of each Participant (or the Participant’s beneficiary) as appropriate, of a certificate representing the shares purchased upon exercise of the Participant’s option or, at the Company’s option, through appropriate book entry procedures. Unless otherwise permitted by the Committee, based upon rules and procedures that are uniformly applied to all Participants, all shares purchased upon exercise of the Participant’s option that are delivered to a custodial account held by a custodian appointed by the Company for the benefit of the Participant shall not be eligible for transfer out of the custodial account held by a custodian appointed by the Company for the benefit of the Participant, until the later of (i) the two-year anniversary of the Offering Date on which the Participant’s option to purchase such shares was granted, and (ii) the one-year anniversary of the Exercise Date on which the Participant purchased the shares, unless the transfer would be considered a “disposition of stock” for purposes of Section 423 of the Code, which generally includes any sale, exchange, gift, or any transfer of legal title of the shares other than transfers to the Participant’s estate or by bequest or inheritance, certain tax-free exchanges, a mere pledge or hypothecation, or a transfer to the Participant’s spouse or incident to divorce (as described in Section 1041(a) of the Code).
(b) Registration of Shares. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse, as requested by the Participant.
(c) Compliance with Applicable Laws. The Plan, the grant and exercise of options to purchase shares under the Plan, and the Company’s obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to compliance with all applicable federal, state and foreign laws, rules and regulations and the requirements of any stock exchange on which the shares may then be listed. In accordance with the foregoing sentence, no options shall be exercised, and no shares shall be purchased, on June 30, 2015, or any other Exercise Date, unless a Form S-8 for the Plan has been filed and is fully effective in accordance with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, on the applicable Exercise Date. Any Plan Contributions accumulated during a Payroll Contribution Period applicable to a given Offering Period and held by the Company on any Exercise Date for which purchases may not be made pursuant to the preceding sentence shall be returned to the Participants who made those Plan Contributions as soon as administratively practicable after the applicable Exercise Date.
(d) Withholding. The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to foreign, federal or state tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.
10. Participant Accounts.
(a) Bookkeeping Accounts Maintained. Individual bookkeeping accounts will be maintained for each Participant in the Plan to account for the balance of his or her Plan Contributions during the Payroll Deduction Period with respect to a given Offering Period, options issued, and shares purchased under the Plan. However, all Plan Contributions made for a Participant shall be deposited in the Company’s or a Designated Subsidiary’s general corporate accounts, and no interest shall accrue or be credited with respect to a Participant’s Plan Contributions. All Plan Contributions received or held by the Company or a Designated Subsidiary may be used by the Company or a Designated Subsidiary for any corporate purpose, and neither the Company nor a Designated Subsidiary shall be obligated to segregate or otherwise set apart such Plan Contributions from any other corporate funds.
(b) Withdrawal of Account Balance Following Exercise Date. Any portion of the Plan Contributions accumulated during a Payroll Contribution Period applicable to a given Offering Period, which remains after the purchase of shares by the Participant on an Exercise Date and is sufficient to purchase one or more full shares of Common Stock shall be distributed automatically to the Participant as soon as administratively practicable following such Exercise Date.

11. Beneficiary. In the event of a Participant’s death, the individual or the executor/administrator of the deceased Participant’s estate entitled to receive any shares and/or cash from the Participant’s account (the “Participant’s beneficiary”) may submit a request to the Plan’s third-party administrator for the required documentation that will authorize the transfer of ownership of any shares and/or cash in the Participant’s account to the Participant’s beneficiary.
12. Transferability. Neither Plan Contributions credited to a Participant’s account nor any rights to exercise any option or receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 11). Any attempted assignment, transfer, pledge or other distribution shall be without effect, except that the Company may treat such act as an election to withdraw in accordance with Section 13(a).
13. Withdrawal; Termination of Employment.
(a) Withdrawal. A Participant may withdraw from participation in future Offering Periods under the Plan by giving written notice to the Company. Except as otherwise determined by the Committee under rules applicable to all Participants, the Plan withdrawal shall be effective as of the first Offering Period that begins after the date the Company receives the Participant’s written notice of withdrawal, provided that the Company received the Participant’s written notice of withdrawal on or before the sixth (6th) calendar day (a Friday) preceding the first day of the Offering Period to which the Participant’s written notice of withdrawal relates. For example, the deadline for completing and filing the Participant’s written notice of withdrawal for the Offering Period beginning Thursday, January 28, 2021 would be Friday, January 22, 2021. Payroll deductions, if any have been authorized, shall cease with respect to the Payroll Deduction Period applicable to the Offering Period to which the Participant’s written notice of withdrawal relates and is effective and, subject to administrative practicability, no further purchases shall be made for the Participant’s account. The Participant’s unexercised options to purchase shares pursuant to the Plan automatically will be terminated. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan (a “Former Participant”) unless the Former Participant enrolls in a subsequent Offering Period in accordance with Section 5(a) and Section 13(b).
(b) Effect of Withdrawal on Subsequent Participation. A Former Participant who has withdrawn from the Plan pursuant to Section 13(a) shall be eligible to participate in the Plan again by submitting a new enrollment agreement in accordance with Section 5(a); provided, that if a Participant makes frequent withdrawals and re-entries into the Plan, such Participant may be made ineligible, by the Company in its sole and absolute discretion, to participate in the Plan for a period of time to the extent necessary to comply with applicable requirements under the Exchange Act, including without limitation Rule 10b5-1.
(c) Termination of Employment. If a Participant’s Continuous Status as an Employee terminates during an Offering Period for any reason, including retirement or death, the maximum number of full and partial shares subject to the option granted to the Participant on the Entry Date of the Offering Period in which the Participant’s Continuous Status as an Employee terminates shall be purchased for the Participant at the applicable Exercise Price with the Plan Contributions accumulated during the Payroll Contribution Period applicable to the Offering Period in which Participant’s Continuous Status as an Employee terminates. Notwithstanding the foregoing, any Plan Contributions credited to the Participant’s account during the Payroll Deduction Period with respect to an Offering Period that follows the Offering Period in which the Participant’s Continuous Status as an Employee terminates shall be returned to the Participant or, in the case of death, to the Participant’s beneficiary as determined pursuant to Section 11, and the Participant’s option to purchase shares under the Plan will automatically terminate. For example, if a Participant’s Continuous Status as an Employee terminates on February 9, 2021, (i) the Participant’s Plan Contributions accumulated during the Payroll Contribution Period applicable to the Offering Period beginning Thursday, January 28, 2021 and ending Wednesday, February 10, 2021 shall be used to purchase shares on the February 10, 2021 Exercise Date, and (ii) the Participant’s Plan Contributions, if any, accumulated during the Payroll Contribution Period applicable to the Offering Period beginning Thursday, February 11, 2021 and ending Wednesday, February 24, 2021 shall be returned to the Participant or, in the case of death, to the Participant’s beneficiary.

14. Common Stock Available under the Plan.
(a) Number of Shares. Subject to adjustment as provided in Section 14(b) below, the maximum number of shares of Common Stock that shall be made available for sale under the Plan (since its inception) shall be equal to three million (3,000,000) shares of Common Stock, which amount represents the sum of one million (1,000,000) (the number of shares of Common Stock made available for sale under the Plan as of the original effective date of July 1, 2011), plus one million (1,000,000) (the increase in the number of shares of Common Stock made available for sale under the Plan as of the 2015 Restatement Effective Date), plus one million (1,000,000) (the increase in the number of shares of Common Stock made available for sale under the Plan as of the 2024 Restatement Effective Date). Shares of Common Stock subject to the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purpose of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.
(b) Adjustments Upon Changes in Capitalization; Corporate Transactions .
i. If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of the number and/or kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.
ii. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.
iii. In the event of a proposed sale of all or substantially all of the Company’s assets, or the merger of the Company with or into another corporation (each, a “Sale Transaction”), each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a Sale Transaction, the Committee shall notify each Participant in writing, at least one (1) calendar day prior to the New Exercise Date, that the exercise date for such Participant’s option has been changed to the New Exercise Date and that such Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 13(a). For purposes of this Section 14(b), an option granted under the Plan shall be deemed to have been assumed if, following the Sale Transaction, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the Sale Transaction, the consideration (whether stock, cash or other securities or property) received in the Sale Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the Sale Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, that if the consideration received in the Sale Transaction was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value (as determined by the Committee in its sole and absolute discretion) to the per share consideration received by the holders of Common Stock in the Sale Transaction.

iv. In all cases, the Committee shall have sole discretion to exercise any of the powers and authority provided under this Section 14, and the Committee’s actions hereunder shall be final and binding on all Participants. Fractional shares of Common Stock may be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 14.
15. Administration.
(a) Committee. The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The administration, interpretation, or application of the Plan by the Committee shall be final, conclusive and binding upon all persons.
(b) Requirements of Exchange Act. Notwithstanding the provisions of Section 15(a) above, in the event that Rule 16b-3 promulgated under the Exchange Act or any successor provision thereto (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any person that is not “disinterested” as that term is used in Rule 16b-3.
(c) Non-U.S. Jurisdictions. Without amending the Plan, and to the extent permitted by Section 423 of the Code without impacting the qualification of the Plan or any options granted hereunder, the Committee may establish procedures to grant options or otherwise provide benefits to Employees of Designated Subsidiaries on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and the Committee shall have the authority to adopt such modifications, procedures, separate offerings, subplans and the like as may be necessary or desirable (i) to comply with provisions of the laws or regulations or conform to the requirements to operate the Plan in a qualified or tax or accounting advantageous manner in other countries or jurisdictions in which the Company or any of its Designated Subsidiaries may operate or have Employees, (ii) to ensure the viability of the benefits from the Plan to Employees employed in such countries or jurisdictions, and (iii) to meet the objectives of the Plan. Notwithstanding anything to the contrary herein, any such actions taken by the Committee with respect to Employees of any Designated Subsidiaries may be treated as an Additional Offering Period or a subplan outside of an “employee stock purchase plan” under Section 423 of the Code and not subject to the requirements of Section 423 of the Code and the Plan. Without limiting the foregoing, the Committee is specifically authorized to adopt rules and procedures, with respect to Employees who are foreign nationals or employed in non-U.S. jurisdictions, regarding eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, and the establishment of bank or trust accounts to hold payroll deductions or contributions.
16. Amendment, Suspension, and Termination of the Plan.
(a) Amendment of the Plan. The Board or the Committee may at any time, or from time to time, amend the Plan in any respect; provided, that (i) no such amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant and (ii) the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law or regulation, the Company shall obtain shareholder approval of any such amendment. The Committee is permitted to allocate and delegate its authority to amend the Plan to certain other person or persons that it deems appropriate, subject to any limitations as the Committee may provide.
(b) Suspension of the Plan. The Board or the Committee may, as of the close of any Exercise Date, suspend the Plan; provided, that the Board or Committee provides notice to the Participants at least one (1) calendar day prior to the suspension. The Board or Committee may resume the normal operation of the Plan as of any Exercise Date; provided further, that the Board or Committee provides notice to the Participants at least one (1) calendar day prior to the date of termination of the suspension period. A Participant shall remain a Participant in the Plan during any suspension period (unless he or she withdraws pursuant to Section 13(a)), however no options shall be granted or exercised, and no payroll deductions shall be made in respect of any Participant during the suspension period. The Plan shall resume its normal operation upon termination of a suspension period.
(c) Termination of the Plan. The Plan and all rights of Employees hereunder shall terminate on the earliest of:
i. the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan;
ii. such date as is determined by the Board in its discretion; or
iii. the last Exercise Date immediately preceding the tenth (10th) anniversary of the 2024 Restatement Effective Date.
In the event that the Plan terminates under circumstances described in Section 16(c)(i) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis, based on the relative value of their cash account balances in the Plan as of the termination date.
17. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
18. Expenses of the Plan. All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such Participant by the Company.
19. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the right of the Company or any Subsidiary to terminate, or otherwise modify, an employee’s employment at any time.
20. Applicable Law. The internal laws of the State of Florida shall govern all matter relating to this Plan except to the extent (if any) superseded by the laws of the United States.
21. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.
22. Effective Date. Subject to adoption of the Plan by the Board, the Plan shall become effective on the First Offering Date. The Board shall submit the Plan to the shareholders of the Company for approval within twelve months after the date the Plan is adopted by the Board.

MasTec

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 13, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 9, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MTZ2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by MasTec, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 13, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 9, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V30817-P07041

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

MASTEC, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jose R. Mas
02) Javier Palomarez

The Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 5.

NOTE: In the Proxies' discretion, in accordance with the recommendation of MasTec's Board of Directors, the Proxies are authorized to vote on any other business that may properly be presented at the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V30818-P07041

PROXY FOR 2024 ANNUAL MEETING OF SHAREHOLDERS
SOLICITED BY THE BOARD OF DIRECTORS OF MASTEC, INC.

The undersigned hereby constitutes and appoints Alberto de Cardenas and Cristina Canales (the "Proxies"), or either of them, each with full power of substitution, attorneys and Proxies for the undersigned, to vote all shares of Common Stock of MasTec, Inc. ("MasTec") that the undersigned would be entitled to vote at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) to be held solely by remote communication, in a "virtual only" format at 9:30 a.m. EDT on Friday, May 14, 2024, or any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including, but not limited to, the matters stated on the reverse side, in the manner directed herein.

If shares of MasTec’s Common Stock are issued to or held for the account of the undersigned under the MasTec 401(k) Retirement Plan (the "Plan"), then the undersigned hereby directs the Trustee of the Plan to vote all shares of MasTec’s Common Stock in the undersigned’s name and/or account under the Plan in accordance with the instructions given herein at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including, but not limited to, the matters stated on the reverse side.

ANY PROPER PROXY RECEIVED BY MASTEC WILL BE VOTED AS DIRECTED. ANY PROPER PROXY RECEIVED BY MASTEC AS TO WHICH NO CHOICE HAS BEEN INDICATED WILL BE VOTED BY THE PROXIES "FOR ALL" THE NOMINEES SET FORTH ON THE REVERSE SIDE, “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024, "FOR" A NON-BINDING ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, "FOR" APPROVAL OF THE MASTEC, INC. AMENDED AND RESTATED 2013 INCENTIVE COMPENSATION PLAN, "FOR" APROVAL OF THE AMENDED AND RESTATED 2011 EMPLOYEE STOCK PURCHASE PLAN, AND IN ACCORDANCE WITH THE RECOMMENDATION OF MASTEC’S BOARD OF DIRECTORS ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. YOUR PROXY CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THIS CARD OR FOLLOW THE INSTRUCTIONS FOR INTERNET OR TELEPHONE VOTING SET FORTH ON THE REVERSE SIDE.

Continued and to be signed on reverse side